                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ]  Confidential,  For Use of the  Commission  Only  (as  permitted  by Rule
     14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             PRIME HOSPITALITY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         Common  Stock,  par value $.01 per share,  of Prime  Hospitality  Corp.
         -----------------------------------------------------------------------
         ("PHC Common Stock")
         --------------------

     (2) Aggregate number of securities to which transaction applies:

         44,614,372 shares of PHC Common Stock
         -----------------------------------------------------------------------

         Options to purchase 6,024,354 shares of PHC Common Stock
         -----------------------------------------------------------------------

     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11.  (Set forth the amount on which the filing fee is calculated and state how it was determined):

         $12.25 per share of PHC Common Stock
         -----------------------------------------------------------------------

         $12.25 minus weighted average exercise price of outstanding options of
         -----------------------------------------------------------------------

         $8.25 per share subject to an option.
         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         $570,623,473.00
         -----------------------------------------------------------------------

     (5) Total fee paid:

         $72,298.00
         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

     (3) Filing Party:

         -----------------------------------------------------------------------

     (4) Date Filed:

         -----------------------------------------------------------------------

                                PRELIMINARY COPY

                             PRIME HOSPITALITY CORP.
                                700 ROUTE 46 EAST
                           FAIRFIELD, NEW JERSEY 07004

                               [           ], 2004

Dear Stockholder:

     The board of directors of Prime  Hospitality Corp. ("PHC" or the "Company")
has approved a merger  providing for the  acquisition  of the Company by BREP IV
Hotels Holding  L.L.C.,  an affiliate of The Blackstone  Group. If the merger is completed,  you will receive $12.25 in cash, without interest, for each share of the Company's common stock you own.

     You will be asked, at a special meeting of the Company's  stockholders,  to adopt the merger agreement. The board of directors has approved and declared the merger,  the merger  agreement and the  transactions  contemplated by the merger agreement  advisable,  and has  declared  that  it is  fair  to and in the  best interests of PHC's stockholders that the Company enter into the merger agreement and  consummate  the merger on the terms and  conditions set forth in the merger agreement.  The board of directors recommends that PHC's stockholders vote "FOR"
the adoption of the merger agreement.

     The time, date and place of the special meeting to consider and vote upon a proposal to adopt the merger agreement are as follows:

     10:00 a.m. Eastern Standard Time, [            ], 2004
     [                           ]

     The proxy statement  attached to this letter provides you with  information about the proposed merger and the special meeting of the Company's stockholders.
We encourage  you to read the entire  proxy  statement  carefully.  You may also obtain more information  about the Company from documents we have filed with the
Securities and Exchange Commission.

     YOUR VOTE IS IMPORTANT  REGARDLESS OF THE NUMBER OF SHARES OF THE COMPANY'S
COMMON STOCK YOU OWN. BECAUSE THE ADOPTION OF THE MERGER AGREEMENT  REQUIRES THE
AFFIRMATIVE  VOTE OF THE  HOLDERS OF A  MAJORITY  OF THE  COMPANY'S  OUTSTANDING
SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON, A FAILURE TO VOTE WILL HAVE THE
SAME EFFECT AS A VOTE  "AGAINST" THE MERGER.  ACCORDINGLY,  YOU ARE REQUESTED TO
VOTE YOUR SHARES BY PROMPTLY  COMPLETING,  SIGNING AND DATING THE ENCLOSED PROXY
CARD AND  RETURNING  IT IN THE  ENVELOPE  PROVIDED,  WHETHER  OR NOT YOU PLAN TO
ATTEND THE SPECIAL MEETING.

     Voting by proxy will not  prevent  you from voting your shares in person if you subsequently choose to attend the special meeting.

     Thank you for your cooperation and continued support.

                                           Very truly yours,

                                           A.F. Petrocelli
                                           Chairman of the Board of Directors

                THIS PROXY STATEMENT IS DATED SEPTEMBER [ ], 2004
   AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT SEPTEMBER [ ], 2004.

                                PRELIMINARY COPY

                         [PRIME HOSPITALITY CORP. LOGO]
                                700 ROUTE 46 EAST
                           FAIRFIELD, NEW JERSEY 07004
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD [           ], 2004

To the stockholders of Prime Hospitality Corp.:

     A special meeting of stockholders  of Prime  Hospitality  Corp., a Delaware
corporation ("PHC" or the "Company"),  will be held on [             ], 2004, at
10:00 a.m., Eastern Standard Time at [            ] for the following purposes:

1.   To  consider  and vote on a  proposal  to adopt the  Agreement  and Plan of
     Merger  dated as of August  18,  2004,  by and among the  Company,  BREP IV
     Hotels Holding L.L.C. (the "parent"), and BREP IV Hotels Acquisition L.L.C.
     (the "merger  sub"), a wholly owned  subsidiary of the parent,  pursuant to which, upon the merger becoming effective,  each share of common stock, par value $0.01 per share,  of PHC (other  than shares held in the  treasury of the  Company or owned by the  merger  sub,  the parent or any wholly  owned subsidiary  of the parent or the  Company  and other than  shares held by a stockholder  who  properly  demands  statutory  appraisal  rights)  will be converted into the right to receive $12.25 in cash, without interest; and

2.   To transact  such other  business as may  properly  come before the special meeting or any adjournment or postponement thereof.

     Only  stockholders of record on September [ ], 2004, are entitled to notice of and to vote at the special  meeting and at any adjournment or postponement of the special meeting.  All stockholders of record are cordially invited to attend the special meeting in person.

     The adoption of the merger  agreement  requires the approval of the holders of a majority of the outstanding  shares of the Company's  common stock entitled to vote thereon.  Even if you plan to attend the special  meeting in person,  we request that you  complete,  sign,  date and return the enclosed  proxy and thus ensure that your shares will be  represented  at the special  meeting if you are unable to attend. If you sign, date and mail your proxy card without  indicating how you  wish to  vote,  your  vote  will be  counted  as a vote in favor of the adoption of the merger  agreement.  If you fail to return  your proxy card,  the effect will be that your shares will not be counted for purposes of  determining whether a quorum is present at the special meeting and will have the same effect as a vote against the adoption of the merger agreement. If you are a stockholder of record and do attend the special meeting and wish to vote in person,  you may withdraw your proxy and vote in person.

By order of the board of directors,

Joseph B. Bernardino, Esq.
Secretary

                                TABLE OF CONTENTS

                                                                            Page

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER                 1

SUMMARY                                                                        4

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
INFORMATION                                                                   12

THE PARTIES TO THE MERGER                                                     13

THE SPECIAL MEETING                                                           14
      Time, Place and Purpose of the Special Meeting                          14
      Record Date and Voting                                                  14
      Required Vote                                                           14
      Proxies; Revocation                                                     15
      Adjournments and Postponements                                          15

THE MERGER                                                                    16
      Background of the Merger                                                16
      Reasons for the Merger                                                  18
      Recommendation of the Company's Board of Directors                      19
      Opinion of Bear, Stearns & Co. Inc.                                     20
      Financing                                                               25
      Guarantee; Remedies                                                     26
      Interests of the Company's Directors and Executive Officers in
      the Merger                                                              27
      Change of Control Agreements and Employment Agreement                   27
      Indemnification and Insurance                                           28
      Voting Agreement                                                        29
      Litigation Concerning the Merger                                        30
      Material United States Federal Income Tax Consequences                  30
      Regulatory Approvals                                                    31

THE MERGER AGREEMENT                                                          32
      Effective Time                                                          32
      Structure                                                               32
      Alternative Structure                                                   33
      Treatment of Stock and Options                                          33
      Exchange and Payment Procedures                                         33
      Debt Tender Offers and Consent Solicitations                            35
      Limited Liability Company Agreement                                     35
      Directors and Officers                                                  35
      Representations and Warranties                                          35
      Conduct of Our Business Pending the Merger                              38
      No Solicitation of Transactions                                         40
      Employee Benefits                                                       41
      Agreement to Take Further Action and to Use Reasonable Best Efforts     43
      Conditions to the Merger                                                44
      Termination                                                             45

      Fees and Expenses                                                       46
      Amendment and Waiver                                                    47

MARKET PRICE OF THE COMPANY'S STOCK                                           48

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT                                                                48

DISSENTERS' RIGHTS OF APPRAISAL                                               51

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS                                     53

SUBMISSION OF STOCKHOLDER PROPOSALS                                           53

WHERE YOU CAN FIND ADDITIONAL INFORMATION                                     54

ANNEX A  Agreement and Plan of Merger, dated as of August 18, 2004, by and among
         BREP IV Hotels Holding L.L.C.,  BREP IV Hotels Acquisition  L.L.C., and
         Prime Hospitality Corp.

ANNEX B  Voting  Agreement,  dated as of August 18,  2004,  among BREP IV Hotels
         Holding L.L.C., A. F. Petrocelli and United Capital Corp.

ANNEX C  Opinion of Bear, Stearns & Co. Inc.

ANNEX D  Section 262 of the Delaware General Corporation Law

         QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

     The following  questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger.  These questions and answers  may  not  address  all  questions  that  may be  important  to you as a stockholder  of Prime  Hospitality  Corp.  Please  refer  to the  more  detailed information  contained  elsewhere in this proxy  statement,  the annexes to this proxy statement and the documents  referred to in this proxy statement.  In this proxy statement, the terms "PHC," "Company," "we," "our," "ours," and "us" refer to Prime Hospitality Corp. and its subsidiaries.

Q:   WHAT IS THE PROPOSED TRANSACTION?

A:   The proposed  transaction is the acquisition of the Company by an affiliate of The  Blackstone  Group  pursuant to an Agreement and Plan of Merger (the
     "merger agreement"),  dated as of August 18, 2004, among the Company,  BREP
     IV Hotels Holding L.L.C.  (the  "parent"),  and BREP IV Hotels  Acquisition
     L.L.C.,  a wholly owned  subsidiary of the parent (the "merger sub").  Once the merger agreement has been adopted by the Company's stockholders and the other closing  conditions under the merger agreement have been satisfied or waived, the Company will merge with and into the merger sub (the "merger").
     The merger sub will be the surviving  company in the merger (the "surviving company").  At the option of the parent, the merger may be effected through an  alternative  transaction  structure  in which the merger sub will merge with and into the Company,  with the Company being the  surviving  company.
     See "The Merger Agreement - Alternative Structure."

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A:   Upon  completion of the merger,  you will receive  $12.25 in cash,  without interest,  for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive  $1,225.00 in cash in exchange for your PHC shares.

Q:   WHERE AND WHEN IS THE SPECIAL MEETING?

A:   The  special  meeting  will take place at [            ], on [     ], 2004,
     at 10:00 a.m. Eastern Standard Time.

Q:   WHAT VOTE OF OUR STOCKHOLDERS IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

A:   For us to complete the merger,  stockholders holding at least a majority of the shares of our common stock  outstanding at the close of business on the record date must vote "FOR" the adoption of the merger agreement.

Q:   HOW DOES THE COMPANY'S BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A:   Our board of  directors  recommends  that our  stockholders  vote "FOR" the
     proposal   to  adopt  the   merger   agreement.   You   should   read  "The
     Merger--Reasons  for the Merger" for a  discussion  of the factors that our board of directors  considered in deciding to recommend the adoption of the merger agreement.

Q:   WHAT DO I NEED TO DO NOW?

A:   We urge you to read this proxy statement carefully,  including its annexes, and to consider  how the merger  affects you. If you are a  stockholder  of record,  then just mail your completed,  dated and signed proxy card in the

                                       1

     enclosed  return  envelope  as soon as  possible so that your shares can be voted at the special meeting of our stockholders.

Q:   WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD?

A:   Because the required vote of our  stockholders  is based upon the number of outstanding  shares  of our  common  stock,  rather  than  upon the  shares actually  voted,  the  failure to return your proxy card will have the same effect as voting against the merger.

Q:   IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
     SHARES FOR ME?

A:   Yes,  but only if you provide  instructions  to your broker on how to vote.
     You should follow the directions  provided by your broker  regarding how to instruct your broker to vote your shares. Without those instructions,  your shares will not be voted, which will have the same effect as voting against the merger.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A:   Yes. You can change your vote at any time before your proxy is voted at the special  meeting.  You may revoke your proxy by notifying  the Secretary of
     PHC in writing or by submitting a new proxy, in each case,  dated after the date of the proxy being revoked. In addition,  your proxy may be revoked by attending  the  special  meeting  and  voting in  person.  However,  simply attending  the special  meeting  will not revoke  your  proxy.  If you have instructed a broker to vote your shares,  the  above-described  options for
     changing   your  vote  do  not  apply  and  instead  you  must  follow  the instructions received from your broker to change your vote.

Q:   ARE APPRAISAL RIGHTS AVAILABLE?

A:   Yes.  Under  the  General  Corporation  Law of the State of  Delaware  (the
     "DGCL"),  holders of our common  stock who do not vote in favor of adopting the  merger  agreement  will have the right to seek  appraisal  of the fair value of their shares as  determined  by the Delaware  Court of Chancery if the merger is  completed,  but only if they submit a written  demand for an appraisal  prior to the vote on the  adoption of the merger  agreement  and they  comply  with the  Delaware  law  procedures  explained  in this proxy statement.  This  amount  could be more,  the same or less than the value a stockholder  would be  entitled  to  receive  under the terms of the merger agreement.

Q:   IS THE MERGER EXPECTED TO BE TAXABLE TO ME?

A:   Yes.  The  receipt  of $12.25 in cash for each  share of our  common  stock pursuant  to the  merger  will be a taxable  transaction  for U.S.  federal income tax purposes.  For U.S.  federal income tax purposes,  generally you will  recognize  gain or loss as a result  of the  merger  measured  by the difference, if any, between $12.25 per share and your adjusted tax basis in that share.  You should read "The  Merger--Material  United States  Federal
     Income Tax Consequences" for a more complete discussion of the U.S. federal income tax  consequences of the merger.  Tax matters can be complicated and the tax  consequences  of the merger to you will depend on your  particular tax  situation.  You  should  also  consult  your  tax  advisor  on the tax consequences of the merger to you.

                                       2

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:   We are working toward completing the merger as quickly as possible,  and we anticipate  that it will be  completed  in the fourth  quarter of 2004.  In order to complete  the  merger,  we must obtain  stockholder  approval  and satisfy the other closing  conditions under the merger agreement.  See "The
     Merger Agreement--Conditions to the Merger."

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:   No.  Shortly  after the merger is  completed,  you will receive a letter of transmittal  with  instructions  informing  you how to  send in your  stock
     certificates   to  the  paying   agent  in  order  to  receive  the  merger
     consideration.  You should use the letter of  transmittal to exchange stock certificates  for the merger  consideration  to which you are entitled as a result of the merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:   WHO CAN HELP ANSWER MY OTHER QUESTIONS?

A:   If you have more questions  about the merger,  you should contact our proxy
     solicitation  agent,  Innisfree  M&A  Incorporated,   toll  free  at  (877)
     750-9501.  If your  broker  holds your  shares,  you should  also call your broker for additional information.

                                       3

                                     SUMMARY

The following summary highlights selected  information from this proxy statement and may  not  contain  all of the  information  that  may be  important  to you.
Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference  directing you to a more complete  description of that item.

THE PARTIES TO THE MERGER (PAGE 13)

Prime Hospitality Corp.
700 Route 46 East
Fairfield, New Jersey 07004

     We own,  manage and  franchise  limited  service  and  full-service  hotels throughout North America. We own and operate three proprietary hotel brands that compete  in  different  market  segments  -  AmeriSuites(R),  Wellesley  Inns  &
Suites(R)  and  Prime  Hotels &  Resorts(R).  We also  operate  a  portfolio  of full-service hotels under franchise agreements with national hotel chains.

BREP IV Hotels Holding L.L.C.
c/o Blackstone Real Estate Partners IV L.P.
345 Park Avenue
New York, New York 10154
(212) 583-5000

     BREP IV  Hotels  Holding  L.L.C.,  which we refer  to as the  parent,  is a
Delaware  limited  liability  company  formed in  connection  with the merger by affiliates  of  Blackstone  Real  Estate  Partners IV L.P.,  a Delaware  limited partnership.  The principal  business of Blackstone Real Estate Partners IV L.P.
consists of making  various real estate  related  investments.  Blackstone  Real
Estate Partners IV L.P. is an affiliate of The Blackstone Group.

     The Blackstone  Group, a private  investment firm with offices in New York,
London and  Hamburg,  was founded in 1985.  Blackstone's  real estate  group has raised five funds,  representing over $6 billion in total equity, and has a long track record of investing in hotels and other commercial properties. In addition to real estate,  The Blackstone  Group's core businesses include private equity, corporate debt investing,  marketable alternative asset management,  mergers and acquisitions advisory and restructuring and reorganization advisory.

BREP IV Hotels Acquisition L.L.C.
c/o Blackstone Real Estate Partners IV L.P.
345 Park Avenue
New York, New York 10154
(212) 583-5000

     BREP IV Hotels Acquisition L.L.C.,  which we refer to as the merger sub, is a Delaware  limited  liability  company  and a wholly  owned  subsidiary  of the parent.  It was formed in connection with the merger by affiliates of Blackstone
Real Estate Partners IV L.P.

                                       4

THE SPECIAL MEETING
TIME, PLACE AND DATE (PAGE 14)

     The  special  meeting  will be held on [             ], 2004,  starting  at
10:00 a.m., Eastern Standard Time, at [            ].

PURPOSE (PAGE 14)

     You will be asked to consider  and vote upon a proposal to adopt the merger agreement.  The merger  agreement  provides that the Company will be merged with and into the merger sub,  and each  outstanding  share of the  Company's  common stock  (other than  shares  held in the  treasury of the Company or owned by the merger  sub,  the parent or any  wholly  owned  subsidiary  of the parent or the
Company  and other  than  shares  held by a  stockholder  who  properly  demands statutory  appraisal  rights) will be converted into the right to receive $12.25 in cash, without interest.

     The persons named in the  accompanying  proxy will also have  discretionary authority to vote upon other  business,  if any, that properly  comes before the special meeting and any  adjournments or  postponements  of the special meeting, including  any  adjournments  or  postponements  for the  purpose of  soliciting additional proxies to adopt the merger agreement.

RECORD DATE AND VOTING (PAGE 14)

     You are entitled to vote at the special  meeting if you owned shares of PHC common  stock at the close of business on  September [ ], 2004,  the record date for the  special  meeting.  You will have one vote for each  share of PHC common stock  that you owned on the record  date.  There are  44,614,372  shares of PHC common stock entitled to be voted.

REQUIRED VOTE (PAGE 14)

     For us to complete the merger,  stockholders holding at least a majority of the shares of our  common  stock  outstanding  at the close of  business  on the record date must vote "FOR" the adoption of the merger agreement.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS (PAGE 48)

     As of September [ ], 2004,  the  directors  and  executive  officers of PHC beneficially owned in the aggregate  (excluding  options)  approximately 8.2% of the shares of PHC common stock entitled to vote at the special meeting.  Each of them has  either  agreed to or has  advised  us that he plans to vote all of his shares in favor of the adoption of the merger agreement.

VOTING AGREEMENT (PAGE 29)

     In  connection  with the  merger  agreement,  A.F.  Petrocelli,  our  Chief
Executive Officer,  President and Chairman of the Board of Directors, and United
Capital Corp., an entity controlled by him, have entered into a voting agreement with the parent.  Among other things, the voting agreement provides that all the shares of our common stock owned by Mr. Petrocelli and United Capital Corp. will be voted in favor of the  adoption  of the  merger  agreement  and  against  any competing  proposal or  transaction  or any proposal or  transaction  that could reasonably be expected to prevent or impede the completion of the merger.  As of the record  date,  Mr.  Petrocelli  owned  45,000  shares of common stock of the
Company and United Capital Corp.  owned 3,539,697  shares of common stock of the
Company,  representing an aggregate of approximately  8.0% of the votes eligible to be cast at the special meeting.

                                       5

VOTING AND PROXIES (PAGE 14 AND 15)

     Any PHC  stockholder  of record  entitled to vote may vote by returning the enclosed proxy or by appearing at the special  meeting.  If your shares are held in "street name" by your broker,  you should instruct your broker on how to vote your shares using the instructions provided by your broker.

REVOCABILITY OF PROXY (PAGE 15)

     Any PHC  stockholder  of record who executes and returns a proxy may revoke the proxy at any time before it is voted in any one of the following three ways:

     o    filing with the Secretary of PHC, at or before the special meeting,  a written  notice  of  revocation  that is dated a later  date  than the proxy;

     o    sending  a  later-dated  proxy  relating  to the  same  shares  to the
          Secretary of PHC, at or before the special meeting; or

     o    attending the special meeting and voting in person by ballot.

     Simply  attending the special  meeting will not constitute  revocation of a
proxy.  If  you  have   instructed   your  broker  to  vote  your  shares,   the
above-described  options  for  revoking  your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

WHEN THE MERGER WILL BE COMPLETED (PAGE 44)

     We are working to complete  the merger as soon as possible.  We  anticipate completing  the  merger in the  fourth  quarter  of 2004,  subject to receipt of stockholder approval and satisfaction of the other closing conditions.

BOARD RECOMMENDATION (PAGE 29)

     After  careful  consideration,  our  board  of  directors:

     o    has  determined  that  the  merger,   the  merger  agreement  and  the
          transactions  contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders;

     o    has  approved  and  adopted the merger  agreement,  the merger and the transactions contemplated by the merger agreement; and

     o    recommends  that PHC's  stockholders  vote "FOR" the  adoption  of the merger agreement.

OPINION OF BEAR, STEARNS & CO. INC. (PAGE 20 AND ANNEX C)

     Bear,  Stearns & Co. Inc.  ("Bear  Stearns") has delivered to the Company's board of directors  its opinion  dated August 18, 2004 to the effect that, as of that date and based upon and subject to the matters  and  assumptions  stated in that  opinion,  the  merger  consideration  of  $12.25  in cash per  share to be received by the Company's stockholders pursuant to the merger agreement was fair from a financial point of view to the Company's public stockholders. The opinion is not a  recommendation  as to how any of our  stockholders  should  vote  with respect to the merger  agreement.  The full text of the written  opinion of Bear
Stearns,  which  sets  forth the  matters  considered  and  assumptions  made in connection with its opinion, is attached as Annex C to this proxy statement.  We

                                       6

recommend that you read the entire opinion carefully.

DEBT TENDER OFFERS AND CONSENT SOLICITATIONS (PAGE 35)

     We have agreed to use our  reasonable  best efforts to commence an offer to purchase all of our outstanding 8 3/8% Senior Subordinated Notes due 2012 on the terms and subject to the conditions set forth in the related  documentation that will be distributed to the holders of those notes.  In connection with the offer to purchase, we will seek the necessary consents of the note holders required to amend the indenture  governing the notes to eliminate  substantially  all of the restrictive  covenants,  eliminate certain events of default,  revise the merger and  consolidation  covenant and make changes to the defeasance  provisions (and make related changes in the notes).  Assuming we receive the requisite number of consents  from the note  holders  to amend  the  indenture  and the  notes,  the amendments will become operative immediately prior to the merger,  provided that all validly tendered notes are accepted for purchase  pursuant to the offer upon the completion of the merger.

FINANCING (PAGE 25)

     In connection with the merger, the parent will cause  approximately  $570.6 million in cash to be paid to our stockholders and holders of stock options.  In addition,  our credit  agreement will be repaid and the parent  anticipates that substantially  all of our  senior  subordinated  notes will be  repurchased.  We currently have approximately  $20.0 million of outstanding  borrowings under our credit  agreement  and $178.725  million  aggregate  principal  amount of senior subordinated notes outstanding.

     These  payments  are  expected  to be  funded  by a  combination  of equity contributions  in the parent  and debt  financing.  The  parent  has  received a commitment  letter from Bank of America,  N.A. pursuant to which such entity has committed to provide the parent with debt  financing in the aggregate  amount of
$680 million,  subject to the  satisfaction  of the conditions  contained in the commitment  letter.  The parent has agreed to use its reasonable best efforts to arrange  the  debt  financing  on the  terms  and  conditions  described  in the commitment letter.

     The merger  agreement does not contain a financing  condition,  although it does contain a condition, which we refer to as the "market MAC" condition, which is satisfied if certain specified market disruptions do not occur.

TREATMENT OF STOCK OPTIONS (PAGE 33)

     The merger agreement provides that all outstanding PHC stock options issued pursuant  to PHC's stock  option  plans,  whether  vested or  unvested,  will be
"cashed out" and cancelled in connection with the completion of the merger. Each option holder will receive an amount in cash, less applicable withholding taxes, equal to the product of:

     o    the number of shares of our common stock  subject to each option as of the effective time of the merger, multiplied by

     o    the excess,  if any, of $12.25  over the  exercise  price per share of common stock subject to such option.

                                       7

INTERESTS OF THE COMPANY'S  DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE
27)

     Our directors and executive  officers may have interests in the merger that are different from, or in addition to, yours, including the following:

     o    our  directors  and  executive  officers  will have  their  vested and unvested  stock options  "cashed out" and canceled in connection  with the merger,  meaning  that they will  receive  cash  payments for each share underlying their options equal to the excess,  if any, of $12.25 per share over the exercise price per share of their options,  subject to any required withholding taxes;

     o    three of our  executive  officers  will be entitled to benefits  under change of control  agreements,  which  provide  for  various  lump sum payments:  one such  executive  officer to receive  such  payment upon completion of the merger and two other  executive  officers to receive such payments if, during the two year period  following the completion of the merger,  either of such officers is terminated without cause or resigns for good reason;

     o    the change of control  agreements  with our three  executive  officers referenced above also provide for lump sum payments to cover the costs of any  excise  taxes to which  those  individuals  may be  subject by reason of their  receipt of any  payment  that  constitutes  an excess parachute  payment under Section 280G and 4999 of the Internal Revenue
          Code of 1986, as amended (the "Code");

     o    the  merger  agreement  provides  for  indemnification  and  insurance arrangements  for our current and former  directors  and officers that will  continue  for six  years  following  the  effective  time of the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE 30)

     The merger will be a taxable  transaction  to you. For U.S.  federal income tax purposes,  your receipt of cash in exchange for your shares of the Company's common stock  generally  will cause you to recognize a gain or loss  measured by the  difference,  if any,  between  the cash you  receive in the merger and your adjusted tax basis in your shares of PHC's common stock. You should consult your own tax  advisor  for a full  understanding  of how the merger  will affect your taxes.

PROCEDURE FOR RECEIVING MERGER CONSIDERATION (PAGE 33)

     As soon as  practicable  after the effective  time of the merger,  a paying agent appointed by the parent will mail a letter of transmittal and instructions
to  you  and  the  other  PHC  stockholders.   The  letter  of  transmittal  and
instructions  will tell you how to surrender your PHC common stock  certificates in  exchange  for the merger  consideration.  You  should not return  your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

                                       8

NO SOLICITATION OF TRANSACTIONS (PAGE 40)

     The merger  agreement  contains  restrictions  on our ability to solicit or engage in discussions or  negotiations  with a third party  regarding  specified transactions  involving the Company.  Notwithstanding these restrictions,  under certain  circumstances,  our board of  directors  may respond to an  unsolicited written  bona fide  proposal for an  alternative  acquisition  or terminate  the merger  agreement  and  enter  into an  agreement  with  respect  to a  superior proposal.

CONDITIONS TO CLOSING (PAGE 44)

     Before  we can  complete  the  merger,  a  number  of  conditions  must  be satisfied. These include:

     o    the receipt of Company stockholder approval;

     o    the absence of any governmental  orders that have the effect of making the merger illegal or that otherwise prohibit the closing;

     o    the  truth  and  correctness  of our  representations  and  warranties
          (without   regard  to   materiality   or   material   adverse   effect
          qualifications),  except where the failure of our  representations and warranties to be true and correct  (without  regard to  materiality or material  adverse  effect  qualifications)  would  not  reasonably  be expected to have a material adverse effect on us and our subsidiaries, taken  as a whole,  and the  truth  and  correctness  in all  material respects of our representation and warranty regarding capitalization;

     o    the performance,  in all material respects, by us of our covenants and agreements in the merger agreement;

     o    the absence of specified market disruptions;

     o    the receipt of the requisite  consents from the note holders under our indentures so that we may execute supplemental  indentures immediately prior to the closing that would remove restrictive covenants;

     o    the  receipt of a letter  from our lender  under our credit  agreement acknowledging  the termination of our credit agreement and the release
          of  our  liabilities   thereunder  upon  repayment  of  the  aggregate
          principal amount outstanding under the credit agreement, together with any other amounts payable; and

     o    the  receipt of a title  insurance  affidavit  with  respect to debts, liens, parties in possession and non-imputation.

TERMINATION OF THE MERGER AGREEMENT (PAGE 45)

     PHC and the parent may mutually  agree in writing to  terminate  the merger agreement at any time without completing the merger, even after the stockholders of PHC have  adopted  the merger  agreement.  The merger  agreement  may also be terminated  at any time  prior to the  effective  time of the  merger in certain other circumstances, including:

                                       9

     o    by either the parent or the Company if:

          o    the closing has not occurred on or before  February 18, 2005,  so long as the failure to  complete  the merger is not the result of the failure of the terminating  party to comply with the terms of the merger agreement;

          o    the  Company  stockholders  do  not  vote  to  adopt  the  merger agreement at the special meeting of the stockholders;

          o    there  is  a  breach   by  the   non-terminating   party  of  its
               representations,  warranties,  covenants  or  agreements  in  the merger  agreement such that the closing  conditions  would not be satisfied, which breach has not been cured within 30 days;

          o    any governmental  authority has enacted or entered any injunction or other ruling or takes any other action which has the effect of making  the  consummation  of the  merger  illegal  or  otherwise preventing or prohibiting completion of the merger;

     o    by the parent,  if our board of  directors  withdraws  or modifies its recommendation  that the  Company's  stockholders  vote to  adopt  the
          merger  agreement  or  recommends  or  approves  another   acquisition
          proposal;

     o    by the Company if,  prior to the  stockholders  meeting,  our board of directors withdraws or modifies its recommendation to our stockholders in favor of the merger in response to an unsolicited superior proposal that it has approved and  recommended in accordance  with the terms of the merger  agreement,  but only after we have  provided  the parent a three business day period (during which time we must negotiate in good faith with the parent) to make an offer that is at least as  favorable as the superior proposal;

     o    by the Company,  if certain  conditions to closing have been satisfied or waived and the closing has not occurred  within five business days;
          or

     o    by the Company,  if a specified  market  disruption event has occurred and the parent has not waived its closing  condition  relating to such event within a certain period of time following a written  request for a waiver from the Company.

TERMINATION FEES AND EXPENSE REIMBURSEMENT (PAGE 46)

     Under certain  circumstances,  in connection  with the  termination  of the merger  agreement,  the Company will be required to pay the parent a $23 million termination fee and up to $4 million for expense reimbursement.  The parent will be required to pay us a termination fee of $27 million if we have terminated the merger agreement under certain circumstances.

MARKET PRICE OF PHC STOCK (PAGE 48)

     Our common  stock is listed on the New York  Stock  Exchange  (the  "NYSE")
under the trading  symbol  "PDQ." On August 17, 2004,  the day before the merger agreement was announced,  the Company's  common stock closed at $8.47 per share.
On  September  [ ],  2004,  which was the last  trading  day  before  this proxy statement was printed, the Company's common stock closed at $[ ] per share.

DISSENTERS' RIGHTS OF APPRAISAL (PAGE 51 AND ANNEX D)

     Delaware law provides you with appraisal  rights in the merger.  This means that  you are  entitled  to have  the  value of your  shares  determined  by the
Delaware Court of Chancery and to receive payment based on that  valuation.  The

                                       10

ultimate  amount  you  receive  as a  dissenting  stockholder  in  an  appraisal proceeding  may be more or less than,  or the same as, the amount you would have received under the merger agreement.

     To exercise your appraisal rights,  you must deliver a written objection to the merger to the Company at or before the special meeting and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the  procedures  specified  under  Delaware  law will result in the loss of your appraisal  rights.  A copy of Section  262 of the DGCL is attached to this proxy statement as Annex D.

                                       11

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     This proxy statement, and the documents to which we refer you in this proxy
statement,   contain   forward-looking   statements   based  on  estimates   and
assumptions.  Forward-looking statements include information concerning possible or assumed future results of operations of the Company,  the expected completion and timing of the merger and other information relating to the merger. There are forward-looking  statements  throughout this proxy statement,  including,  among others,  under the headings "Summary," "The Merger" and "The  Merger--Opinion of
Bear,  Stearns & Co. Inc." and in statements  containing  the words  "believes,"
"plans,"  "expects,"  "anticipates,"  "intends,"  "estimates"  or other  similar expressions.  For each of these statements, the Company claims the protection of the  safe  harbor  for  forward-looking  statements  contained  in  the  Private
Securities   Litigation   Reform   Act  of  1995.   You  should  be  aware  that
forward-looking  statements  involve known and unknown risks and  uncertainties.
Although we believe that the  expectations  reflected  in these  forward-looking statements  are  reasonable,  we cannot  assure you that the  actual  results or developments we anticipate will be realized, or even if realized, that they will have the expected  effects on the business or operations  of the Company.  These forward-looking  statements  speak  only as of the date on which the  statements were made and we  undertake  no  obligation  to  publicly  update or revise  any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise. In addition to other factors and matters  contained or  incorporated  in this document,  we believe the following factors could cause actual results to differ  materially from those discussed in the forward-looking statements:

     These factors include, among other things:

     o    uncertainty as to changes in U.S.  general  economic  activity and the impact  of  these  changes  on  consumer  demand  within  the  lodging industry;

     o    increasing competition in the overall lodging industry and within each of our business segments in areas such as access, location, quality of accommodations and room rate structures;

     o    uncertainty as to our future profitability and revenue;

     o    uncertainty  as to the balance  between supply of and demand for hotel rooms and accommodations;

     o    uncertainty  as to the impact on the  lodging  industry  of  terrorist attacks,  responses to terrorist  attacks,  or any epidemic or similar health-related matters;

     o    our  ability  to  continue  to  obtain  new  operating  contracts  and franchise agreements;

     o    uncertainty  as to the  level  of  rates  and  occupancy  that  can be achieved by our properties;

     o    our ability to operate  within the  limitations  imposed by  financing arrangements;

     o    our ability to develop and maintain  positive  relations  with current and potential hotel owners and other industry participants;

     o    our  ability  and the  ability  of our  franchisees  to  maintain  our properties in a first class manner;

     o    uncertainty as to changes in travel patterns;

     o    uncertainty  as to the  availability  and terms of  financing  for our properties;

                                       12

     o    uncertainty  as to changes in taxes and  government  regulation  which influence or determine  wages,  prices,  construction  procedures  and costs;

     o    our ability to  integrate  and  successfully  operate  any  properties acquired in the future and the risks associated with these properties;

     o    our ability to develop and  implement  the  operational  and financial systems needed to manage rapidly growing operations; and

     o    material  disruptions in the U.S.  commercial credit,  debt capital or commercial mortgage-backed securities markets.

                            THE PARTIES TO THE MERGER

PRIME HOSPITALITY CORP.

     We are a Delaware  corporation with our principal  executive offices at 700
Route 46 East,  Fairfield,  New  Jersey  07004.  Our  telephone  number is (973)
882-1010.  We own, manage and franchise limited service and full-service  hotels throughout North America. We own and operate three proprietary hotel brands that compete  in  different  market  segments  -  AmeriSuites(R),  Wellesley  Inns  &
Suites(R)  and  Prime  Hotels &  Resorts.(R)  We also  operate  a  portfolio  of full-service hotels under franchise agreements with national hotel chains.

BREP IV HOTELS HOLDING L.L.C.

     BREP IV  Hotels  Holding  L.L.C.,  which we refer  to as the  parent,  is a
Delaware  limited  liability  company  formed in  connection  with the merger by affiliates  of  Blackstone  Real  Estate  Partners IV L.P.,  a Delaware  limited partnership.  The principal  business of Blackstone Real Estate Partners IV L.P.
consists of making  various real estate  related  investments.  Blackstone  Real
Estate  Partners IV L.P. is an affiliate of The  Blackstone  Group.  The mailing address of the  parent's  principal  executive  offices is c/o  Blackstone  Real
Estate Partners IV L.P., 345 Park Avenue, New York, New York 10154. The parent's telephone number is (212) 583-5000.

     The Blackstone  Group, a private  investment firm with offices in New York,
London and  Hamburg,  was founded in 1985.  Blackstone's  real estate  group has raised five funds,  representing over $6 billion in total equity, and has a long track record of investing in hotels and other commercial properties. In addition to real estate,  The Blackstone  Group's core businesses include private equity, corporate debt investing,  marketable alternative asset management,  mergers and acquisitions advisory and restructuring and reorganization advisory.

BREP IV HOTELS ACQUISITION L.L.C.

     BREP IV Hotels Acquisition L.L.C.,  which we refer to as the merger sub, is a Delaware  limited  liability  company  and a wholly  owned  subsidiary  of the parent.  It was formed in connection with the merger by affiliates of Blackstone
Real Estate  Partners IV L.P. The mailing  address of the merger sub's principal executive  offices is c/o  Blackstone  Real Estate  Partners  IV L.P.,  345 Park
Avenue,  New York, New York 10154.  The merger sub's  telephone  number is (212)
583-5000.

                                       13

                               THE SPECIAL MEETING

TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING

     This proxy statement is being furnished to our  stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting
to be held on [         ], 2004,  starting at 10:00 a.m., Eastern Standard Time,
at [           ]. The purpose of the special meeting is for our  stockholders to
consider  and  vote  upon  a  proposal  to  adopt  the  merger  agreement.   Our
stockholders  must  approve  this  proposal  for the  merger  to  occur.  If the stockholders fail to approve this proposal, the merger will not occur. A copy of the merger  agreement is attached to this proxy statement as Annex A. This proxy statement  and  the  enclosed  form of  proxy  are  first  being  mailed  to our stockholders on September [ ], 2004.

RECORD DATE AND VOTING

     The  holders of record of PHC common  stock as of the close of  business on
September [ ], 2004,  the record date for the special  meeting,  are entitled to receive  notice of, and to vote at, the  special  meeting.  On the record  date, there were 44,614,372 shares of PHC common stock outstanding.

     The holders of a majority of the outstanding  shares of PHC common stock on the record date, represented in person or by proxy, will constitute a quorum for purposes  of the  special  meeting.  A quorum is  necessary  to hold the special meeting. Any shares of PHC common stock held in treasury by PHC or by any of its subsidiaries  are not considered to be outstanding for purposes of determining a quorum.  Once a share is represented at the special meeting,  it will be counted for  the  purpose  of  determining  a  quorum  at the  special  meeting  and any adjournment or postponement  of the special  meeting.  However,  if a new record date is set for the adjourned special meeting, then a new quorum will have to be established.

REQUIRED VOTE

     Each outstanding  share of PHC common stock on the record date entitles the holder to one vote at the special meeting. Completion of the merger requires the adoption of the merger  agreement  by the  affirmative  vote of the holders of a majority of the shares of PHC common stock  outstanding  on the record date.  In order for your shares of PHC common stock to be included in the vote, if you are a  stockholder  of record,  you must vote your shares by returning  the enclosed proxy or by voting in person at the special meeting.

     If your  shares  are held in  "street  name"  by your  broker,  you  should instruct your broker how to vote your shares using the instructions  provided by your  broker.  If you have not  received  such  voting  instructions  or require further information regarding such voting instructions,  contact your broker and they can give you directions on how to vote your shares.  Under the rules of the
NYSE,  brokers who hold shares in "street  name" for  customers may not exercise their voting discretion with respect to the approval of non-routine matters such as  the  merger  proposal  and  thus,  absent  specific  instructions  from  the beneficial  owner of such shares,  brokers are not empowered to vote such shares with  respect to the  approval of such  proposals  (i.e.,  "broker  non-votes").
Abstentions  and properly  executed  broker  non-votes will be treated as shares that are present and  entitled  to vote at the special  meeting for  purposes of determining  whether a quorum exists.  Because  adoption of the merger agreement requires  the  affirmative  vote of a majority of the shares of PHC common stock outstanding  on the record  date, a failure to vote and  abstentions  and broker non-votes will have the same effect as a vote  "AGAINST"  adoption of the merger agreement.

                                       14

     As of September [ ], 2004,  the  directors  and  executive  officers of PHC beneficially  owned, in the aggregate,  3,688,062  (excluding options) shares of
PHC common stock, or approximately  8.2% of the outstanding shares of PHC common stock.  The directors  and  executive  officers have informed PHC that they have agreed to or intend to vote all of their  shares of PHC common  stock  "FOR" the adoption of the merger agreement.  At the parent's request,  A.F. Petrocelli and
United  Capital  Corp.,  who owned  45,000  shares and  3,539,637  shares of the
Company's common stock, respectively,  as of the close of business on the record date,  representing an aggregate of approximately 8.0% of the outstanding shares of PHC's common stock, have entered into a voting agreement with the parent that provides  that  these  shares  and  any  shares  subsequently  acquired  by  Mr.
Petrocelli or United Capital Corp.  will be voted for the adoption of the merger agreement. See "The Merger--Voting Agreement."

PROXIES; REVOCATION

     If you vote your shares of PHC common stock by signing a proxy, your shares will be voted at the special  meeting as you indicate on your proxy card.  If no instructions  are indicated on your signed proxy card, your shares of PHC common stock will be voted "FOR" the adoption of the merger agreement.

     You may  revoke  your  proxy  at any time  before  the vote is taken at the special  meeting.  To revoke your proxy, you must either advise our Secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke or attend the special  meeting and vote your  shares in person.  Attendance  at the special meeting will not by itself constitute revocation of a proxy.

     If you have instructed your broker to vote your shares, the above-described options  for  revoking  your proxy do not apply and  instead you must follow the directions provided by your broker to change these instructions.

     PHC does not expect  that any matter  other than the  proposal to adopt the merger agreement will be brought before the special meeting. If, however, such a matter is  properly  presented  at the  special  meeting or any  adjournment  or postponement of the special meeting,  the persons appointed as proxies will have discretionary  authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

     PHC will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail,  directors,  officers and employees of PHC may solicit  proxies
personally   and  by  telephone,   facsimile  or  other   electronic   means  of
communication. These persons will not receive additional or special compensation for such solicitation services. PHC will, upon request, reimburse brokers, banks and other  nominees  for their  expenses  in sending  proxy  materials  to their customers who are beneficial owners and obtaining their voting instructions. PHC has retained  Innisfree M&A  Incorporated  to assist it in the  solicitation  of proxies for the special meeting and will pay Innisfree M&A Incorporated a fee of approximately $5,000.00 plus reimbursement of out-of-pocket expenses.

ADJOURNMENTS AND POSTPONEMENTS

     Although it is not  expected,  the  special  meeting  may be  adjourned  or postponed for the purpose of soliciting  additional proxies.  Any adjournment or postponement may be made without notice,  other than by an announcement  made at the special meeting, by approval of the holders of a majority of the outstanding shares of PHC  common  stock  present in person or  represented  by proxy at the special meeting,  whether or not a quorum exists. Any signed proxies received by
PHC  will  be  voted  in  favor  of an  adjournment  or  postponement  in  these circumstances.  Any  adjournment or  postponement of the special meeting for the

                                       15

purpose of soliciting  additional  proxies will allow PHC  stockholders who have already sent in their proxies to revoke them at any time prior to their use.

                                   THE MERGER

BACKGROUND OF THE MERGER

     In  July of  2003,  Jonathan  D.  Gray,  Senior  Managing  Director  of The
Blackstone Group ("Blackstone"), contacted Bear Stearns, the Company's financial advisor,  to inquire  about the  Company's  interest in  considering  a possible acquisition of the Company by Blackstone in partnership  with a strategic  hotel company.  On September 2, 2003,  following  discussions between Bear Stearns and
A.F. Petrocelli, Chief Executive Officer, President and Chairman of the Board of
Directors of the Company,  the Company  entered into  customary  confidentiality agreements  with  Blackstone and its strategic  hotel partner  pursuant to which
Blackstone  and its  partner  were  provided  with  confidential  due  diligence information  from  the  Company  for the  purposes  of  evaluating  a  potential acquisition  of the Company.  This process did not lead to a proposal to acquire the Company or any of its assets or operations.

     In February of 2004, the Company entered into a  confidentiality  agreement and provided  confidential  due diligence  information  to another hotel company that  had  expressed  an  interest  in  acquiring  the  Company.  Following  the completion of the  preliminary  due diligence,  such hotel company  expressed an interest in an acquisition price that was below the price subsequently agreed to by  Blackstone  with respect to the merger,  and the parties  declined to pursue further discussions regarding a potential transaction.

     In early May 2004, the Company authorized Bear Stearns to contact a limited number of  potential  financial  and  strategic  buyers  for the  Company  owned
Wellesley Inns & Suites hotels.  Following such authorization,  Bear Stearns contacted  Mr. Gray to inquire  about  Blackstone's  interest in  considering  a possible  acquisition  of these hotels.  In response,  Blackstone  requested due diligence information regarding these hotels.  Following a limited due diligence review, on June 21, 2004,  Blackstone made a preliminary proposal to acquire the
Company owned Wellesley Inns &  Suites hotels. In late June 2004, based upon the terms and conditions of the preliminary proposal, the Company determined not to pursue the sale of the Company owned  Wellesley  Inns &  Suites hotels at that time.

     In early July 2004, Mr. Gray contacted Bear Stearns to express Blackstone's renewed  interest  in  acquiring  the  Company as a whole.  That same day,  Bear
Stearns  contacted Mr.  Petrocelli  and informed him of  Blackstone's  expressed interest in acquiring the Company.  On July 8, 2004,  Bear Stearns  informed Mr.
Gray that the  Company was willing to  consider  exploring  a  transaction  with
Blackstone.  The Company and Blackstone entered into a customary confidentiality agreement,  dated July 12, 2004,  pursuant to which Blackstone was provided with confidential due diligence  information.  On July 26, 2004,  Blackstone informed
Mr. Petrocelli and Bear Stearns that, based on Blackstone's due diligence review to date,  Blackstone  was prepared to proceed at a proposed  price of $12.00 per share in cash.

     On July 26,  2004,  the Company  communicated  to  Blackstone  through Bear
Stearns that the proposed  per share price of $12.00 was not  acceptable  to the
Company. Later that same day, after a series of discussions between Mr. Gray and
Bear Stearns, the parties agreed to continue to pursue a transaction, subject to approval  by the  Company's  Board of  Directors,  on the  basis  of a  proposed purchase price of $12.25 per share in cash.

     On July 27, 2004, a special  meeting of the Company's Board was held at the
Company's offices in Fairfield,  New Jersey.  Mr. Petrocelli  summarized for the
Board the  conversations  that he and other members of senior management had had with Blackstone and Bear Stearns concerning Blackstone's proposal to acquire the
Company.  After  discussing  the  general  terms  of  the  proposal,  the  Board

                                       16

authorized  management to continue  discussions and negotiations with Blackstone in order to develop more detailed terms of the proposal and to ascertain whether the proposal might form the basis for a transaction to be considered  further by the  Board.  Among  other  things,  the  Board  authorized  management  to allow
Blackstone to continue its due diligence investigation of the Company. The Board then  directed  management  to  continue  to keep  the  Board  members  informed concerning the status of discussions or negotiations with Blackstone.

     During the period from July 27,  2004  through  August 5, 2004,  Blackstone conducted due diligence to confirm its cash offer of $12.25 per share. On August
5, 2004, Blackstone informed the Company that it was comfortable proceeding with the  transaction  on the  basis of  $12.25  per  share  in  cash.  Based on this confirmation, the Company made additional due diligence information available to
Blackstone.

     On August 2, 2004,  Blackstone's legal advisor,  Simpson Thacher & Bartlett
LLP ("Simpson Thacher"), delivered to Olshan Grundman Frome Rosenzweig & Wolosky
LLP ("OGFR&W"),  the Company's legal advisor,  and Bear Stearns an initial draft of a merger agreement that  contemplated the merger of the Company with and into an affiliate of Blackstone.

     During the  period  August 6, 2004  through  August  18,  2004,  Blackstone conducted additional due diligence in connection with the merger transaction. On
August 9, 2004,  OGFR&W  delivered  comments on the draft  merger  agreement  to
Simpson  Thacher.   Subsequently  the  Company  and  its  counsel,  OGFR&W,  and
Blackstone and its counsel, Simpson Thacher,  negotiated the terms of the merger agreement and related documents.

     On August 9, 2004,  Simpson  Thacher  delivered to  OGFR&W a draft of a proposed voting  agreement among the parent,  Mr.  Petrocelli and United Capital
Corp., an entity  controlled by Mr. Petrocelli that owns  approximately  7.9% of the  Company's  outstanding  common stock and is its largest  stockholder,  that would  require  Mr.  Petrocelli  and  United  Capital  Corp.  to vote any shares beneficially  owned by them in favor of the adoption of the merger agreement and against any other proposals.  Blackstone had previously  conveyed its request to the Company for such a voting agreement.

     At a special  meeting of the Board on August 12, 2004,  the Board  reviewed the discussions  and contacts with  Blackstone to date,  including the financial and  other  terms  of  the  proposed  merger  agreement  and  voting  agreement.
Representatives of Bear Stearns and OGFR&W participated in the meeting.

     At a special  meeting of the Company's  Board held on August 18, 2004,  the
Board reviewed the discussion and contacts with  Blackstone  occurring after the
Board's  meeting  held on August 12,  2004.  Representatives  of OGFR&W and Bear
Stearns  participated  in the  meeting.  Bear  Stearns  delivered  its  detailed financial analysis in connection with the proposed transaction. OGFR&W delivered a  presentation  on the Board's  fiduciary  duties with  respect to the proposed merger agreement and described the terms of the merger agreement. The Board then reviewed the final terms of the merger  agreement and discussed  various factors to be considered in connection  with its decision to approve and adopt the merger and the merger agreement,  and noted that the $12.25 per share price represented a premium of approximately  44.7% over the previous day's closing price of $8.47 per share.  Following the Board's discussion and review of the merger agreement,
Bear Stearns delivered its oral opinion,  later confirmed in writing,  as to the fairness,  from a  financial  point of view,  of the  $12.25  per  share  merger consideration  to be  received  by the  Company's  stockholders  pursuant to the merger agreement. Following these discussions and questions by the Board members to the  Company's  senior  management  and  financial  and legal  advisors,  the
Company's  Board  approved and declared  advisable the merger  agreement and the merger and  resolved to  recommend  that the  Company's  stockholders  adopt the merger agreement. The Board's actions were unanimous, except that Mr. Petrocelli decided to abstain  from voting on the merger  transaction  in his capacity as a

                                       17

director  of the  Company  in  light of his  control  of the  Company's  largest stockholder,  United  Capital  Corp.,  and  certain  payments  he is entitled to receive in connection with the  consummation of the merger,  which are described in "The  Merger--Interests  of the Company's Directors and Executive Officers in
the Merger." Mr. Petrocelli informed the board, however, that he fully supported the decision to approve the merger agreement and the merger, as evidenced by his intention to enter into the voting agreement.

     Following  the  meeting  of the  Board  and the  close  of  trading  of the
Company's  common stock on August 18, 2004, the Company and Blackstone  executed the merger agreement and issued a press release announcing the merger.

REASONS FOR THE MERGER

     After careful consideration, our board of directors approved and determined the merger, the merger agreement and the transactions contemplated by the merger agreement  advisable  and  has  declared  that  it is  fair  to and in the  best interests  of the Company and our  stockholders.  In the course of reaching  its decision  to  approve  and  adopt  the  merger  agreement,  the  merger  and the transactions  contemplated  by the  merger  agreement,  our  board of  directors consulted  with senior  management  and our  financial  and legal  advisors  and considered a number of factors, including the following:

     o    the  current  and  historical  market  prices  of  our  common  stock, including  the market price of our common  stock  relative to those of other industry  participants and general market indices,  and the fact that the cash  merger  price of $12.25  per share  represents  a 44.7%
          premium to the closing  price on August 17,  2004,  the day before the merger was announced;

     o    our business, operations, financial condition, strategy and prospects, as well as the risks involved in achieving those prospects, the nature of the lodging  industry,  and general  industry,  economic and market conditions, both on a historical and on a prospective basis;

     o    the  potential  value  that  might  result  from  other   alternatives
          available to us, including the alternative of remaining a stand-alone, independent company, as well as the risks and uncertainties associated with those alternatives;

     o    the efforts  made by us and our  advisors to  negotiate  and execute a merger agreement favorable to us;

     o    the financial and other terms and  conditions of the merger  agreement as reviewed by our board of  directors  with our  financial  and legal advisors (see "The Merger  Agreement") and the fact that they were the product of arm's-length negotiations between the parties;

     o    the existence of the voting agreement among A. F.  Petrocelli,  United
          Capital Corp. and the parent;

     o    the financial  presentation of Bear Stearns,  including its opinion as to the  fairness,  from a financial  point of view,  of the $12.25 per
          share   merger   consideration   to  be  received  by  the   Company's
          stockholders    pursuant   to   the   merger   agreement   (see   "The
          Merger--Opinion of Bear, Stearns & Co. Inc.");

     o    the fact  that  the  merger  consideration  is all  cash,  so that the transaction  allows our  stockholders  to  immediately  realize a fair value, in cash, for their investment;

                                       18

     o    the  fact  that  an all  cash  transaction  would  be  taxable  to our stockholders for U.S. federal income tax purposes;

     o    the fact that we could in certain  circumstances  terminate the merger agreement,  prior to the  stockholder  vote,  in order  to  approve  a transaction  proposal by a third party on terms more  favorable to our stockholders  than the merger with the merger sub,  after having given the parent the opportunity to match the third party proposal, upon the payment to the parent of a $23  million  termination  fee and up to $4
          million    for    expense     reimbursement     (see    "The    Merger
          Agreement--Termination"    and   "The   Merger   Agreement--Fees   and
          Expenses");

     o    the commitment made by the parent to treat our employees in a fair and
          equitable  manner,   including  to  provide,  for  a  two-year  period
          following the completion of the merger,  each of our employees with at least the same level of base salary,  cash incentive  compensation and other cash  variable  compensation  that was  provided to the employee immediately prior to the merger;

     o    the risks and costs to us if the merger does not close,  including the diversion of management  and employee  attention,  potential  employee
          attrition   and  the   potential   effect  on  business  and  customer
          relationships;

     o    the  possibility  that the $23  million  termination  fee and up to $4 million for expense  reimbursement  payable by us to the parent  under certain  circumstances  will  discourage  third  parties  from  making competing proposals to acquire us;

     o    the  interests of our  officers and  directors in the merger (see "The
          Merger--Interests of the Company's Directors and Executive Officers in
          the Merger"); and

     o    the  restrictions  on  the  conduct  of  our  business  prior  to  the completion of the merger,  requiring us to conduct our business in the ordinary course,  subject to specific limitations,  which may delay or prevent  us from  undertaking  business  opportunities  that may arise pending completion of the merger.

     The foregoing discussion  summarizes the material factors considered by our board of directors in its  consideration of the merger,  including  factors that support  the merger as well as those that may weigh  against  it. In view of the wide  variety  of factors  considered  by our board of  directors,  our board of directors did not find it practicable to quantify or otherwise  assign  relative weights to the foregoing factors. Our board of directors approved and recommends the  merger  based  upon  the  totality  of  the  information  presented  to and considered by it.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     After careful consideration, our board of directors:

     o    has  determined  that  the  merger,   the  merger  agreement  and  the
          transactions  contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders;

     o    has  approved  and adopted the merger,  the merger  agreement  and the transactions contemplated by the merger agreement; and

     o    recommends  that PHC's  stockholders  vote "FOR" the  adoption  of the merger agreement.

                                       19

OPINION OF  BEAR STEARNS & Co. Inc.

     The Board retained Bear Stearns to act as its exclusive  financial  advisor with respect to exploring  strategic  alternatives  including a possible sale of the Company. In selecting Bear Stearns,  the Board considered the fact that Bear
Stearns  is  an   internationally   recognized   investment  banking  firm  with
substantial  experience  advising  companies in the  Company's  industry and has substantial  experience providing strategic advisory services.  Bear Stearns, as part  of  its  investment  banking  business,  is  continuously  engaged  in the
valuation  of  businesses  and   securities  in  connection   with  mergers  and
acquisitions,  negotiated  underwritings,  secondary distributions of listed and unlisted  securities,  private placements and valuations for corporate and other purposes.

     At the August 18, 2004  meeting of the Board,  Bear Stearns  delivered  its oral opinion,  which was subsequently  confirmed in writing,  that, as of August
18,  2004,  and based upon and subject to the  assumptions,  qualifications  and limitations set forth in the written opinion, the merger consideration of $12.25 per share is fair, from a financial point of view, to the public shareholders of the Company.

     The full text of Bear  Stearns'  written  opinion is attached as Annex C to this  document,  and you should read the opinion  carefully and in its entirety.
The opinion sets forth the assumptions made, some of the matters  considered and qualifications  and  limitations of the review  undertaken by Bear Stearns.  The
Bear Stearns  opinion is subject to the  assumptions  and  conditions  contained therein and is necessarily  based on economic,  market and other  conditions and the  information  made  available  to Bear  Stearns  as of the  date of the Bear
Stearns  opinion.  In reading the  discussion of the fairness  opinion set forth below,  the  shareholders  of the  Company  should be aware  that Bear  Stearns'
opinion:

     o    was provided to the Board for its benefit and use;

     o    did not constitute a  recommendation  to the Board in connection  with the merger;

     o    does not constitute a recommendation to any shareholder of the Company as to how to vote in connection with the merger; and

     o    did not address the Company's  underlying  business decision to pursue the merger,  the relative merits of the transaction as compared to any alternative  business  strategies  that might exist for the Company or the  effects  of any  other  transaction  in which the  Company  might engage.

     Although Bear Stearns  evaluated the fairness of the merger  consideration, from a financial point of view, to the public  shareholders of the Company,  the consideration  itself was  determined  by the  Company  and  Blackstone  through arm's-length negotiations. The Company did not provide specific instructions to, or place any  limitations  on, Bear Stearns with respect to the procedures to be followed  or  factors to be  considered  by it in  performing  its  analyses  or providing its opinion.

     In connection with rendering its opinion, Bear Stearns, among other things:

     o    reviewed a draft of the merger agreement dated August 17, 2004;

     o    reviewed  the  Company's   publicly   available   Annual   Reports  to
          Shareholders  and  Annual  Reports  on Form 10-K for the  years  ended
          December  31, 2001 through  2003,  its  publicly  available  Quarterly
          Reports on Form 10-Q for the periods ended March 31 and June 30, 2004, and its  publicly  available  Reports on Form 8-K for the three  years ended the date hereof;

                                       20

     o    reviewed certain operating and financial  information  relating to the
          Company's business and prospects,  including a budget dated August 12,
          2004 for the year  ended  December  31,  2004 (the  "Budget"),  all as prepared and provided to Bear Stearns by the Company's management;

     o    met with certain members of the Company's senior management to discuss the Company's business,  operations,  historical financial results and future prospects;

     o    reviewed the reported historical prices, trading multiples and trading volumes of the common stock of the Company;

     o    reviewed publicly  available  financial data, stock market performance data and trading  multiples  of companies  which Bear  Stearns  deemed generally comparable to the Company;

     o    reviewed  the terms of recent  transactions  (to the  extent  publicly available)  involving  companies  which Bear Stearns deemed  generally comparable to the Company and the transaction; and

     o    conducted such other studies,  analyses,  inquiries and investigations as Bear Stearns deemed appropriate.

     In  arriving  at its  opinion,  Bear  Stearns did not perform or obtain any independent appraisal of the assets or liabilities  (contingent or otherwise) of the  Company,  nor was Bear Stearns  furnished  with any such  appraisals.  Bear
Stearns  assumed that the final  executed  merger  agreement did not  materially differ from the draft  merger  agreement  reviewed by them.  In  addition,  Bear
Stearns assumed that the transaction  will be consummated in a timely manner and in accordance with the terms of the merger  agreement  without any  limitations, restrictions, conditions, amendments or modifications,  regulatory or otherwise, that collectively would have a material effect on the Company.

     Bear Stearns relied upon and assumed, without independent verification, the accuracy and  completeness  of the financial and other  information  reviewed by them for the  purposes of their  opinion,  including,  without  limitation,  the financial and other information provided to them by the Company. With respect to the  Company's  Budget,  Bear  Stearns  relied  on  representations  that it was reasonably  prepared on bases reflecting the best currently  available estimates and judgments of the senior  management of the Company as to the expected future performance of the Company.  Bear Stearns did not assume any  responsibility for the independent  verification of any such  information or of the Budget provided to them,  and Bear  Stearns  further  relied upon the  assurances  of the senior management of the Company that they are unaware of any facts that would make the information  and Budget  provided to them  incomplete or misleading.  Subsequent developments  may affect the Bear Stearns  opinion and Bear  Stearns  assumes no responsibility  for updating or revising its opinion based on  circumstances  or events occurring after the date of the Bear Stearns opinion.

     SUMMARY OF ANALYSES
     -------------------

     The  following  is a  brief  summary  of the  material  financial  analyses performed  by Bear  Stearns  and  presented  to the  Board  in  connection  with rendering its fairness opinion.

     Some of the financial  analyses  summarized  below include summary data and information  presented  in  tabular  format.  In order to  understand  fully the financial  analyses,  the summary data and tables must be read together with the

                                       21

full text of the analyses.  Considering  the summary data and tables alone could create a misleading or  incomplete  view of Bear  Stearns'  financial  analyses.

     COMPARISON OF MERGER CONSIDERATION TO HISTORICAL STOCK PRICES. Bear Stearns
compared the merger  consideration to be received by the Company stockholders of
$12.25 per share to the  Company's  closing  stock price on August 17, 2004 (the last full  trading  day prior to the  meeting of the Board on August 18, 2004 at which Bear Stearns  delivered its opinion) and average  closing stock prices for the periods one month, six months, one year and three years preceding August 17,
2004 and since the  appointment  of A.F.  Petrocelli,  the Company's  President,
Chief Executive Officer and Chairman of the Board of Directors, on September 15,
1998. The merger consideration of $12.25 per share represents a 44.7% premium to the Company's closing stock price of $8.47 on August 17, 2004.

                                           Average Closing      Merger Consideration
     Period Prior to August 17, 2004:      Stock Price ($)            Premium (%)
     -------------------------------       ---------------      --------------------
     One Month                                   9.37                  30.8
     Six Months                                 10.28                  19.2
     One Year                                    9.98                  22.8
     Three Years                                 9.54                  28.5
     Since September 15, 1998                    9.73                  25.9

     CALCULATION OF THE COMPANY'S  ENTERPRISE VALUE AT THE MERGER.  For purposes
of  analyzing  the  merger   consideration  to  be  received  by  the  Company's
stockholders,  Bear Stearns calculated the enterprise value, referred to in this summary as  "Enterprise  Value" of the Company by adding the equity value of the
Company's  common stock (including  calculating the value of in-the-money  stock options  with a  deduction  for the  exercise  prices of such  options)  and the
Company's  total  debt  outstanding  as of June  30,  2004 and  subtracting  the
Company's cash and cash equivalents outstanding as of June 30, 2004.

     Bear Stearns calculated  multiples of the Company's Enterprise Value to the
Company's  earnings  before  interest,  taxes,  depreciation  and  amortization, referred to in this summary as "EBITDA,"  for the  estimated  fiscal year ending
December 2004.

     COMPARABLE COMPANY ANALYSIS.  Bear Stearns analyzed selected historical and
2004 budgeted operating information provided by management of the Company, stock price performance data and valuation multiples for the Company and compared this data to that of four publicly  traded lodging  C-Corps and three publicly traded lodging real estate  investment  trusts  ("REITS")  deemed by Bear Stearns to be generally  comparable  to the  Company.  No company or  transaction  used in the
analyses  described  below  is  directly   comparable  to  the  Company  or  the
contemplated  transaction.  The  analyses  performed  by  Bear  Stearns  are not necessarily  indicative  of  actual  values  or  future  results,  which  may be significantly  more or less  favorable than  suggested by these  analyses.  Bear
Stearns used the earnings  forecasts for these companies from publicly available data, First Call and selected Wall Street equity research reports. In conducting its analysis,  Bear Stearns  analyzed the multiples of the following  comparable companies:

                                       22

     C-Corps:

         La Quinta Corporation
         Fairmont Hotels & Resorts Inc.
         Hilton Hotels Corporation; and
         Starwood Hotels and Resorts Worldwide, Inc.

     REITS:

         Equity Inns, Inc.
         Innkeepers USA Trust; and
         Winston Hotels, Inc.

     Bear  Stearns  reviewed,  among other  things,  the  comparable  companies'
multiples of Enterprise Value to fiscal year 2004 estimated (2004E) EBITDA.  The multiples are based on closing stock prices of the companies on August 17, 2004.
The following table summarizes the analysis:

                                             Enterprise Value/2004E EBITDA
                                             -----------------------------

     C-Corps:

         La Quinta                                          12.5x
         Fairmont Hotels and Resorts                        14.0
         Hilton Hotels                                      10.1
         Starwood Hotels and Resorts                        11.8

     REITS:

         Equity Inns                                        12.2x
         Innkeepers USA Trust                               10.7
         Winston Hotels                                     12.8

     Bear Stearns  compared the multiples  above to the implied  multiple in the merger of 11.9x Enterprise  Value to 2004E EBITDA.  Bear Stearns also noted that the comparable  companies have historically traded at a premium Enterprise Value
/ Last Twelve Months ("LTM") EBITDA multiple to that of the Company.

     COMPARABLE PRECEDENT TRANSACTIONS ANALYSIS.  Bear Stearns analyzed publicly
available  financial   information  relating  to  nine  merger  and  acquisition
transactions  involving  companies  in the lodging  industry  which Bear Stearns deemed  generally  comparable  to the  Company  and the  merger.  No  company or transaction used in the analyses  described below is directly  comparable to the
Company or the contemplated transaction.  The analyses performed by Bear Stearns are not necessarily  indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses.

     Bear Stearns  reviewed,  among other  things,  the ratio of the  comparable companies' Enterprise Value implied in the respective transactions to their last twelve  months  (pre-acquisition)  EBITDA,  referred to in this  summary as "LTM
EBITDA."

                                       23

     The   precedent   transactions   in  the   Bear   Stearns   analysis   were
(Target/Acquiror):

         Baymont Inns & Suites/La Quinta Corporation
         Extended Stay America, Inc./The Blackstone Group
         RFS Hotel Investors, Inc./CNL Hospitality Properties, Inc.
         Suburban Lodges of America Inc./InTown Suites
         Homestead Village Incorporated/Blackstone Real Estate Advisors
         Promus Hotel Corp./Hilton Hotels Corporation
         Red Roof Inns, Inc./Accor SA
         La Quinta Inns, Inc./Meditrust Companies; and
         Homegate Hospitality, Inc./Prime Hospitality Corp.

     The following table summarizes the analysis:

                           Enterprise Value/LTM EBITDA
                           ---------------------------

         High                     13.7x
         Mean                     10.4
         Median                   10.1
         Low                       7.1

     Bear  Stearns  compared  the  multiples  implied  in the  merger  of  12.8x
Enterprise  Value  to LTM  EBITDA  with the mean  and  median  of the  precedent transactions.  Further,  Bear Stearns  considered  how the multiples have varied over time and some of the factors involved in some of the transactions.

     The  preparation  of a fairness  opinion is a complex  process and involves various  judgments and  determinations  as to the most  appropriate and relevant assumptions  and financial  analyses and the application of those methods to the particular  circumstances  involved.  Such an opinion is  therefore  not readily susceptible to partial analysis or summary  description,  and taking portions of the analyses set out above,  without  considering the analysis as a whole, would in the view of Bear Stearns,  create an incomplete and misleading picture of the processes  underlying  the analyses  considered  in  rendering  the Bear Stearns opinion.  Bear  Stearns  did not form an opinion as to  whether  any  individual analysis or factor,  whether  positive or  negative,  considered  in  isolation, supported  or failed to support  the Bear  Stearns  opinion.  In arriving at its opinion,  Bear  Stearns  considered  the results of all its analyses and did not attribute  any  particular  weight to any one  analysis or factor.  Bear Stearns arrived at its ultimate opinion based on the results of all analyses  undertaken by it and  assessed  as a whole and  believes  that the  totality of the factors considered and analyses performed by Bear Stearns in connection with its opinion operated  collectively  to support its  determination  as to the fairness of the merger  consideration  to the public  shareholders to the Company.  The analyses
performed  by  Bear   Stearns,   particularly   those  based  on  estimates  and
projections,  are not  necessarily  indicative of actual values or actual future results,  which may be  significantly  more or less  favorable than suggested by such  analyses.  With respect to the analysis of  comparable  companies  and the analysis of precedent transactions  summarized above, no public company utilized as a  comparison  is  identical  to the  Company.  Accordingly,  an  analysis of publicly traded comparable  companies and comparable  precedent  transactions is not  mathematical;  rather it  involves  complex  considerations  and  judgments concerning  the  differences in financial and operating  characteristics  of the companies  and  precedent  transactions  and other factors that could affect the
public   trading   values  of  the  Company  and  the  companies  and  precedent transactions  to which they were  compared.  The  analyses  do not purport to be appraisals  or to reflect  the prices at which any  securities  may trade at the present time or at any time in the future. In addition, the Bear Stearns opinion was  just  one of the  many  factors  taken  into  consideration  by the  Board.
Consequently,  Bear Stearns'  analysis should not be viewed as  determinative of the  decision  of  the  Board  with  respect  to  the  fairness  of  the  merger consideration, from a financial point of view, to the public shareholders of the
Company.

                                       24

     In August  2004,  the Board  formally  engaged  Bear  Stearns to act as its exclusive  financial  advisor with respect to exploring  strategic  alternatives including a possible sale of the Company. Pursuant to the terms of Bear Stearns'
engagement  letter, the Company has agreed to pay Bear Stearns a transaction fee of 0.80% of the aggregate  consideration  involved in the transaction (including the amount of any debt assumed or acquired), provided, however, that in no event shall the  transaction fee be less than $6.4 million,  the principal  portion of which is payable upon consummation of the transaction contemplated by the merger agreement. In addition, the Company has agreed to reimburse Bear Stearns for all reasonable  out-of-pocket expenses (up to a maximum of $50,000) incurred by Bear
Stearns in connection with its engagement and the merger,  including  reasonable fees and  disbursements  of its legal  counsel.  Also, the Company has agreed to indemnify Bear Stearns against certain liabilities relating to or arising out of
Bear Stearns' engagement.

     Bear  Stearns  has acted as  financial  advisor to the Board in  connection with,  and has  participated  in certain  of the  negotiations  leading  to, the transaction  contemplated  by  the  merger  agreement.  Bear  Stearns  has  also previously  provided certain investment banking services to the Company,  having received aggregate compensation from the Company of approximately $4.0 million.

     In the ordinary  course of business,  Bear Stearns and its  affiliates  may actively  trade the equity and debt  securities  and/or bank debt of the Company and affiliates of BREP IV Hotels Holding L.L.C.  for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or bank debt. Bear Stearns and/or its affiliates own limited  partnership  interests in certain investment funds affiliated with BREP
IV Hotels Holding L.L.C.,  including Blackstone  Communications  Partners I, LP,
Blackstone Mezzanine Fund, LP, Blackstone Capital Partners IV, LP and Blackstone
Real Estate Partners IV, LP, in each case representing,  in the aggregate,  less than 2% of such interests.  In addition, Bear Stearns and/or its affiliates have provided  investment  banking  services to BREP IV Hotels Holding L.L.C. and its affiliates,  including Blackstone Real Estate Partners IV LP. Such services have included various advisory services, including Blackstone Real Estate Partners IV
LP's  acquisition  of  Extended  Stay  America,   Inc.  and  Homestead   Village
Incorporated and various equity, debt and mortgage related financings, including financing for Extended Stay America, Inc. and Homestead Village Incorporated, in
each case for which Bear Stearns has received customary fees.

FINANCING

     In connection with the merger, the parent will cause  approximately  $570.6 million in cash to be paid to our stockholders and holders of stock options.  In addition,  our credit  agreement will be repaid and the parent  anticipates that substantially  all  our  senior  subordinated  notes  will  be  repurchased.  We currently have approximately  $20.0 million of outstanding  borrowings under our credit  agreement  and $178.725  million  aggregate  principal  amount of senior subordinated notes outstanding.  See "The Merger  Agreement--Debt  Tender Offers
and Consent Solicitations" and "The Merger Agreement--Conditions to the Merger."

     We have also agreed to use our reasonable  best efforts to repay,  prior to the  effective  time of the merger,  $915,000 in aggregate  principal  amount of mortgage  notes issued by us and secured by our Prime Hotel and Suites  property in Fairfield,  New Jersey. See "The Merger  Agreement--Agreement to Take Further
Action and to Use Reasonable Best Efforts." Following the closing of the merger, approximately  $13.0  million in aggregate  principal  amount of other  mortgage notes issued by one of our  subsidiaries,  $24.3 million in aggregate  principal amount of mortgage notes issued by one of our joint ventures (up to $4.0 million of which is guaranteed by us) and CN$7.8 million in aggregate  principal  amount of  mortgage  notes  issued  by  another  of  our  joint  ventures  will  remain outstanding.

                                       25

     The payments to our  stockholders,  the holders of stock  options,  and the holders of our debt which is being repaid or repurchased  are all expected to be funded by a combination of equity  contributions  to the parent by affiliates of
The Blackstone  Group and debt financing.  It is expected that affiliates of The
Blackstone Group will contribute  approximately  $172.5 million of equity to the parent and that the remaining  funds  necessary to finance the  acquisition  and related debt refinancings will be obtained through the parent's debt financing.

     In connection with the execution and delivery of the merger agreement,  the parent  obtained a commitment  letter from Bank of America,  N.A.  providing for
$680  million  in debt  financing.  The  funds to be  borrowed  pursuant  to the commitment  letter are to be secured by,  among  other  things,  first  priority mortgage liens on substantially all of the owned hotel properties of the Company and its  subsidiaries,  a first  priority  assignment  of all  leases  and rents attributable to such properties, and a first priority assignment of all security accounts and other reserves and escrows for such properties.  The financing will be non-recourse, subject to customary exceptions.

     The commitment is  conditioned on the merger being  consummated by February
18, 2005 and other customary conditions. The lenders have the right to terminate the commitment under certain circumstances, including:

     o    the occurrence of events which are substantially similar to the events constituting  a  "market  MAC"  that  are  described  in  "The  Merger
          Agreement--Conditions to the Merger," and

     o    if the parent is  entitled  to  terminate  the merger  agreement  as a result of a breach of certain  representations  and warranties made by the Company. See "The Merger Agreement--Termination."

     The merger  agreement does not contain a financing  condition,  although it does contain a condition, which we refer to as the "market MAC" condition, which is satisfied if certain  specified  market  disruptions  do not occur.  See "The
Merger Agreement--Conditions to the Merger."

     Under the terms of the merger  agreement,  the parent has agreed to use its reasonable  best  efforts  to  arrange  its  debt  financing  on the  terms  and conditions  described in the debt commitment letter. In the event any portion of the parent's debt  financing  becomes  unavailable  on the terms and  conditions contemplated in the debt commitment  letter,  the parent is obligated to use its reasonable  best  efforts to arrange to obtain  that  portion  from  alternative sources on comparable or more favorable  terms.  The parent is obligated to keep us  informed  of the  status of its  efforts  to  arrange  its  equity  and debt financing  and to give us prompt  notice of any material  breach by any party of the debt commitment letter or of any termination of the debt commitment  letter.
The parent must  consult  with us before it permits any  material  amendment  or modification  to be made to, or any waiver of any  material  provision or remedy under, the debt commitment letter.  With certain  exceptions,  we have agreed to provide, and to cause our subsidiaries and their representatives to provide, all reasonable  cooperation in connection with the arrangement of the debt financing as may be reasonably requested by the parent.

GUARANTEE; REMEDIES

     In connection with the merger agreement, Blackstone Real Estate Partners IV
L.P. has agreed to guarantee the due and punctual  observance,  performance  and discharge of all of the payment  obligations  and  liabilities of the parent and the  merger  sub  under the  merger  agreement,  up to a  maximum  amount of $27 million.  The guarantee will remain in full force and effect until the effective time of the merger or, if the merger  agreement is terminated,  until the second anniversary of the termination date.

                                       26

            We cannot seek specific performance to require the parent or the merger sub to complete the merger, and our exclusive remedy for the failure of the parent or the merger sub to complete the merger is a termination fee of $27 million payable to us in the circumstances described under "The Merger
Agreement--Fees and Expenses." In no event can we seek to recover in excess of
$27 million for a breach of the merger agreement by the parent or the merger sub.

INTERESTS OF THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     STOCK OPTIONS

     As of the record date,  there were  approximately  6,024,354  shares of our common stock  subject to stock  options  granted to our  executive  officers and directors  under our  equity  incentive  plans.  Under  the terms of the  merger agreement, all such stock options will become immediately vested and exercisable effective as of the completion of the merger. Any outstanding stock options that remain unexercised as of the completion of the merger will be canceled,  and the holder of each stock option that has an exercise  price of less than $12.25 will receive a cash payment,  subject to any required withholding taxes, equal to the product of:

     o    the number of shares of our common stock  subject to each option as of the effective time of the merger, multiplied by

     o    the excess of $12.25 over the exercise price per share of common stock subject to such option.

     The following  table  summarizes the vested and unvested  options under our equity  incentive  plans and other stock option grants with  exercise  prices of less than $12.25 per share held by our  executive  officers and  directors as of
September  [  ],  2004 and the  consideration  that  each of them  will  receive pursuant to the merger  agreement in connection  with the  cancellation of their options:

                            No. of Shares       Weighted Average
                        Underlying Vested and   Exercise Price of         Resulting
                           Unvested Options   and Unvested Options($)  Consideration($)
                           ----------------   -----------------------  ----------------

A. F. Petrocelli               4,825,000             7.965             20,675,625
Richard T. Szymanksi             150,000             9.671                386,920
Lawrence N. Friedland             70,000             9.753                149,850
Allen S. Kaplan                   40,000             9.298                 88,550
Howard M. Lorber                 105,000             9.495                261,725
Richard Reitman                   20,000             7.945                 86,100
Stephen Seltzer                   10,000             9.540                 27,100
Stephen M. Kronick               138,000             9.482                381,970
John Capone                       21,300             8.847                 72,447
Arthur Manso                      24,000             8.768                 83,580
Vito Stellato                     12,000             9.090                 37,920
Bryan Hayes                       11,300             9.308                 33,242

CHANGE OF CONTROL AGREEMENTS AND EMPLOYMENT AGREEMENT

     We have  entered  into  change  in  control  agreements  with  three of our executive officers, A.F. Petrocelli,  Richard Szymanski and Stephen Kronick. The
change in control  agreement  with Mr.  Petrocelli  provides that if a change of control of the Company occurs, the Company will pay him, within ten days of such

                                       27

event  and  in  one  lump  sum,  two  and  one-half  times  the  aggregate  cash compensation  earned by him during the fiscal  year  immediately  preceding  the change in control.  The change in control  agreements with Mr. Szymanski and Mr.
Kronick  each  provide  that,  if within two years of a change in control of the
Company,  the officer's employment with the Company is terminated by the Company without  cause or if the  officer  resigns  for good  reason (as  defined in the agreement),  the  Company  will  pay the  officer  two and  one-half  times  the aggregate  cash  compensation  earned by the  officer  during  the  fiscal  year immediately  preceding  the  termination  of  employment.  Each of the change in control agreements with Messrs. Petrocelli, Szymanski and Kronick contains a tax gross-up provision whereby if the officer incurs any excise tax by reason of his receipt of any  payment  (under his change in control  agreement  or  employment agreement) that  constitutes an excess  parachute  payment as defined in Section
280G and 4999 of the Internal  Revenue Code, the officer will receive a gross-up payment in an amount that would place the officer in the same after-tax position that he would have been in if no excess tax had applied.

     In accordance  with the  Employment  Agreement,  dated  September 14, 1998,
between  A.F.   Petrocelli  and  us,  Mr.   Petrocelli  will  receive  severance
compensation  of a  lump  sum  payment  of  approximately  $1.3  million  on the effective  date of the merger  since he will not be  employed  by the  surviving company after the effective date of the merger.

     The aggregate amount of cash severance benefits payable under the change of
control   agreement  and  the  employment   agreement  with  Mr.  Petrocelli  is
approximately   $7.8  million  (which   includes  a  tax  gross-up   payment  of
approximately  $3.0  million and the  severance  payment of  approximately  $1.3 million  referred to in the preceding  paragraph).  The aggregate amount of cash severance benefits under the change of control agreements with Mr. Szymanski and
Mr.  Kronick is  approximately  $1.4 million if they are  terminated  within the two-year period  commencing on the date that the change of control occurs. It is not currently anticipated that any tax gross-up payments would be required to be paid to Messrs. Szymanski and Kronick if they are terminated and are entitled to a change of control payment.

INDEMNIFICATION AND INSURANCE

     The merger agreement  provides that the limited liability company agreement
(or similar  organizational  document)  of the  surviving  company  will contain provisions no less favorable with respect to  indemnification  of our directors, officers, employees, fiduciaries or agents than those set forth in the Company's certificate of incorporation.  The  indemnification  provisions in the surviving company's limited liability company agreement will not be amended or repealed in any manner  adverse to persons  entitled to rights under those  provisions on or prior to the  effective  time for a period of six years  following the effective time of the merger.

     The parent and the surviving company have agreed to indemnify,  to the same extent as provided in our certificate of  incorporation  or any other applicable contract in effect on August 18,  2004 each of our present and former  directors and officers against all expenses, losses and liabilities incurred in connection with any claim,  proceeding or investigation  arising out of any act or omission in their capacity as an officer or director occurring on or before the effective time of the merger.

     The merger agreement requires that the surviving company either:

     o    obtain "tail" directors' and officers' insurance policies in an amount and scope at least as favorable as the Company's existing policies and with a claims period of at least six years from the effective  time of the merger for claims arising from facts or events that occurred on or prior to the effective time; or

                                       28

     o    maintain in effect, for a period of six years after the effective time
          of  the  merger,  our  current  directors'  and  officers'   liability
          insurance  policies  with  respect to matters  occurring  prior to the effective  time or  obtain  policies  of at least  the same  coverage, subject to a maximum annual premium of 250% of our current premium. If the annual  premiums of insurance  coverage exceed 250% of our current annual  premium,  the surviving  company must obtain a policy with the greatest  coverage  available  for a cost  not  exceeding  250% of the current annual premium paid by us.

     The  obligations   described  above  regarding   directors'  and  officers'
indemnification  and insurance  must be assumed by any  successor  entity to the parent or the  surviving  company  as a result of any  consolidation,  merger or transfer of all or substantially all properties and assets.

VOTING AGREEMENT

     As a  condition  to its  entering  into the  merger  agreement,  the parent required Mr. A. F.  Petrocelli,  our Chairman and Chief Executive  Officer,  and
United  Capital  Corp.,  an entity  controlled  by him,  to enter  into a voting agreement  with  respect  to all  45,000  shares  of common  stock  owned by Mr.
Petrocelli  and all  3,539,697  shares of common  stock owned by United  Capital
Corp. as of the record date and any  additional  shares  acquired by them. As of the record date, these shares represent in the aggregate  approximately  8.0% of the votes eligible to be cast at the special meeting.

     Under the voting  agreement,  Mr.  Petrocelli and United Capital Corp. have agreed to do the following:

     o    when the  special  meeting  is  held,  to  appear  at the  meeting  or otherwise  cause  all  the  shares  of  common  stock  of the  Company beneficially owned by them to be counted as present at the meeting for the purpose of establishing a quorum;

     o    vote,  or cause to be voted,  in person or by proxy all the  shares of common stock of the Company beneficially owned by them in favor of the merger  and  any  other  matters  necessary  for  consummation  of the transactions contemplated by the merger agreement; and

     o    vote,  or cause to be voted,  all the  shares  of common  stock of the
          Company beneficially owned by them against:

          o    any   proposal   for   any   recapitalization,    reorganization,
               liquidation, merger, sale of assets or other business combination between the Company and any other person,  other than the merger,
               and

          o    any other  action  that could  reasonably  be expected to impede, interfere with, delay, postpone or adversely affect the merger or any of the transactions contemplated by the merger agreement, any transactions  contemplated by the voting agreement or result in a breach in any material respect of any covenant, representation or warranty or other  obligation  or agreement of the Company  under the merger agreement.

     Mr. Petrocelli and United Capital Corp. have irrevocably granted, until the termination  of the merger  agreement,  and  appointed  the parent,  each Senior
Managing  Director  of the  parent and the  Secretary  of the  parent,  in their respective  capacities as officers of the parent,  and any other designee of the parent,  proxy to vote as  described  above all  shares  subject  to the  voting agreement.

                                       29

     Mr.  Petrocelli and United Capital Corp. have agreed not to sell,  transfer or otherwise dispose of any shares of common stock of the Company other than, in case of Mr.  Petrocelli,  to specified  related persons who agree to be bound by the voting  agreement,  or enter into any voting agreement with respect to those shares.

     Mr.  Petrocelli  and United  Capital  Corp.  have agreed not to, and not to permit any representative to, directly or indirectly,  solicit, including by way of  furnishing  information,  any inquiries or the making of any proposal by any person or entity,  other than the parent or any  affiliate of the parent,  which constitutes,  or could  reasonably be expected to lead to,  another  acquisition proposal,  except that this  obligation  shall not restrict Mr.  Petrocelli from acting in his capacity as a director of the Company and in  compliance  with the merger agreement.

     The voting agreement terminates upon the earliest of:

     o    the effective time of the merger;

     o    the termination of the merger  agreement in accordance with its terms;
          and

     o    written notice of termination of the voting agreement by the parent to
          Mr. Petrocelli and United Capital Corp..

     The foregoing  summary of the voting agreement is qualified in its entirety by reference to the voting agreement,  a copy of which is attached to this proxy statement as Annex B and which we  incorporate  by reference into this document.
This summary may not contain all of the information  about the voting  agreement that is  important  to  you.  We  encourage  you to read  carefully  the  voting agreement in its entirety.

LITIGATION CONCERNING THE MERGER

     On August 19, 2004 and August 20, 2004,  two  purported  class actions were filed  against  us,  our  directors  and The  Blackstone  Group in the  Court of
Chancery of the State of Delaware,  and styled as Garco Investments LLP v. Prime
Hospitality  Corp.,  et.  al.  (Filing  ID  4077874)  and  Elliot  Ames v. Prime
Hospitality  Corp., et. al. (Filing ID 4079278).  The complaints in the actions, which are substantially similar,  allege, among other things, that our directors breached  their  fiduciary  duties to our  stockholders  in connection  with the merger. Among other relief, the complaints seek class action status,  injunctive relief  from  completing  the merger  (which,  if granted,  could under  certain circumstances delay or terminate the merger),  unspecified monetary damages, and the payment of  attorney's  fees.  We believe the lawsuits are without merit and intend to vigorously defend against them.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The  following is a general  discussion of certain  material  U.S.  federal income tax  consequences  of the merger to U.S.  holders of our common stock. We base this summary on the provisions of the Code, applicable current and proposed
U.S. Treasury Regulations,  judicial authority,  and administrative  rulings and practice, all of which are subject to change, possibly on a retroactive basis.

     For purposes of this discussion, we use the term "U.S. holder" to mean:

     o    a citizen or individual  resident of the U.S. for U.S.  federal income tax purposes;

     o    a  corporation,  or other  entity  taxable as a  corporation  for U.S.
          federal income tax purposes, created or organized in or under the laws of the U.S. or any State or the District of Columbia;

                                       30

     o    a trust if it (1) is subject  to the  primary  supervision  of a court within the U.S.  and one or more U.S.  persons  have the  authority to control  all  substantial  decisions  of the  trust or (2) has a valid election in effect under  applicable U.S.  Treasury  Regulations to be treated as a U.S. person; or

     o    an estate the income of which is  subject to U.S.  federal  income tax regardless of its source.

     This  discussion  assumes that you hold the shares our of common stock as a capital  asset  within  the  meaning  of  Section  1221 of the Code  (generally, property held for  investment).  This discussion does not address all aspects of
U.S.  federal income tax that may be relevant to you in light of your particular circumstances,  or that may apply to you if you are subject to special treatment under the U.S.  federal  income  tax laws  (including,  for  example,  insurance
companies,   dealers   in   securities   or   foreign   currencies,   tax-exempt
organizations,  financial institutions, mutual funds, partnerships or other pass through  entities  for U.S.  federal  income  tax  purposes,  non-U.S.  persons, stockholders  who hold shares of our common stock as part of a hedge,  straddle, constructive sale or conversion transaction,  or stockholders who acquired their shares of our common  stock  through the exercise of employee  stock  options or other compensation  arrangements).  In addition, the discussion does not address any tax  considerations  under state, local or foreign laws or U.S. federal laws other than those  pertaining  to the U.S.  federal  income tax that may apply to you. We urge you to consult your own tax advisor to determine the particular tax consequences to you, including the application and effect of any state, local or foreign  income and other tax laws,  of the receipt of cash in exchange  for our common stock pursuant to the merger.

     The receipt of cash in the merger by U.S.  holders of our common stock will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable  transaction  under  applicable  state,  local and foreign tax laws). In general, for U.S. federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between:

     o    the amount of cash received in exchange for such common stock and

     o    the U.S. holder's adjusted tax basis in such common stock.

     If the  holding  period in our common  stock  surrendered  in the merger is greater  than one year as of the date of the  merger,  the gain or loss  will be long-term  capital gain or loss. The  deductibility of a capital loss recognized on the  exchange  is  subject to  limitations  under the Code.  If you  acquired different  blocks of our common stock at different  times and different  prices, you must determine your adjusted tax basis and holding  period  separately  with respect to each block of our common stock.

     Under the Code, as a U.S.  holder of our common stock,  you may be subject, under certain  circumstances,  to information  reporting on the cash received in the merger  unless  you are a  corporation  or other  exempt  recipient.  Backup withholding  will also apply  (currently  at a rate of 28%) with  respect to the amount of cash received in the merger, unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with the applicable  requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts  withheld under the backup  withholding rules  may be  refunded  or  credited  against  your  U.S.  federal  income  tax liability,  if any,  provided that you furnish the required  information  to the
Internal Revenue Service in a timely manner.

REGULATORY APPROVALS

     The Company is not aware of any material  regulatory  approvals required in order to complete the merger.

                                       31

                              THE MERGER AGREEMENT

     The  summary  of the  material  terms of the  merger  agreement  below  and elsewhere  in this proxy  statement is qualified in its entirety by reference to the merger  agreement,  a copy of which is attached to this proxy  statement  as
Annex A and which we incorporate  by reference into this document.  This summary may not  contain  all of the  information  about the  merger  agreement  that is important to you. We encourage you to read carefully the merger agreement in its entirety.

EFFECTIVE TIME

     The  effective  time of the  merger  will  occur at the time that we file a certificate  of merger with the  Secretary  of State of the State of Delaware on the closing  date of the merger.  The closing  date will occur no later than the second  business  day  after  all of the  conditions  set  forth  in the  merger agreement have been  satisfied or waived,  or such other date as the parties may agree in writing.

STRUCTURE

     At the effective time of the merger, we will merge with and into the merger sub.  The merger sub will  survive  the merger and  continue  to exist after the merger as a wholly owned subsidiary of the parent.  All of the Company's and the merger sub's properties,  assets,  rights,  privileges,  immunities,  powers and purposes, and all of their liabilities,  obligations and penalties,  will become those of the  surviving  company.  Following the  completion of the merger,  our common stock will be delisted from the NYSE,  deregistered  under the Securities
Exchange Act of 1934,  as amended (the  "Exchange  Act") and no longer  publicly traded.

ALTERNATIVE STRUCTURE

     While it is currently contemplated that the merger will be effected through the  merger of the  Company  with and into the  merger  sub,  the parent has the option,  in its sole discretion and without requiring our consent or the consent of our board of directors or  stockholders,  after  providing us with reasonable notice,  to cause the merger to be effected  through an alternative  transaction structure in which the merger sub will merge with and into the Company, with the
Company being the surviving company. If the parent elects the alternative merger structure,  the merger  consideration  to be paid to our  stockholders  will not change and:

     o    each limited  liability  company interest of the merger sub issued and outstanding immediately prior to the effective time of the merger will be  converted  into and  become  one  validly  issued,  fully paid and nonassessable  share of common stock, par value $.01 per share, of the surviving company;

     o    the  certificate  of  incorporation  and bylaws of the Company,  as in effect immediately prior to the effective time of the merger,  will be the certificate of incorporation and bylaws of the surviving  company;
          and

     o    the  directors of the merger sub  immediately  prior to the  effective time of the merger will be the initial  directors  and officers of the surviving company.

     For purposes of the merger  agreement,  all references to the term "merger"
include the  alternative  merger  structure and all references to the "surviving company"  include the Company in its  capacity  as the  surviving  entity in the alternative merger structure.

                                       32

     In addition,  the parent has the option, in its sole discretion and without requiring our consent or the consent of our board of directors or  stockholders, after  providing  us  with  reasonable  notice,  to  convert  one or more of our subsidiaries that are organized as corporations into limited liability companies or limited  partnerships  immediately prior to the effective time of the merger.
The completion of any such conversions  would be contingent upon consummation of the closing of the merger.

TREATMENT OF STOCK AND OPTIONS

     COMPANY COMMON STOCK

     At the effective time of the merger,  each share of our common stock issued and  outstanding  immediately  prior to the  effective  time of the merger  will automatically be canceled and will cease to exist and will be converted into the right to receive  $12.25 in cash,  without  interest,  other than Company common stock:

     o    held in the Company's treasury immediately prior to the effective time of the merger;

     o    held by the merger sub,  the parent or any direct or  indirect  wholly owned subsidiary of the parent or the Company immediately prior to the effective time of the merger; and

     o    as to which the  Company's  stockholders  demand  appraisal  rights in compliance with Delaware law.

     COMPANY STOCK OPTIONS

     Immediately  prior to the effective  time of the merger,  each  outstanding option to acquire  our common  stock  will be  canceled,  and the holder of each stock option that has an exercise  price of less than $12.25 will be entitled to receive from the  surviving  company as promptly as  practicable  thereafter  an amount in cash equal to the product of:

     o    the number of shares of our common stock  subject to each option as of the effective time of the merger, multiplied by

     o    the excess of $12.25 over the exercise price per share of common stock subject to such option.

The amount of cash payable with respect to options will be reduced by the amount of any  applicable  taxes  required to be  withheld.  We have agreed to take all actions  necessary prior to the effective time of the merger to terminate all of the Company's stock option plans and to cancel the stock options.

     NO FURTHER OWNERSHIP RIGHTS

     After the  effective  time of the  merger,  each of our  outstanding  stock certificates will represent only the right to receive the merger  consideration.
The merger consideration paid upon surrender of each certificate will be paid in full  satisfaction  of all rights  pertaining  to the shares of our common stock represented by that certificate.

EXCHANGE AND PAYMENT PROCEDURES

     At the effective  time of the merger,  the parent will deposit an amount of cash  sufficient  to pay the merger  consideration  to each  holder of shares of
Company  common  stock  with  a bank  or  trust  company  (the  "paying  agent")
reasonably  acceptable to us. As soon as practicable after the effective time of the merger,  the paying agent will mail a letter of transmittal and instructions

                                       33

to you and the  other  Company  stockholders.  The  letter  of  transmittal  and
instructions   will  tell  you  how  to  surrender  your  Company  common  stock certificates in exchange for the merger consideration.

     YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD,
AND YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A
LETTER OF TRANSMITTAL.

     You will not be  entitled  to receive  the merger  consideration  until you surrender your Company common stock  certificate or  certificates  to the paying agent, together with a duly completed and executed letter of transmittal and any other  documents  as  the  paying  agent  may  reasonably  require.  The  merger consideration  may be paid to a person  other  than the person in whose name the corresponding  certificate is registered if the certificate is properly endorsed or is  otherwise  in the  proper  form for  transfer.  In  addition,  the person requesting  payment  must  either pay any  applicable  stock  transfer  taxes or establish to the reasonable  satisfaction of the parent that such stock transfer taxes have been paid or are not applicable.

     No interest will be paid or will accrue on the cash payable upon  surrender of the  certificates.  Each of the paying agent,  the surviving  company and the parent will be entitled to deduct and  withhold  any  applicable  taxes from the merger consideration.

     At the  effective  time of the  merger,  our share  transfer  books will be closed,  and there will be no further  registration  of transfers of outstanding shares  of our  common  stock.  If,  after  the  effective  time of the  merger, certificates  are  presented  to the  surviving  company or the paying agent for transfer or any other reason, they will be canceled and exchanged for the merger consideration.

     None of the paying  agent,  the  merger  sub,  the parent or the  surviving company will be liable to any person for any cash delivered to a public official pursuant to any  applicable  abandoned  property,  escheat or similar  law.  Any portion of the merger consideration deposited with the paying agent that remains undistributed  to the holders of  certificates  evidencing  shares of our common stock for one year after the  effective  time of the merger,  will be delivered, upon demand,  to the surviving  company.  Holders of  certificates  who have not surrendered their  certificates  within one year after the effective time of the merger may only look to the parent for the payment of the merger  consideration.
Any portion of the merger consideration that remains unclaimed as of a date that is immediately  prior to such time as such amounts would otherwise escheat to or become  property of any  governmental  authority will become the property of the parent  free and  clear of any  claims  or  interest  of any  person  previously entitled to the merger consideration.

     If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger  consideration,  you will have to make an affidavit that your certificate was lost, stolen or destroyed and, if the  surviving  company  requires,  you will have to post a bond in a reasonable amount  determined by the surviving  company  indemnifying the surviving company against any claims made against it with respect to that certificate.

                                       34

DEBT TENDER OFFERS AND CONSENT SOLICITATIONS

     We have agreed to use our  reasonable  best efforts to commence an offer to purchase any and all of our  outstanding  8 3/8% Senior  Subordinated  Notes due
2012. The terms and conditions of the offer to purchase will be set forth in the related documentation that will be distributed to the holders of those notes.

     In  connection  with the  offer to  purchase,  we will  seek the  necessary consents of the note holders required to amend the indenture governing the notes and the notes. The amendments will, among other things,  eliminate substantially all of the restrictive  covenants,  eliminate certain events of default,  revise the  merger  and  consolidation  covenant  and make  changes  to the  defeasance provisions  contained in the  indenture  and make related  changes in the notes.
Assuming we receive the  requisite  number of consents  from the note holders to amend  the  indenture  and the  notes,  the  amendments  will  become  operative immediately  prior to the merger,  provided that all validly  tendered notes are accepted for purchase  pursuant to the offer upon the  completion of the merger.
The proposed terms of the amended indenture and the notes will also be described in the  documentation  to be distributed to the note holders in connection  with the  offer to  purchase  and  consent  solicitation.  Subject  to the  terms and conditions of the offer, concurrently with the effective time of the merger, the parent  will cause the  surviving  company to accept for payment and pay for all validly tendered notes.

LIMITED LIABILITY COMPANY AGREEMENT

     The  limited  liability  company  agreement  of the merger sub as in effect immediately  prior  to the  effective  time of the  merger  will be the  limited liability company agreement of the surviving  company.  If the parent elects the alternative merger structure, the certificate of incorporation and bylaws of the
Company,  as in effect  immediately  prior to the effective  time of the merger, will be the certificate of incorporation and bylaws of the surviving company.

DIRECTORS AND OFFICERS

     The  directors  and  officers  of the merger sub  immediately  prior to the effective time of the merger will be the directors and officers of the surviving company.

REPRESENTATIONS AND WARRANTIES

     We make customary  representations  and warranties in the merger  agreement that are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

     o    our and our  subsidiaries'  proper  organization,  good  standing  and corporate power to operate our businesses;

     o    our  certificate  of   incorporation   and  bylaws  and  that  of  our
          subsidiaries;

     o    our  capitalization,  including in particular  the number of shares of our common stock and stock options  outstanding  and the amount of our debt outstanding;

     o    our corporate  power and authority to enter into the merger  agreement
          and  to  consummate  the  transactions   contemplated  by  the  merger
          agreement;

                                       35

     o    the absence of any  violation of or conflict  with our  organizational documents,  applicable  law  or  certain  agreements  as a  result  of entering into the merger agreement and consummating the merger;

     o    required  consents and approvals of governmental  entities as a result of the merger;

     o    our  possession  of all licenses and permits  necessary to operate our properties and carry on our business;

     o    our SEC filings  since  January 1, 2001 and the  financial  statements contained therein;

     o    the  absence of  liabilities,  other than as set forth on our June 30,
          2004  balance  sheet,  ordinary  course  liabilities  and  liabilities incurred in connection with the merger

     o    the filing of our Uniform Franchise Offering Circulars;

     o    the absence of certain changes and events since June 30, 2004;

     o    the accuracy and  completeness  of information  supplied by us in this proxy  statement and in the offer  documents to be  distributed to the holders of the notes;

     o    the absence of litigation or outstanding court orders against us;

     o    employment and labor matters  affecting us, including matters relating to our employee benefit plans;

     o    real property owned and leased by us and title to assets;

     o    our franchise agreements and management agreements;

     o    loans and indebtedness payable to us or any of our subsidiaries;

     o    our intellectual property;

     o    taxes, environmental matters and material contracts;

     o    our insurance policies;

     o    the  approval  and  recommendation  by our board of  directors  of the merger agreement,  the merger and the other transactions  contemplated by the merger agreement;

     o    the required vote of our  stockholders in connection with the adoption of the merger agreement;

     o    the absence of interested party  transactions  between the date of our last  annual  meeting  proxy  statement  and the  date  of the  merger agreement;

     o    receipt by us of a fairness opinion of Bear Stearns;

     o    the absence of undisclosed broker's fees; and

                                       36

     o    the absence, since June 30, 2004, of any event, circumstance,  change, development or effect that, individually or in the aggregate,  has had or would  reasonably be expected to have a material  adverse effect on the Company.

     For the purposes of the merger  agreement,  "material adverse effect" means any event, circumstance,  development, change or effect that, individually or in the aggregate with all other events,  circumstances,  developments,  changes and effects:

     o    is materially adverse to the business,  operations,  assets, condition
          (financial  or  otherwise) or results of operations of the Company and any of our subsidiaries taken as a whole; or

     o    would  reasonably  be  expected  to  prevent or  materially  delay the consummation  of any of the  transactions  contemplated  by the merger agreement  or prevent  or  materially  impair or delay our  ability to perform our obligations under the merger agreement.

A "material adverse effect" will not have occurred,  however, as a result of any event, circumstance, change or effect resulting from or relating to:

     o    a change in general economic or financial market conditions;

     o    a change in industry conditions;

     o    seasonal fluctuations in our business;

     o    any  acts of  terrorism  or war,  except  to the  extent  such  event, circumstance, change or effect has had a disproportionate effect on us as  compared  to other  persons  in the  industry  in which we conduct business;

     o    the  announcement  of the  execution  of the merger  agreement  or the pendency  or  consummation  of the  transactions  contemplated  by the merger agreement; or

     o    compliance with the terms of, or the taking of any action required by, the merger agreement.

     The merger agreement also contains customary representations and warranties made by the  parent  and the  merger sub that are  subject,  in some  cases,  to specified  exceptions and  qualifications.  The  representations  and warranties relate to, among other things:

     o    their proper organization, good standing and limited liability company power to operate their businesses;

     o    their   certificate  of  formation  and  limited   liability   company
          agreement;

     o    their limited  liability company power and authority to enter into the merger  agreement and to consummate the  transactions  contemplated by the merger agreement;

     o    the absence of any violation of or conflict with their  organizational documents,  applicable  law  or  certain  agreements  as a  result  of entering into the merger agreement and consummating the merger;

     o    required  consents and approvals of governmental  entities as a result of the merger;

                                       37

     o    the accuracy and  completeness  of information  they have supplied for inclusion  in this proxy  statement  and in the offer  documents to be distributed to the holders of the notes;

     o    the absence of litigation or outstanding court orders against them;

     o    the operations of the merger sub;

     o    the parent's receipt at closing of the financing  proceeds required to complete  the merger and the other  transactions  contemplated  by the merger agreement;

     o    the  delivery by the parent of the  guarantee  by an  affiliate of the parent of the  obligations  of the parent and the merger sub under the merger agreement; and

     o    the absence of undisclosed broker's fees.

     The  representations  and  warranties  of each of the parties to the merger agreement will expire upon completion of the merger.

CONDUCT OF OUR BUSINESS PENDING THE MERGER

     Under the  merger  agreement,  we have  agreed  that,  subject  to  certain exceptions, between August 18, 2004 and the completion of the merger, we and our subsidiaries will:

     o    conduct our  business  only in the ordinary  course of business,  in a manner consistent with past practice and in compliance with applicable laws; and

     o    use  reasonable  best  efforts to  preserve  substantially  intact our business  organization,  to preserve our assets and properties in good repair and  condition and to preserve our current  relationships  with customers,  suppliers  and other  persons with which we have  material business  relations,  in each case in the ordinary  course of business and in a manner consistent with past practice.

     We have also agreed that during the same time period,  and again subject to certain exceptions or unless the parent gives its prior written consent,  we and our subsidiaries will not:

     o    amend or otherwise change our certificate of incorporation or by-laws;

     o    issue,  sell,  license  or  encumber  any of our or our  subsidiaries'
          securities, real property or tangible or intangible assets;

     o    declare, set aside, make or pay dividends;

     o    reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire,  directly  or  indirectly,  any of  our or our  subsidiaries'
          securities;

     o    acquire any  businesses,  properties  or assets,  other than  non-real property  assets either in the ordinary  course of business or that do not exceed $1.5 million in the aggregate;

     o    acquire,  enter into or extend any  option to acquire or  exercise  an option to acquire real property;

     o    incur any indebtedness,  make loans or grant security interests in any assets;

                                       38

     o    make any  capital  expenditures  other  than  expenditures  related to maintenance expenditures at existing properties in the ordinary course of business and consistent with past practice;

     o    commence  construction  of, or enter into any  contract  to develop or construct, other real estate projects;

     o    enter into any new line of business;

     o    expend or utilize  any portion of the  reserve  established  under our management agreement with HPT TRS SPES II, Inc.;

     o    make investments in persons other than wholly owned subsidiaries;

     o    increase, adopt, terminate or amend compensation, retention, severance or benefit plan arrangements;

     o    loan or  advance  any  money or  property  to any  current  or  former director, officer or employee;

     o    grant any equity or equity-based awards;

     o    make or file for any change in any method of tax accounting;

     o    make,  change or rescind any material tax  election,  file any amended tax return,  enter into any closing agreement relating to taxes, waive or extend the statute of limitations in respect of taxes, or settle or compromise  any  material  U.S.  federal,  state or local  income  tax liability, audit, claim or assessment, or surrender any right to claim for a tax refund;

     o    pay,  discharge,  waive, settle or satisfy liabilities or obligations, except for  repayments  of  indebtedness  under our credit  agreement, other than in the  ordinary  course of business  consistent  with past practice;

     o    waive, release, assign, settle or compromise any pending or threatened litigation  requiring  payment  by the  Company or any  Subsidiary  in excess of $100,000 individually or $500,000 in the aggregate;

     o    amend,   modify,  or  consent  to  the  termination  of  any  material contracts,  other than the terms and  provisions  of our stock  option plans required in connection with the merger, except for certain types of material  contracts in the ordinary  course of business  consistent with past practice;

     o    make any advertising or marketing  expenditures;

     o    adopt,  renew,  terminate,  change or increase our  liability or other obligations under any operating standards, loyalty programs or amenity packages  relating to the Prime  Hotels and  Resorts,  AmeriSuites  or
          Wellesley Inns & Suites brands;

     o    fail to maintain in full force and effect existing insurance policies;

     o    fail to preserve or protect  our rights in all  material  intellectual property;

     o    enter into or amend any material  contracts or enter into or amend any related party transactions;

                                       39

     o    effectuate a plant closing or mass layoff; or

     o    announce an intention,  enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing.

NO SOLICITATION OF TRANSACTIONS

     We  have  agreed  that   neither  we  nor  any  of  our   subsidiaries   or
representatives will, directly or indirectly:

     o    solicit or initiate or  knowingly  encourage  or  otherwise  knowingly facilitate  any inquiries or the  implementation  or submission of any acquisition proposal; or

     o    participate in discussions or  negotiations  regarding,  or furnish to
          any  person  any  non-public   information  in  connection  with,  any
          acquisition proposal.

For purposes of the merger agreement,  "acquisition proposal" means any proposal or offer, including any proposal to our stockholders, from any person other than the parent or the merger sub relating to:

     o    any direct or indirect  acquisition of more than 15% of our assets and the assets of our consolidated subsidiaries, taken as a whole;

     o    any direct or  indirect  acquisition  of more than 15% of any class of our equity securities;

     o    any tender offer or exchange offer that, if consummated,  would result in any  person  beneficially  owning  15% or more of any  class of our equity securities; or

     o    any merger,  consolidation,  business  combination,  recapitalization, liquidation, dissolution or other similar transaction involving us.

     Prior to the special  meeting,  however,  we or our board of directors  are permitted  to engage  in  discussions  or  negotiations  with,  or  furnish  any information  to, a third  party in  connection  with an  unsolicited  bona  fide written acquisition proposal, if and only to the extent that:

     o    our board of directors believes in good faith, after consultation with its advisors, that the acquisition proposal is, or could reasonably be expected  to  result  in, a  superior  proposal  and that the board of directors is required to engage in discussions or provide  information to the  third  party  to  comply  with  its  fiduciary  duties  to our stockholders; and

     o    our  board of  directors  receives  from the third  party an  executed confidentiality  agreement  containing  terms  that are  substantially similar to and no less  favorable  to us than those  contained  in the confidentiality agreement signed with an affiliate of the parent.

For purposes of the merger  agreement,  "superior  proposal" means any bona fide written acquisition proposal that:

     o    is not  solicited or initiated in violation of our  obligations  under the merger agreement;

     o    relates  to more than 50% of our  outstanding  common  stock or all or substantially  all of our and our  subsidiaries'  assets,  taken  as a whole;

                                       40

     o    our board of directors  determines in its good faith  judgment is more favorable to our  stockholders,  from a financial  point of view, than the merger agreement; and

     o    our board of  directors  determines  is  reasonably  capable  of being completed.

     We have  agreed to notify the parent  within 48 hours of our receipt of any bona fide inquiries,  proposals or offers,  requests for information or requests for  discussions or  negotiations  regarding any  acquisition  proposal.  In our notice  to the  parent,  we have  agreed  to  specify  the  material  terms  and conditions  of the  acquisition  proposal  and the  identity  of the third party making the proposal.  We have also agreed to keep the parent reasonably informed of the status of any discussions or  negotiations  with third parties and of any modifications  to the third  party  inquiries,  proposals  or offers.  Under the merger agreement, we may not terminate, waive, amend or modify any standstill or confidentiality  agreement to which we are a party.  We also agreed to terminate or cause to be terminated any discussions or negotiations  with any parties that may have been ongoing with respect to any acquisition  proposal as of August 18,
2004.

     We have  also  agreed  that our  board of  directors  will not and will not publicly propose to:

     o    withdraw  or modify  its  approval  or  recommendation  of the  merger agreement,  the merger or the other  transactions  contemplated by the merger agreement;

     o    approve or recommend any acquisition proposal; or

     o    approve  any  letter  of  intent,  acquisition  agreement  or  similar agreement with respect to any acquisition proposal.

     Notwithstanding  our obligations under the merger  agreement,  prior to the adoption of the merger agreement by our stockholders at the special meeting, our board of directors may withdraw or modify its approval or  recommendation of the merger  agreement,  the  merger or the other  transactions  contemplated  by the merger agreement if:

     o    in response to the receipt of an unsolicited  third party  acquisition proposal,  the board of  directors  determines  in good  faith,  after consultation  with its advisors,  that the  acquisition  proposal is a superior proposal; and

     o    that the board of directors is required,  after  consultation with its
          outside  legal  counsel,   to  withdraw  or  modify  its  approval  or
          recommendation  in order to comply  with its  fiduciary  duties to our stockholders; or

     o    other than in connection  with an acquisition  proposal,  the board of directors  determines  in good  faith,  after  consultation  with  its outside legal  counsel,  that it is required to withdraw or modify its approval  or  recommendation  in order to  comply  with its  fiduciary duties to our stockholders.

     We have also  agreed  not take any  action to exempt  any  person  from the restrictions on "business combinations" set forth in the DGCL or our Certificate of Incorporation or otherwise cause such restrictions not to apply.

EMPLOYEE BENEFITS

     For a period of two years  following the effective time of the merger,  the parent has agreed that it will, or will cause the surviving  company to, provide our  employees  as of the  effective  time of the merger  with at least the same level of base  salary,  cash  incentive  compensation  and other  cash  variable

                                       41

compensation that was provided to our employees  immediately  before the merger.
For that two-year  period,  the parent also will provide our employees as of the effective time with employee  benefits,  other than  equity-based  compensation, that  are no  less  favorable  in the  aggregate  than  those  provided  to such employees immediately before the effective time of the merger.

          In addition, the parent has agreed:

     o    to provide our  employees  with credit for service with the Company or any of our  subsidiaries  with respect to any of the parent's  benefit plans under which our employees may be eligible to  participate  after the effective time of the merger;

     o    to  provide  severance  benefits,  subject to  execution  of a general release,  to any employee who is employed at the  Company's  executive offices (excluding any employee with an employment  agreement,  change in control  agreement  or any other  severance  agreement  and certain other  employees) as of the effective  time and is terminated  without cause during the one-year period  immediately  following the effective time of the merger in varying  amounts  depending  upon their position and years of employment;

     o    with respect to our bonus plan (the "Bonus Plan"), provided we achieve our earnings per share target for the applicable years:

          o    each  eligible  employee,  who is employed by us at the effective time of the merger and remains employed by the surviving  company through the end of calendar year 2004 will be entitled to receive a bonus in accordance with the Bonus Plan in accordance with past practices;

          o    each employee who is employed by us at the effective  time of the merger but is terminated for any reason other than for cause will be entitled to receive a pro-rata  bonus  payment under the Bonus
               Plan;

          o    each  employee  who is  terminated  by the Company for any reason prior to the  effective  time of the merger and before the end of calendar  year 2004 will not be  entitled  to receive any payment under the Bonus Plan;

          o    A.F. Petrocelli,  our President and Chief Executive Officer, will be entitled to receive his pro-rata  bonus  payment  prior to the effective time of the merger. Mr. Petrocelli will not be employed by the surviving  company after the effective time of the merger;
               and

          o    At any time after the effective  time of the merger the surviving company,  in its  discretion,  shall be entitled to terminate the
               Bonus Plan for any and all fiscal years after December 31, 2004.

     o    with respect to the welfare  benefit plans  maintained or sponsored by the parent or the surviving  company and in which our employees may be eligible to participate on or after the effective time of the merger;

                                       42

     o    waive all  limitations as to preexisting  and at-work  conditions,  if
          any,  with  respect  to   participation   and  coverage   requirements
          applicable to each employee  under any of those welfare  benefit plans to the same extent waived under our comparable plans; and

     o    provide credit to each employee for any  co-payments,  deductibles and out-of-pocket  expenses paid by such  employee  under our plans during the relevant plan year, up to and including the effective  time of the merger.

AGREEMENT TO TAKE FURTHER ACTION AND TO USE REASONABLE BEST EFFORTS

     Subject to the terms and conditions of the merger agreement, each party has agreed to use its reasonable best efforts to take all appropriate  action and to do all things  necessary,  proper or advisable to complete and to make effective the transactions  contemplated  under the merger agreement.  Among other things, each party has  committed to use such  efforts to  cooperate  with each other to obtain all necessary  consents,  approvals and authorizations  from governmental authorities and third parties.

     Furthermore,  the parties  have agreed to use their  respective  reasonable best efforts to obtain any third party consents:

     o    necessary or advisable to complete the transactions contemplated under the merger agreement;

     o    specified in the merger agreement; or

     o    required to prevent a material adverse effect from occurring.

     In addition,  we have agreed that,  in the event that we fail to obtain any of the third party consents  mentioned  above,  we will use our reasonable  best efforts and take all such actions reasonably requested by the parent in order to minimize any adverse  effect on the Company and the parent and their  respective businesses as a result of the failure to obtain such consents.

     We have agreed that, in connection  with  obtaining any approval or consent from  any  governmental  authority  with  respect  to the  merger  or any  other transaction  contemplated under the merger agreement,  neither we nor the parent or its  affiliates  will be  required  to make any  divestiture  or  undertaking relating to the conduct of business,  unless  acceptable to the parent.  We have also agreed that neither we nor the parent or its affiliates will be required to pay or  commit  to pay any  consideration,  make any  commitment  or  incur  any liability  in  connection  with  obtaining  any  approval  or  consent  from any non-governmental  third party unless the parent has  provided its prior  written
consent,   which  the  parent  cannot  unreasonably  withhold  if  the  payment, commitment or incurrence is to be made by the Company.

     In addition,  we have agreed at or immediately  prior to the effective time of the merger,  to use our reasonable  best efforts to (A) exercise the purchase options granted to us as tenant under that certain Lease,  dated as of March 31,
1996, by and between us and N.J. Route 46, Limited  Partnership and that certain
Lease,  dated as of  September  22, 1988,  by and between us and N.J.  Route 46,
Limited  Partnership,  as successor in interest to Prime Motor Inns,  Inc.,  and acquire fee simple  title to the property  commonly  known as 700 Route 46 East,
Fairfield,  New  Jersey  prior to the  effective  time of the  merger and (B) to exercise  our  purchase  option  granted  to us as  tenant  under  that  certain
Agreements  of Lease,  dated as of September 22, 2000 and August 8, 2000, by and between us and Brown Trout  Investments,  Ltd.  and  acquire in our name,  or if requested by parent, in the name of a subsidiary of the Surviving  Company,  fee simple  title  to the  properties  commonly  known as (i)  5895  Caravan  Court,
Orlando,  Florida and (ii) 4730 Painters Mill Road, Owings Mills, Maryland, such acquisitions to be consummated prior to, but to become effective

                                       43

immediately  after,  the  effective  time of the merger.  We have also agreed to obtain a payoff  letter from our lender  with  respect to our  mortgage  for our
Prime Hotel and Suites property in Fairfield, New Jersey.

CONDITIONS TO THE MERGER

     The  obligations  of the parties to complete  the merger are subject to the following mutual conditions:

     o    receipt of Company stockholder approval; and

     o    the absence of any governmental  orders that have the effect of making the merger illegal or that otherwise prohibit the closing.

     The obligations of the parent and the merger sub to complete the merger are subject to the following additional conditions:

     o    the truth  and  correctness  of our  representations  and  warranties, without giving effect to any  materiality  or material  adverse effect qualifiers,  except  where  the  failure  of our  representations  and warranties  to be true  and  correct,  without  giving  effect  to any
          materiality  or  material   adverse  effect   qualifiers,   would  not
          reasonably be expected to have a material adverse effect on us and our subsidiaries,  taken as a whole,  and the truth and correctness in all
          material  respects  of  our   representation  and  warranty  regarding
          capitalization;

     o    the performance,  in all material respects, by us of our covenants and agreements in the merger agreement;

     o    our delivery to the parent at closing of a certificate with respect to our representations, warranties, covenants and agreements;

     o    the absence of a "market MAC" market  disruption  or the absence of an occurrence  of any  "market  MAC" event which with the passage of time could  become a "market  MAC"; a "market MAC" is defined as any one of the following market disruption events:

          o    any general  suspension  of trading in securities on the NYSE for three or more consecutive business days;

          o    the  declaration  of a banking  moratorium  or any  suspension of payments  in  respect  of banks  for  three  or more  consecutive business days;

          o    the  commencement or material  escalation of war or other crisis, including  terrorist acts, that results in a material  disruption or material adverse change in the U.S.  commercial  credit,  debt capital or commercial  mortgage-backed  securities  markets for a period of three or more consecutive business days; or

          o    any limitation by any  governmental  authority that prohibits the extension of credit by banks in the U.S. or New York for a period of  three or more  consecutive  business  days in a  manner  that prevents Blackstone's lenders from providing its debt financing;

                                       44

     o    the receipt of the requisite consents from the note holders under each of our  indentures so that we and the  indenture  trustees may execute supplemental  indentures  immediately  prior to the closing that would remove restrictive covenants;

     o    receipt  of a letter  from  our  lender  under  our  credit  agreement acknowledging  that our credit agreement will be terminated and we and our subsidiaries  will be released from liability  thereunder upon the repayment of the  aggregate  principal  amount  outstanding  under our credit agreement; and

     o    receipt of a title insurance  affidavit with respect to debts,  liens, parties in possession and non-imputation.

Our  obligation  to complete the merger is subject to the  following  additional conditions:

     o    the truth and correctness in all material respects of the parent's and the merger sub's representations and warranties;

     o    the  performance,  in all  material  respects,  by the  parent and the merger sub of their covenants and agreements in the merger  agreement;
          and

     o    the delivery at closing by the parent of a certificate with respect to
          the  parent's  and  the  merger  sub's  representations,   warranties,
          covenants and agreements.

TERMINATION

     We and the parent may agree in writing to terminate the merger agreement at any time without completing the merger, even after our stockholders have adopted the merger  agreement.  The merger  agreement may also be terminated at any time prior to the  effective  time of the  merger  in  certain  other  circumstances, including:

     o    by either the parent or the Company if:

          o    the closing has not occurred on or before  February 18, 2005,  so long as the failure to  complete  the merger is not the result of the failure of the terminating  party to comply with the terms of the merger agreement;

          o    the  Company  stockholders  do  not  vote  to  adopt  the  merger agreement at the special meeting of the stockholders;

          o    there  is  a  breach   by  the   non-terminating   party  of  its
               representations,  warranties,  covenants  or  agreements  in  the merger  agreement such that the closing  conditions  would not be satisfied, which breach has not been cured within 30 days;

          o    any governmental  authority has enacted or entered any injunction or other ruling or takes any other action which has the effect of making  the  consummation  of the  merger  illegal  or  otherwise preventing or prohibiting completion of the merger;

     o    by the parent,  if our board of  directors  withdraws  or modifies its recommendation or approval of the merger agreement,  the merger or the other  transactions  contemplated by the merger  agreement or that the
          Company's   stockholders   vote  to  adopt  the  merger  agreement  or
          recommends or approves another acquisition proposal;

                                       45

     o    by the Company if,  prior to the  stockholders  meeting,  our board of directors withdraws or modifies its recommendation to our stockholders in favor of the merger in response to an unsolicited superior proposal that it has approved and  recommended in accordance  with the terms of the merger  agreement,  but only after we have  provided  the parent a three business day period (during which time we must negotiate in good faith with the parent) to make an offer that is at least as  favorable as the superior proposal;

     o    by the Company,  if certain  conditions to closing have been satisfied or waived and the closing has not occurred  within five business days;
          or

     o    by the Company,  if a specified  market  disruption event has occurred and the parent has not waived its closing  condition  relating to such event within a certain period of time following a written  request for a waiver from the Company.

FEES AND EXPENSES

     We have agreed to reimburse  the  parent's  transaction  expenses,  up to a limit of $4 million, if:

     o    the parent  terminates  the merger  agreement due to a breach by us of our representations, warranties, covenants or agreements such that the closing  conditions would not be satisfied,  which breach has not been cured within 30 days; or

     o    either  the  Company  or the parent  terminates  the merger  agreement because of the failure to receive Company stockholder  approval at the special meeting of the stockholders.

     If,  concurrently  with either of the foregoing  events or within 12 months after such  event,  we submit to our  stockholders,  enter into or  complete  an acquisition proposal, we have agreed to also pay to the parent a termination fee of $23 million.

     In  addition,  we have  agreed to pay the parent a  termination  fee of $23 million,  and to reimburse the parent's transaction expenses up to a limit of $4 million, if:

     o    the parent has  terminated the merger  agreement  because our board of directors has withdrawn or modified its  recommendation of the merger, the merger  agreement or the other  transactions  contemplated  by the merger  agreement or recommended or approved an acquisition  proposal, so long as neither  the  parent  nor the  merger  sub was in  material breach of the merger agreement as of the termination date; or

     o    the Company  has  terminated  the merger  agreement  if,  prior to the stockholders meeting, our board of directors has withdrawn or modified its  recommendation  to our  stockholders  in favor of the  merger  in response to an unsolicited  superior proposal that it has approved and recommended in accordance with the terms of the merger agreement,  but only after we have  provided  the parent a three  business  day period
          (during which time we must negotiate in good faith with the parent) to make an offer that is at least as favorable as the superior proposal.

     In no event will we be  obligated to pay to the parent  aggregate  fees and expenses in excess of $27 million (a termination fee of $23 million and up to $4 million for  reimbursement of expenses).  For purposes of determining  whether a termination fee is payable by us, an "acquisition proposal" is one that involves over 40% of our stock or assets or a merger  or other  business  combination  in which  our  stockholders  would  cease to own at least  60% of the  stock of the
Company immediately following the transaction.

                                       46

     The parent has agreed to pay us a termination fee of $27 million if we have terminated the merger agreement:

     o    due  to  a  breach   by  the   parent  or  the   merger   sub  of  its
          representations,  warranties,  covenants or  agreements  such that the closing  conditions would not be satisfied,  which breach has not been cured within 30 days;

     o    because the closing has not  occurred by February  18, 2005 so long as the failure to complete the merger is not the result of the failure of the Company to comply with the terms of the merger  agreement  and, at the time of the termination, the mutual closing conditions relating to our stockholder  approval and the absence of  governmental  orders and the parent's conditions relating to our  representations,  warranties, covenants and agreements,  the absence of a market MAC and the receipt of the requisite consents from the note holders have been satisfied or waived; or

     o    because the mutual  closing  conditions  relating  to our  stockholder approval  and the  absence of  governmental  orders  and the  parent's conditions relating to our representations,  warranties, covenants and agreements,  the  absence  of a  market  MAC  and the  receipt  of the requisite consents from the note holders have been satisfied or waived and the closing has not occurred within five business days.

     Our right to receive a  termination  fee from the  parent is our  exclusive remedy for  losses  suffered  by us as a result of the  failure of the merger to close.

AMENDMENT AND WAIVER

     The merger  agreement  may be amended  prior to the  effective  time of the merger by mutual  agreement of the parties.  After the merger agreement has been adopted by our  stockholders,  no amendment will be made to the merger agreement except as allowed under applicable law. The merger agreement also provides that, at any time prior to the effective time of the merger,  any party may extend the time for the  performance of any obligations or other acts of the other parties, waive  any  inaccuracies  in the  representations  and  warranties  of the other parties or waive compliance with any agreement of another party or any condition to its own obligations contained in the merger agreement.

                                       47

                       MARKET PRICE OF THE COMPANY'S STOCK

     Our  common  stock is  traded  on the NYSE  under  the  symbol  "PDQ."  The following  table sets forth the high and low closing  sales  prices per share of our common stock on the NYSE for the periods indicated.

                               Market Information

                                                        Common Stock
                                               ---------------------------------
                                                High                       Low
Year Ended December 31, 2002:                  ------                     ------
1st Quarter                                    $13.72                    $10.52
2nd Quarter                                    $13.66                    $11.90
3rd Quarter                                    $12.30                     $8.20
4th Quarter                                     $9.40                     $7.55

Year Ended December 31, 2003:
1st Quarter                                     $8.76                     $4.68
2nd Quarter                                     $7.15                     $5.10
3rd Quarter                                     $9.10                     $6.76
4th Quarter                                    $11.02                     $8.69

Year Ended December 31, 2004:
1st Quarter                                    $11.79                     $9.98
2nd Quarter                                    $11.50                     $9.34
3rd Quarter (through September [ ], 2004)      $[   ]                     $[   ]

     The closing  sale price of our common stock on the NYSE on August 17, 2004, the day before the merger agreement was announced,  was $8.47. On September [ ],
2004, the last trading day before this proxy statement was printed,  the closing price for the Company's common stock on the NYSE was $[ ]. You are encouraged to obtain current market  quotations for PDQ common stock in connection with voting your shares.

     We have not declared any cash  dividends on our common stock during the two prior fiscal years and we are  currently  prohibited  by the terms of the merger agreement and certain debt agreements  from paying cash dividends.  In the event that the merger is not consummated,  we currently anticipate that we will retain any  future  earnings  for use in our  business  and  that  we will  not pay any dividends on our common stock in the foreseeable future.

         SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September [ ], 2004 (unless otherwise noted),  certain  information  regarding the beneficial  ownership of our common stock by:

     o    each person  known by us to be the  beneficial  owner of 5% or more of the outstanding common stock;

     o    each of our directors and executive officers; and

     o    all of our directors and executive officers as a group.

                                       48

    There were approximately [     ] record holders of common stock and [      ]
shares of common stock outstanding on that date.

--------------------------------------------------------------------------------------------
                                                                  Shares Beneficially Owned
                                                               -----------------------------
Name (1)                                                         Number (2)         Percent
-----------------------------------------------                -------------      -----------
A.F. Petrocelli (3)                                             7,659,697            15.7
United Capital Corp. (3)                                        3,539,697             7.9
AXA Financial Services, Inc. (4)                                3,208,638             7.2
Dimensional Fund Advisors Inc. (5)                              3,136,700             7.0
Massachusetts Financial Services Company (6)                    2,303,330             5.2
Richard Szymanski (7)                                             141,279             *
Lawrence N. Friedland (8)                                          71,000             *
Allen S. Kaplan (9)                                                30,000             *
Howard M. Lorber (10)                                             185,000             *
Richard Reitman (11)                                               10,000             *
Stephen Seltzer                                                         0             0
Stephen M. Kronick (12)                                           123,748             *
John Capone (13)                                                   12,700             *
Arthur Manso (14)                                                  12,000             *
Vito Stellato (15)                                                  4,000             *
Bryan Hayes (16)                                                    8,703             *
All directors and officers as a group (14 persons)              8,258,127            16.8

---------------------------------

*  Less than 1.0%.

     (1) Unless  otherwise  indicated,  the  address of such person is c/o Prime
Hospitality Corp., 700 Route 46 East, Fairfield, New Jersey 07004.

     (2) The numbers and percentages of shares owned by the directors, the named executive officers,  and by all officers and directors as a group assume in each case that currently  outstanding  stock options  covering shares of common stock which were exercisable  within 60 days of September [ ], 2004 had been exercised by that person or group as  follows:  (i) A. F.  Petrocelli  -  4,075,000;  (ii)
Richard Szymanski - 138,999;  (iii) Lawrence  Friedland - 60,000;  (iv) Allen S.
Kaplan - 30,000;  (v) Howard  Lorber - 95,000;  (vi)  Richard  Reitman - 10,000;
(vii)  Stephen M.  Kronick - 123,666;  (viii) John Capone - 12,700;  (ix) Arthur
Manso - 12,000; (x) Vito Stellato - 4,000; (xi) Bryan Hayes - 8,700 and (ix) all
directors and executive officers as a group - 4,570,065.

     (3) Includes  45,000 shares owned by Mr.  Petrocelli  and 3,539,697  shares
owned  by  United  Capital  Corp.  of  which  A.F.   Petrocelli  is  a  majority
shareholder,  Chairman of the Board of Directors,  President and Chief Executive
Officer.  Mr. Petrocelli  expressly disclaims beneficial ownership of the shares directly  held  by  United  Capital  Corp.  Also  includes  options  held by Mr.
Petrocelli to purchase  4,075,000 shares at an exercise price of $9.31 per share as to 10,000 shares, $10.00 per share as to 65,000 shares, $5.91 per share as to
1,000,000 shares and $9.12 per share as to 3,000,000 shares.

     (4) AXA Financial,  Inc., AXA Assurances I.A.R.D.  Mutuelle, AXA Assurances
Vie Mutuelle and AXA Courtage Assurance Mutuelle together filed a joint Schedule
13G dated February 10, 2004 with the SEC reporting beneficial ownership of these shares of Common  Stock.  According  to this  Schedule  13G,  (i) AXA  Financial reported  beneficial  ownership  of an  aggregate  of  2,283,638 of such shares,
2,002,871 of which it reported  sole voting  power,  24,650 of which it reported shared voting power, and 2,283,638 of which it reported sole dispositive  power,

                                       49

and (ii) each of AXA  Assurances  I.A.R.D.,  AXA Assurances Vie and AXA Courtage
reported  beneficial  ownership  of all of such  shares,  2,741,771  of which it reported  sole voting  power,  24,650 of which it reported  shared voting power,
2,283,638 of which it reported  sole  dispositive  power and 925,000 of which it reported shared  dispositive power. AXA Financial  Services,  Inc. is located at
Avenue of the Americas, New York, New York 10104.

     (5)  Dimensional  Fund Advisors Inc. filed a Schedule 13G dated February 6,
2004 with the SEC reporting  ownership of 3,136,700 shares of Common Stock, with sole voting and dispositive  power with respect to all such shares.  Dimensional
Fund Advisors Inc. is located at 1299 Ocean  Avenue,  11th Floor,  Santa Monica,
California 90401.

     (6)  Massachusetts  Financial  Services  Company filed a Schedule 13G dated
February 11, 2004 with the SEC reporting ownership of 2,303,330 shares of Common
Stock,  with sole  voting  power  with  respect  to  2,270,530  shares  and sole dispositive  power with respect to  2,303,330  shares.  Massachusetts  Financial
Services Company is located at Boylston Street, Boston, Massachusetts 01216.

     (7) Includes 2,280 shares owned by Mr. Szymanski.  Also includes options to purchase  138,999  shares  with an  exercise  price $9.63 per share as to 12,000 shares,  $10.00  per share as to 27,000  shares,  $11.25  per share as to 35,000 shares,  $9.16  per  share as to  31,000  shares,  $8.60  per share as to 19,000 shares,  $8.445 per share as to 12,666  shares,  and $9.09 per share as to 2,333 shares.

     (8) Includes  2,000 shares  owned by Mr.  Friedland,  7,000 shares owned by trust under which Mr.  Friedland is the trustee and beneficiary and 2,000 shares owned by trusts for the benefit of Mr. Friedland's grandchildren.  Mr. Friedland disclaims  beneficial ownership of the shares owned by the trust for the benefit of his  grandchildren.  Also includes  options held by Mr. Friedland to purchase
60,000  shares at an  exercise  price of $10.00  per share as to 10,000  shares,
$12.00  per share as to  10,000  shares,  $8.63  per share as to 10,000  shares,
$12.01 per share as to 10,000  shares,  $12.49 per share as to 10,000 shares and
$6.35 per share as to 10,000 shares.

     (9) Consists of options held by Mr. Kaplan to purchase  30,000 shares at an exercise price of $12.01 per share as to 10,000  shares,  $12.49 per share as to
10,000 shares, and $6.35 per share as to 10,000 shares.

     (10) Includes 90,000 shares owned by Mr. Lorber.  Also includes  options to purchase  95,000  shares with an exercise  price of $9.31 per share as to 10,000 shares,  $10.00 per share as to 65,000 shares,  $12.49 as to 10,000 shares,  and
$6.35 as to 10,000 shares.

     (11) Consists of options held by Mr.  Reitman to purchase  10,000 shares at an exercise price of $6.35 per share.

     (12)  Includes 82 shares owned by Mr.  Kronick.  Also  includes  options to purchase  123,666  shares with an exercise price of $9.63 per share as to 12,000 shares,  $10.00  per share as to 24,000  shares,  $11.25  per share as to 21,000 shares,  $9.16  per  share as to  31,000  shares,  $8.60  per share as to 19,000 shares,  $8.445 per share as to 12,666  shares,  and $9.09 per share as to 4,000 shares.

     (13) Consists of options to purchase  12,700 shares with an exercise  price of $4.72  per share as to 1,500  shares,  $11.25  per share as to 1,500  shares,
$9.16 per share as to 2,700,  $8.60  per share as to 1,800  shares,  $8.445  per share as to 1,200 shares, and $9.09 per share as to 4,000 shares.

     (14) Consists of options to purchase  12,000 shares with an exercise  price of $8.445 per share as to 8,000 shares, and $9.09 per share as to 4,000 shares.

                                       50

     (15) Consists of options to purchase 4,000 shares with an exercise price of
$9.09 per share.

     (16)  Includes  3 shares  owned by Mr.  Hayes.  Also  includes  options  to purchase  8,700  shares with an  exercise  price of $11.25 per share as to 2,000 shares,  $9.12 per share as to 2,700 shares, $8.60 per share as to 1,800 shares,
$8.445 per share as to 1,200 shares and $9.09 per share as to 1,000 shares.

                         DISSENTERS' RIGHTS OF APPRAISAL

     Under  the DGCL,  you have the  right to  dissent  from the  merger  and to receive  payment in cash for the fair value of your common stock of the Company.
The Company's  stockholders  electing to exercise  appraisal  rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights.
The Company will require strict compliance with the statutory procedures.

     The following is intended as a brief summary of the material  provisions of the Delaware  statutory  procedures  required to be followed by a stockholder in order to dissent from the merger and perfect  appraisal  rights.  This  summary, however,  is not a complete  statement  of all  applicable  requirements  and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this proxy statement.

     Section 262 requires that  stockholders  be notified that appraisal  rights will be  available  not less than 20 days before the special  meeting to vote on the merger. A copy of Section 262 must be included with such notice.  This proxy
statement   constitutes  the  Company's   notice  to  its  stockholders  of  the
availability  of appraisal  rights in  connection  with the merger in compliance with the  requirements  of Section 262. If you wish to consider  exercising your appraisal rights,  you should carefully review the text of Section 262 contained in Annex D since failure to timely and properly comply with the  requirements of
Section 262 will result in the loss of your appraisal rights under Delaware law.

     If you elect to demand  appraisal of your shares,  you must satisfy each of the following conditions:

     o    You must deliver to the Company a written demand for appraisal of your shares  before  the vote with  respect  to the  merger is taken.  This written  demand for appraisal must be in addition to and separate from any proxy or vote  abstaining  from or voting  against the adoption of the  merger  agreement.  Voting  against  or  failing  to vote for the adoption  of the merger  agreement  by itself  does not  constitute  a demand for appraisal within the meaning of Section 262.

     o    You must not vote in favor of the adoption of the merger agreement.  A vote in favor of the adoption of the merger agreement,  by proxy or in person,  will constitute a waiver of your appraisal  rights in respect of the shares so voted and will nullify any  previously  filed written demands  for  appraisal.  If you fail to comply  with  either of these conditions  and the  merger  is  completed,  you will be  entitled  to receive the cash payment for your shares of the Company's common stock as  provided  for in the  merger  agreement,  but  you  will  have  no appraisal  rights with respect to your shares of the Company's  common stock.

     All demands for appraisal should be addressed to Prime  Hospitality  Corp.,
700 Route 46 East, Fairfield, New Jersey 07004, Attention: Joseph B. Bernardino,
Esq., Secretary and General Counsel,  before the vote on the merger agreement is taken at the special  meeting,  and should be executed  by, or on behalf of, the record  holder of the shares of the  Company's  common  stock.  The demand  must reasonably  inform  the  Company  of the  identity  of the  stockholder  and the intention of the stockholder to demand appraisal of his, her or its shares.

                                       51

     To be effective, a demand for appraisal by a holder of the Company's common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s).
Beneficial  owners who do not also hold the  shares of record  may not  directly make  appraisal  demands to the Company.  The  beneficial  holder must,  in such cases,  have the registered owner submit the required demand in respect of those shares.  If shares  are owned of record in a  fiduciary  capacity,  such as by a trustee,  guardian or custodian,  execution of a demand for appraisal  should be made in that  capacity;  and if the  shares are owned of record by more than one person,  as in a joint  tenancy  or tenancy  in  common,  the  demand  should be executed  by or  for  all  joint  owners.  An  authorized  agent,  including  an authorized  agent for two or more  joint  owners,  may  execute  the  demand for appraisal  for a  stockholder  of record;  however,  the agent must identify the record owner or owners and  expressly  disclose the fact that,  in executing the demand,  he or she is acting as agent for the record owner. A record owner, such as a broker,  who holds shares as a nominee for others,  may exercise his or her right of appraisal  with  respect to the shares held for one or more  beneficial owners,  while not exercising this right for other  beneficial  owners.  In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned,  the demand will be presumed to cover all shares held in the name of the record owner.

     If you hold  your  shares  of the  Company's  common  stock in a  brokerage account or in other nominee form and you wish to exercise  appraisal rights, you should  consult  with  your  broker  or  the  other  nominee  to  determine  the appropriate procedures for the making of a demand for appraisal by the nominee.

     Within 10 days  after  the  effective  time of the  merger,  the  surviving company  must give written  notice that the merger has become  effective to each
Company  stockholder  who has properly  filed a written demand for appraisal and who did not vote in favor of the merger  agreement.  At any time  within 60 days after the effective  time, any stockholder who has demanded an appraisal has the right to withdraw  the demand and to accept the cash  payment  specified  by the merger agreement for his or her shares of the Company's common stock. Within 120 days after the effective time,  either the surviving  company or any stockholder who has complied with the requirements of Section 262 may file a petition in the
Delaware Court of Chancery  demanding a  determination  of the fair value of the shares held by all stockholders entitled to appraisal. The surviving company has no  obligation  to file  such a  petition  in the  event  there  are  dissenting stockholders.  Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's  previously  written demand for appraisal.

     If a petition for  appraisal is duly filed by a  stockholder  and a copy of the petition is delivered to the surviving  company,  the surviving company will then be  obligated,  within 20 days  after  receiving  service  of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all  stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition,  and to determine those stockholders who have  complied  with Section 262 and who have become  entitled to the  appraisal rights provided  thereby.  The Chancery Court may require the  stockholders  who have demanded payment for their shares to submit their stock certificates to the
Register in  Chancery  for  notation  thereon of the  pendency of the  appraisal proceedings;  and if any stockholder  fails to comply with that  direction,  the
Chancery Court may dismiss the proceedings as to that stockholder.

     After  determination  of the  stockholders  entitled to  appraisal of their shares of the  Company's  common  stock,  the Chancery  Court will  appraise the shares,  determining  their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger,  together with a fair rate of interest.  When the value is  determined,  the Chancery Court will direct the payment of such value,  with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to

                                       52

receive  the  same,   upon  surrender  by  such  holders  of  the   certificates
representing those shares.

     In  determining  fair value,  the  Chancery  Court is required to take into account all  relevant  factors.  YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR
SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE, THE SAME, OR LESS THAN THE
VALUE THAT YOU ARE ENTITLED TO RECEIVE UNDER THE TERMS OF THE MERGER AGREEMENT.

     Costs of the appraisal proceeding may be imposed upon the surviving company and the stockholders  participating in the appraisal  proceeding by the Chancery
Court as the  Chancery  Court deems  equitable  in the  circumstances.  Upon the application of a  stockholder,  the Chancery Court may order all or a portion of the  expenses  incurred by any  stockholder  in  connection  with the  appraisal proceeding,  including,  without limitation,  reasonable attorneys' fees and the fees and  expenses of experts,  to be charged pro rata  against the value of all shares entitled to appraisal.  Any stockholder who had demanded appraisal rights will not,  after the effective  time, be entitled to vote shares subject to that demand  for any  purpose  or to  receive  payments  of  dividends  or any  other distribution with respect to those shares, other than with respect to payment as of a record  date prior to the  effective  time;  however,  if no  petition  for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an  acceptance of the terms of the merger within 60 days after the effective time of the merger,  then the right of that  stockholder to appraisal will cease and that  stockholder will be entitled to receive the cash payment for shares of his,  her or its Company  common  stock  pursuant to the merger  agreement.  Any withdrawal of a demand for appraisal  made more than 60 days after the effective time of the merger may only be made with the written  approval of the  surviving company and must, to be  effective,  be made within 120 days after the effective time.

     In view of the  complexity of Section 262, the Company's  stockholders  who may wish to dissent from the merger and pursue  appraisal  rights should consult their legal advisors.

                    MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

     In  accordance  with Rule  14a-3(e)(1)  under the  Exchange  Act, one proxy statement  will be delivered to two or more  stockholders  who share an address, unless  PHC  has  received  contrary  instructions  from  one  or  more  of  the stockholders.  PHC will deliver promptly upon written or oral request a separate copy of the proxy  statement  to a  stockholder  at a shared  address to which a single copy of the proxy statement was delivered. Requests for additional copies of the  proxy  statement,  and  requests  that  in  the  future  separate  proxy statements be sent to stockholders  who share an address,  should be directed to
Prime  Hospitality  Corp.,  700  Route 46 East,  Fairfield,  New  Jersey  07004,
Attention:  Investor Relations,  telephone:  (973) 882-1010,  with a copy to the attention of the Company's Secretary and General Counsel,  Joseph B. Bernardino,
Esq. In addition,  stockholders  who share a single address but receive multiple copies of the proxy  statement  may request  that in the future  they  receive a single copy by  contacting  PHC at the address and phone number set forth in the prior sentence.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     If the merger is  completed,  we will no longer be a publicly  held company and  there  will  be no  public  participation  in any  future  meetings  of our stockholders.  However,  if the merger is not completed,  our stockholders  will continue to be entitled to attend and participate in our stockholders' meetings.
If the merger is not completed,  we must receive stockholder proposals not later than December 22, 2004 for inclusion in the proxy materials relating to our 2005 annual  meeting,  which  proposals must comply with the rules and regulations of the Securities and Exchange Commission then in effect.

                                       53

     In addition, our amended by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders,  must provide timely notice  thereof  in  writing.  To be  timely,  a  stockholder's  notice  must be delivered to or mailed and received at our  headquarters,  not less than 50 days nor more than 75 days  prior to the  meeting;  provided,  that in the event that less than 65 days' notice or prior public  disclosure of the date of the meeting is given  to  stockholders,  notice  by the  stockholder  to be  timely  must be received by the close of business  on the 15th day  following  the date on which notice of the meeting was mailed or public disclosure was made,  whichever first occurs.  We  reserve  the  right to  reject,  rule out of order,  or take  other appropriate  action with respect to any proposal that does not comply with these and other applicable requirements.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The Company files annual,  quarterly and current reports,  proxy statements and other  information  with the SEC. You may read and copy any  reports,  proxy statements  or other  information  that we file  with  the SEC at the  following location of the SEC:

     Public Reference Room
     450 Fifth Street, N.W.
     Room 1024
     Washington, D.C. 20549

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the
Public  Reference  Section  of the SEC,  450  Fifth  Street,  N.W.,  Room  1024,
Washington,  D.C. 20549, at prescribed  rates.  The Company's public filings are also available to the public from document  retrieval  services and the Internet website maintained by the SEC at www.sec.gov.

     Reports,  proxy statements or other  information  concerning us may also be inspected at the offices of the New York Stock Exchange at:

     20 Broad Street
     New York, NY 10005

     Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports,  proxy statements or other  information concerning us, without charge,  by written or telephonic  request directed to us at Prime  Hospitality  Corp.,  700 Route 46 East,  Fairfield,  New Jersey 07004,
Attention:  Investor  Relations,  with a copy to the  attention of the Company's
Secretary and General Counsel,  Joseph B. Bernardino,  Esq. If you would like to request  documents,  please do so by [ ], 2004,  in order to receive them before the special meeting.

     No persons  have been  authorized  to give any  information  or to make any representations other than those contained in this proxy statement and, if given or made, such information or  representations  must not be relied upon as having been  authorized  by us or any  other  person.  This  proxy  statement  is dated
September  [   ], 2004 should not assume that the  information  contained in this proxy  statement  is accurate as of any date other than that date,  and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

                                       54

                                                                         ANNEX A

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                      among

                         BREP IV HOTELS HOLDING L.L.C.,

                        BREP IV HOTELS ACQUISITION L.L.C.

                                       and

                             PRIME HOSPITALITY CORP.

                           Dated as of August 18, 2004

================================================================================

                                      A-1

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----

                                       i
                                      A-2

                                                                                            Page
                                                                                            ----

                                       ii

                                      A-3

                                                                                            Page
                                                                                            ----

         Exhibit A         Certificate of Non-Foreign Status

         Exhibit B         Form of Guarantee

         Exhibit C         Form of Title Insurance Affidavit

                                      iii

                                      A-4

      AGREEMENT AND PLAN OF MERGER, dated as of August 18, 2004 (this
"AGREEMENT"), among BREP IV Hotels Holding L.L.C., a Delaware limited liability company ("PARENT"), BREP IV Hotels Acquisition L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Parent ("MERGER SUB"), and
Prime Hospitality Corp., a Delaware corporation (the "COMPANY").

      WHEREAS, the respective Boards of Directors or Board of Managers of each of the Company, Parent and Merger Sub deem it in the best interests of their respective stockholders or members, as the case may be, to consummate the merger
(the "MERGER"), on the terms and subject to the conditions set forth in this
Agreement, of the Company with and into Merger Sub in which Merger Sub would be the surviving entity, and such Boards of Directors or Board of Managers, as the case may be, have approved this Agreement and declared its advisability (and, in the case of the Board of Directors or Board of Managers of the Company, as the
case may be (the "COMPANY BOARD"), recommended that this Agreement be adopted by the Company's stockholders);

      WHEREAS, as an inducement to Parent and Merger Sub entering into this
Agreement, Parent and certain stockholders of the Company are entering into a voting agreement simultaneously with the execution and delivery of this
Agreement pursuant to which, among other things, such stockholders have agreed, subject to the terms thereof, to vote their shares of the Company Common Stock
(as defined below) in favor of the adoption of this Agreement; and

      WHEREAS, upon consummation of the Merger, each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "COMPANY
COMMON STOCK"), will be converted into the right to receive $12.25 per share in cash, upon the terms and subject to the conditions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby,
Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

      SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the General Corporation Law of the
State of Delaware (the "DGCL"), at the Effective Time, the Company shall be merged with and into Merger Sub. At the Effective Time, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving entity of the Merger (the "SURVIVING COMPANY").

      SECTION 1.02. CLOSING. Unless this Agreement shall have been terminated in accordance with Section 8.01, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "CLOSING")
will take place at 11:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII (other than those that by their terms are to be satisfied or waived at the Closing), at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65
East 55th Street, New York, New York 10022, unless another time, date and/or place is agreed to in writing by Parent and the Company.

      SECTION 1.03. EFFECTIVE TIME. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall (i)
file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is

                                      A-5

required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of
State of the State of Delaware or at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "EFFECTIVE TIME".

      SECTION 1.04. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in Sections 259 and 264 of the DGCL and Section
18-209 of the Delaware Limited Liability Company Act.

      SECTION 1.05. LIMITED LIABILITY COMPANY AGREEMENT. Subject to Section
1.07, at the Effective Time, the Limited Liability Company Agreement of Merger
Sub, as in effect immediately prior to the Effective Time, shall be the Limited
Liability Company Agreement of the Surviving Company until thereafter amended in accordance with the provisions thereof and as provided by Law.

      SECTION 1.06. DIRECTORS AND OFFICERS. Subject to Section 1.07, the
directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Limited Liability Company Agreement of the Surviving Company, and the
officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

      SECTION 1.07. ALTERNATIVE STRUCTURE OF MERGER. While it is currently contemplated that the Merger shall be effected through the merger of the Company with and into Merger Sub, Parent shall have the option, in its sole discretion and without requiring the further consent of the Company or the Company's Board of Directors or stockholders, upon reasonable notice to the Company, to cause the Merger to be effected through an alternative transaction structure of Merger
Sub merging with and into the Company, with the Company being the Surviving
Company (the "ALTERNATIVE MERGER"), in which case (i) each limited liability company interest of Merger Sub issued and outstanding immediately prior to the
Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the
Surviving Company, (ii) the Certificate of Incorporation of the Company, as in
effect immediately prior to the Effective Time, shall be the Certificate of
Incorporation of the Surviving Company until thereafter amended as provided by
Law, (iii) the Bylaws of the Company, as in effect immediately prior to the
Effective Time, shall be the Bylaws of the Surviving Company until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving
Company and such Bylaws, and (iv) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and
Bylaws of the Surviving Company, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving
Company, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal. Parent shall make such election by delivering to the Company a notice
(the "ELECTION NOTICE") electing to effect the Alternative Merger. For purposes of this Agreement, (i) all references to the term "Merger" shall be deemed to include the Alternative Merger, except for such references contained in this
Section 1.07, and (ii) all references to the term "Surviving Company" shall be deemed to include the Company in its capacity as the surviving entity in the
Alternative Merger. In addition, Parent shall have the option, in its sole discretion and without requiring the further consent of the Company or the
Company's Board of Directors or stockholders, upon reasonable notice (but not less than 15 days' notice) to the Company, to request the Company, immediately prior to the Effective Time, to use commercially reasonable efforts to the extent possible within such time frame to convert one or more Subsidiaries that are organized as corporations into limited liability companies or limited

                                       2
                                      A-6

partnerships; PROVIDED (i) that completion of any such actions or transactions shall be contingent upon consummation of the Closing and (ii) such actions (or the inability to complete such actions) shall not affect or modify the obligations of Parent or Merger Sub to fulfill their obligations under this
Agreement. As part of the Proxy Statement and the Offer Documents and in the
manner required by applicable Law, the Company shall describe the provisions of this Section 1.07.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      SECTION 2.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

      (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock
(all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "SHARES") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to
Section 2.01(b), Shares owned by any direct or indirect wholly owned subsidiary of the Company and any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive $12.25 in cash, without interest (the "MERGER CONSIDERATION"), payable upon surrender in the manner provided in Section 2.02, of the certificate that formerly evidenced such Share.

      (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. (i) Each Share
held in the treasury of the Company and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

      (c) CAPITAL STOCK OF MERGER SUB. Subject to Section 1.07, each limited liability company interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to remain outstanding and shall constitute the only issued and outstanding limited liability company interests of the Surviving Company.

      SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Prior to the
Effective Time, Parent shall (i) appoint a bank or trust company reasonably acceptable to the Company (the "PAYING AGENT"), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent for the payment of the Merger Consideration in accordance with this Article II. At the Effective Time, Parent shall deposit, or cause the
Surviving Company to deposit, with the Paying Agent, for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger
Consideration required to be paid pursuant to Section 2.01(a) (such cash being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall be invested by the Paying
Agent as directed by Parent; PROVIDED, HOWEVER, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United
States of America, in commercial paper obligations rated A-1 or P-1 or better by
Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Company.

      (b) EXCHANGE PROCEDURES. As promptly as practicable after the Effective
Time, Parent shall cause the Paying Agent to mail to each person who was, at the
Effective Time, a holder of record of Shares entitled to receive the Merger

                                       3
                                      A-7

Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the
"CERTIFICATES") shall pass, only upon proper delivery of the Certificates to the
Paying Agent) and (ii) instructions for use in effecting the surrender of the
Certificates in exchange for the Merger Consideration. Upon surrender to the
Paying Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash which such holder has the right to receive in respect of the Shares formerly represented by such Certificate pursuant to Section 2.01(a), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger
Consideration may be made to a person other than the person in whose name the
Certificate so surrendered is registered if the Certificate representing such
Shares shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the holder of such
Certificate is entitled pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

      (c) NO FURTHER RIGHTS. From and after the Effective Time, holders of
Certificates shall cease to have any rights as stockholders of the Company, except as provided herein or by Law.

      (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Shares for one year after the Effective
Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to
Parent for, and Parent shall remain liable for, payment of their claim for the
Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental
Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

      (e) NO LIABILITY. None of the Paying Agent, Merger Sub, Parent or the
Surviving Company shall be liable to any holder of Shares for any such Shares
(or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

      (f) WITHHOLDING RIGHTS. Each of the Paying Agent, the Surviving Company
and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to such payment under all applicable Tax Laws. To the extent that amounts are so withheld by the
Paying Agent, the Surviving Company or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Company or Parent, as the case may
be.

      (g) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the
Surviving Company, the posting by such person of a bond, in such reasonable amount as the Surviving Company may direct, as indemnity against any claim that

                                       4
                                      A-8

may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger
Consideration to which the holder thereof is entitled pursuant to Section
2.01(a).

      SECTION 2.03. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company.
From and after the Effective Time, the holders of Certificates representing
Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this
Agreement or by Law. On or after the Effective Time, any Certificates presented to the Paying Agent or Parent for any reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

      SECTION 2.04. COMPANY STOCK OPTIONS. (a) Between the date of this
Agreement and the Effective Time, the Company shall take all necessary action
(which action shall be effective as of the Effective Time), including obtaining the consent of the individual option holders and the adoption of Company Board resolutions, if necessary, to (i) terminate the 1995 Employee Stock Option Plan, the 1995 Non-Employee Director Stock Option Plan, the Nonqualified Stock Option
Agreement dated October 14, 1998 between A.F. Petrocelli and the Company, and the Nonqualified Stock Option Agreement dated October 23, 2001 between A.F.
Petrocelli and the Company, in each case as amended through the date of this
Agreement (collectively, the "COMPANY STOCK OPTION PLANS"), and (ii) cancel, as of the Effective Time, each option to purchase Shares granted under the Company
Stock Option Plans (each, a "COMPANY STOCK OPTION") that is outstanding and unexercised, as of the Effective Time (in each case, without the creation of additional liability to the Company or any Subsidiaries).

      (b) Each holder of a Company Stock Option that is outstanding and unexercised as of the Effective Time and has an exercise price per Share that is less than the per share Merger Consideration shall (subject to the provisions of this Section 2.04) be paid by the Surviving Company, in exchange for the cancellation of such Company Stock Option, an amount in cash (subject to any applicable withholding Taxes) equal to the product of (i) the difference between the per share Merger Consideration and the applicable exercise price of such
Company Stock Option, and (ii) the aggregate number of Shares issuable upon exercise of such Company Stock Option (the "OPTION PAYMENT"). The Surviving
Company shall make the Option Payments as promptly as practicable after the
Effective Time. Any such payments shall be subject to all applicable federal, state and local Tax withholding requirements.

      SECTION 2.05. DISSENTING SHARES. (a) Notwithstanding any provision of this
Agreement to the contrary and to the extent available under the DGCL, Shares that are outstanding immediately prior to the Effective Time and that are held by any stockholder who is entitled to demand and properly demands the appraisal for such Shares (the "DISSENTING SHARES") pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("SECTION 262") shall not be converted into, or represent the right to receive, the Merger
Consideration. Any such stockholder shall instead be entitled to receive payment of the fair value of such stockholder's Dissenting Shares in accordance with the provisions of Section 262; PROVIDED, HOWEVER, that all Dissenting Shares held by any stockholder who shall have failed to perfect or who otherwise shall have withdrawn or lost such stockholder's rights to appraisal of such Shares under
Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the
Merger Consideration, without any interest thereon, upon surrender in the manner provided in Section 2.02 of the Certificate or Certificates that formerly evidenced such Shares.

      (b) The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of any Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the
Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The

                                       5
                                      A-9

Company shall not, except with the prior written consent of Parent, make any payment or agree to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

      SECTION 2.06. DEBT OFFER. (a) The Company shall use its reasonable best efforts to commence, on the date 14 days prior to the estimated date of mailing the Proxy Statement or on any other date designated by Parent on at least five days notice to the Company, an offer to purchase, and related consent solicitation with respect to, all of the outstanding aggregate principal amount of the Company's 8 3/8 % Senior Subordinated Notes due 2012 (the "NOTES") on the
terms and conditions set forth in Section 2.06(a) of the Company Disclosure
Schedule (or as may be agreed between the Company and Parent) and such other customary terms and conditions as are reasonably acceptable to Parent and the
Company (including the related consent solicitation, the "DEBT OFFER"); provided that (A) this Agreement shall not have been terminated in accordance with
Section 8.01, (B) the Company shall have received from Parent the completed
Offer Documents (as defined below), which shall be in form and substance reasonably satisfactory to the Company, and (C) at the time of such commencement, Parent shall have otherwise performed or complied with all of its agreements and covenants required by this Agreement to be performed on or prior to the time that the Debt Offer is to be commenced. The Company shall waive any of the conditions to the Debt Offer (other than that the Merger shall have been consummated and that there shall be no order or injunction prohibiting consummation of the Debt Offer) as may be reasonably requested by Parent and shall not, without the consent of Parent, waive any condition to the Debt Offer or make any changes to the terms and conditions of the Debt Offer other than as agreed between Parent and the Company. Notwithstanding the immediately preceding sentence, the Company need not make any change to the terms and conditions of the Debt Offer requested by Parent that decreases the price per Note payable in the Debt Offer or related consent solicitation or imposes conditions to the Debt
Offer or related consent solicitation in addition to those set forth in Section
2.06(a) of the Company Disclosure Schedule that are materially adverse to holders of the Notes, unless such change is approved by the Company in writing.

      (b) The Company covenants and agrees that, immediately following the consent expiration date, assuming the requisite consents are received, it shall execute a supplemental indenture to the indenture governing the Notes, which supplemental indenture shall implement the amendments set forth in the Offer
Documents and shall become operative immediately prior to the Effective Time, subject to the terms and conditions of this Agreement (including the conditions to the Debt Offer). Concurrent with the Effective Time, Parent shall cause the
Surviving Company to accept for payment and thereafter promptly pay for the
Notes that have been properly tendered and not withdrawn pursuant to the Debt
Offer and in accordance with the Debt Offer.

      (c) Promptly after the date of this Agreement, Parent shall prepare all necessary and appropriate documentation in connection with the Debt Offer, including the offer to purchase, related letter of transmittal and other related documents (collectively, the "OFFER DOCUMENTS"). Parent and the Company shall cooperate with each other in the preparation of the Offer Documents. All mailings to the holders of the Notes in connection with the Debt Offer shall be subject to the prior review and comment by of the Company and Parent and shall be reasonably acceptable to each of them. If at any time prior to the completion of the Debt Offer any information in the Offer Documents should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Offer Documents, so that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated to the holders of the Notes. Notwithstanding anything to the contrary in this Section 2.06, the Company shall comply with the requirements of
Rule 14e-1 under the Exchange Act and any other applicable Law to the extent such Laws are applicable in connection with the Debt Offer. To the extent that

                                       6
                                      A-10

the provisions of any applicable Law conflict with this Section 2.06, the
Company shall comply with the applicable Law and shall not be deemed to have breached its obligations hereunder by such compliance.

      (d) Parent shall pay the reasonable fees and expenses of any dealer manager, information agent, depositary or other agent retained in connection with the Debt Offer, and Parent further agrees to reimburse the Company for all of its reasonable out-of-pocket costs in connection with the Debt Offer promptly following incurrence and delivery of reasonable documentation of such costs.
Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, the Subsidiaries, their respective officers and directors and each person, if any, who controls the Company within the meaning of Section
20 of the Exchange Act for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Debt Offer and the Offer Documents;
PROVIDED, HOWEVER, that neither Parent nor Merger Sub shall have any obligation to indemnify and hold harmless any such party or person to the extent that any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred arises from disclosure regarding the Company that is determined to have contained a material misstatement or omission.

      SECTION 2.07. NON-FOREIGN STATUS. At or prior to the Effective Time, the
Company shall furnish to Parent and Merger Sub a duly executed certification of the Company's non-foreign status in the form set forth in EXHIBIT A to this
Agreement.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth in the disclosure schedule delivered by the Company to
Parent and Merger Sub concurrently with the execution and delivery of this
Agreement (the "COMPANY DISCLOSURE SCHEDULE") (PROVIDED that disclosure of any fact or item in any section of the Company Disclosure Schedule shall, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other section so long as the relevance of such disclosure to such other section is reasonably apparent), the Company hereby represents and warrants to Parent and Merger Sub as follows:

      SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) Each of
the Company and each subsidiary of the Company (each, a "SUBSIDIARY") is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, limited liability company or limited partnership power and authority, as the case may be, and all necessary governmental approvals to own, lease, franchise, manage and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased, franchised, managed or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have a Company Material
Adverse Effect. The term "COMPANY MATERIAL ADVERSE EFFECT" means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, is materially adverse to the business, operations, assets, condition
(financial or otherwise) or results of operations of the Company and the
Subsidiaries taken as a whole or would reasonably be expected to prevent or materially delay the consummation of any of the Transactions or prevent or materially impair or delay the ability of the Company to perform its obligations hereunder; PROVIDED, HOWEVER, that in no event shall any of the following, alone

                                       7
                                      A-11

or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or will be, a "COMPANY
MATERIAL ADVERSE EFFECT": any event, circumstance, change or effect resulting from or relating to (i) a change in general economic or financial market conditions, (ii) a change in industry conditions, (iii) seasonal fluctuations in the business of the Company and the Subsidiaries, (iv) any acts of terrorism or war (except to the extent such event, circumstance, change or effect has had a disproportionate effect on the Company and the Subsidiaries as compared to other persons in the industry in which the Company and the Subsidiaries conducts their business), (v) the announcement of the execution of this Agreement or the pendency or consummation of the Transactions, or (vi) compliance with the terms of, or the taking of any action required by, this Agreement; and PROVIDED,
FURTHER, that with respect to the representations and warranties set forth in
Section 3.05, the exceptions set forth in clauses (v) and (vi) will not apply.

      (b) A true and complete list of all the Subsidiaries, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company, each other
Subsidiary and any other person, is set forth in Section 3.01(b) of the Company
Disclosure Schedule.

      (c) Section 3.01(c) of the Company Disclosure Schedule lists any and all persons of which the Company directly or indirectly owns an equity or similar interest, or an interest convertible into or exchangeable or exercisable for an equity or similar interest, of less than 50% (collectively, the "INVESTMENTS").
The Company or a Subsidiary, as the case may be, owns all Investments free and clear of all Liens, and there are no outstanding contractual obligations of the
Company or any Subsidiary permitting the repurchase, redemption or other acquisition of any of its interest in the Investments or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise)
in, or provide any guarantee with respect to, any Investment.

      SECTION 3.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has
made available to Parent a complete and correct copy of the Certificate of
Incorporation and the Bylaws or similar organizational documents, each as amended to date, of the Company and each Subsidiary. Such Certificates of
Incorporation and Bylaws are in full force and effect and no other organizational documents are applicable or binding upon the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary is, nor has the Company
been, in violation of any of the provisions of its Certificate of Incorporation or Bylaws. No Subsidiary has been in material violation of any of the provisions of its Certificate of Incorporation or Bylaws. The Company has made available to
Parent complete and correct copies of the minutes of all meetings of the Company
Board (and each committee thereof) and of the stockholders of the Company, in each case since January 1, 2001.

      SECTION 3.03. CAPITALIZATION. (a) The authorized capital stock of the
Company consists of (i) 75,000,000 shares of Company Common Stock and (ii)
20,000,000 shares of preferred stock, par value $.10 per share ("COMPANY
PREFERRED STOCK"). As of August 17, 2004, (i) 44,614,372 shares of Company
Common Stock are issued and outstanding (excluding shares of Common Stock held in the treasury of the Company), all of which are validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, (ii)
12,244,778 shares of Company Common Stock are held in the treasury of the
Company, (iii) no shares of Company Common Stock are held by the Subsidiaries,
(iv) 6,054,354 shares of Company Common Stock are issuable upon exercise of outstanding Company Stock Options granted under the Company Stock Option Plans at a weighted average per share exercise price of $8.27 and (v) 2,905,696 shares of Company Common Stock are reserved for future issuance in connection with the
Company Stock Option Plans (including shares reserved pursuant to outstanding
Company Stock Options). Since August 17, 2004 through the date of this
Agreement, other than in connection with the issuance of Shares pursuant to the exercise of Company Stock Options outstanding as of August 17, 2004 there has been no change in the number of shares of outstanding capital stock of the
Company or the number of outstanding Company Stock Options. As of the date of

                                       8
                                      A-12

this Agreement, no shares of Company Preferred Stock are issued and outstanding.
The Company does not have a "poison pill" or similar stockholder rights plan.
Except as set forth in this Section 3.03, there are no (A) options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary (B) voting securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock or voting securities of the Company, or (C) equity equivalents, interests in the ownership or earnings of the Company or similar rights. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any
Subsidiary or any other person. None of the Company or any Subsidiary is a party to any stockholders' agreement, voting trust agreement or registration rights agreement relating to any equity securities of the Company or any Subsidiary or any other Contract relating to disposition, voting or dividends with respect to any equity securities of the Company or of any Subsidiary. All dividends on the
Company Common Stock that have been declared or have accrued prior to the date of this Agreement have been paid in full to the Company's paying agent.

      (b) Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights, and each such share is owned by the Company or another Subsidiary free and clear of all options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting, dividend or transfer rights, charges and other encumbrances or Liens of any nature whatsoever.

      (c) As of the date of this Agreement, the only outstanding indebtedness for borrowed money of the Company and the Subsidiaries is (i) $178,725,000 in
aggregate principal amount of Notes issued by the Company, (ii) $20,000,000 in aggregate principal amount of loans of the Company under the Credit Agreement, dated as of July 22, 2002, among the Company and the Canadian Imperial Bank of
Commerce as administrative agent (the "CREDIT AGREEMENT"), (iii) $915,000 in aggregate principal amount pursuant to the 6.7% Mortgage Note due January 1,
2005 issued by the Company and secured by the Prime Hotel & Suites, Fairfield,
New Jersey (the "FAIRFIELD MORTGAGE") and (iv) $12,965,899 in aggregate principal amount pursuant to the 8.63% Mortgage Note due October 1, 2009 issued by Haledon Holding Corp. and secured by the Prime Suites, Secaucus, New Jersey
(the mortgages referred to in clauses (iii) and (iv), collectively, the
"MORTGAGES"). In addition, the only outstanding indebtedness for borrowed money of East Rutherford Group, L.L.C. or 3072929 Nova Scotia Company is (i)
$24,264,481 in aggregate principal amount pursuant to the LIBOR+2.75% Mortgage
Note due May 1, 2006 issued by East Rutherford Group, L.L.C. and secured by the
Sheraton Meadowlands Hotel and Conference Center, Meadowlands, New Jersey, up to
$4,000,000 of which is guaranteed by the Company, and (ii) CN $7,788,705 in aggregate principal amount pursuant to the 6.26% Mortgage Note due August 1,
2008 issued by 3072929 Nova Scotia Company and secured by the Holiday Inn
Select, Quebec City.

      SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all
necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby (collectively, the "TRANSACTIONS"). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the

                                       9
                                      A-13

adoption of this Agreement by the holders of a majority of the then-outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the
Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity.

      SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The
execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, (i) conflict with or violate the Certificate of
Incorporation or Bylaws (or similar organizational documents) of the Company or any Subsidiary, (ii) assuming that all consents, approvals and other authorizations described in Section 3.05(b) have been obtained and that all filings and other actions described in Section 3.05(b) have been made or taken, conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, judgment, decree or other order ("LAW") applicable to the
Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent or result in a material loss of a material benefit under, give rise to a right or obligation to purchase or sell assets or securities under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract (written or oral), agreement, lease, license, permit, franchise or other binding commitment, instrument or obligation
(each, a "CONTRACT") to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary or any property or asset of the Company or any
Subsidiary is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Company Material Adverse
Effect.

      (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the
Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any supranational, national, provincial, federal, state or local government, regulatory or administrative authority, or any court, tribunal, or judicial or arbitral body (a "GOVERNMENTAL AUTHORITY"), except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the
"EXCHANGE ACT"), (ii) the filing with the Securities and Exchange Commission
(the "SEC") of a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the
"PROXY STATEMENT"), (iii) any filings required under the rules and regulations of the New York Stock Exchange (the "NYSE"), (iv) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any
Subsidiary is qualified to do business, (v) any state or federal Laws governing the sale of liquor that may be applicable, and (vi) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Company Material
Adverse Effect.

      SECTION 3.06. PERMITS; COMPLIANCE. Each of the Company and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, including liquor licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each such entity to own, lease and operate its properties or to carry on its business as it is now being conducted (the "COMPANY PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Company
Permits would not reasonably be expected to have a Company Material Adverse
Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not reasonably be expected to have a Company Material Adverse Effect. Each of the

                                       10
                                      A-14

Company and each Subsidiary is in compliance with, and since January 1, 2001 has been or has taken any necessary steps to become in compliance with, (a) any Law applicable to such entity or by which any property or asset of such entity is bound or affected, and (b) any Contract or Company Permit to which such entity is a party or by which such entity or any property or asset of such entity is bound, except, with respect to clauses (a) and (b), for any such conflicts, defaults, breaches or violations that would not reasonably be expected to have a
Company Material Adverse Effect.

      SECTION 3.07. SEC FILINGS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.
(a) The Company has filed all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since January 1, 2001
(collectively, the "SEC REPORTS"). The SEC Reports (i) were prepared in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act, the Sarbanes-Oxley Act of 2002
and, in each case, the rules and regulations promulgated thereunder, and (ii)
did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (including any financial statements or other documentation incorporated by reference therein). No Subsidiary is required to file any form, report or other document with the SEC. The Company has made available to Parent copies of all correspondence between the SEC, on the one hand, and the Company and any of the Subsidiaries, on the other hand, since January 1, 2001 through the date of this Agreement.

      (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports, when filed, complied with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). All of the
Subsidiaries are consolidated for accounting purposes.

      (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at June 30, 2004
(including the notes thereto) included in the Company's Quarterly Report on Form
10-Q for the fiscal quarter ended June 30, 2004, neither the Company nor any
Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred (i) in connection with the Transactions, or (ii) in the ordinary course of business and in a manner consistent with past practice since June 30, 2004 that would not reasonably be expected to have a Company Material Adverse Effect.

      (d) Except as and to the extent set forth on the balance sheet of East
Rutherford Group, L.L.C. as at July 31, 2004 and the balance sheet of 3072929
Nova Scotia Company as at July 31, 2004 set forth in Section 3.07(d) of the
Company Disclosure Schedule, to the Company's knowledge, neither East Rutherford
Group, L.L.C. nor 3072929 Nova Scotia Company has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except, with respect to each entity, for liabilities and obligations incurred in the ordinary course of business and in a manner consistent with past practice since July 31,
2004 that would not, individually or in the aggregate, reasonably be expected to

                                       11
                                      A-15

be material to such entity or to interfere in any material respect with the conduct of such entity's business as conducted on the date of this Agreement.

      (e) The Company has made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to
Contracts which previously have been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

      (f) The Company and its Subsidiaries have prepared and maintained each of its Uniform Franchise Offering Circulars ("UFOCS") in accordance with applicable
Law, have filed its UFOCs in all states in which the Company and its
Subsidiaries offered or sold franchises which required registration and approval prior to offers or sales of franchises in such states and have not failed to file any required amendments or renewals on a timely and accurate basis, except where the failure to do any of the foregoing would not reasonably be expected to have a Company Material Adverse Effect. The Company has provided Parent copies of all material correspondence it or any of the Subsidiaries have received or sent since January 1, 2001 affecting the registration and renewals of the UFOCs in the applicable states. The Company and its Subsidiaries do not and have not authorized their officers, directors or representatives to furnish any materials or information which is inconsistent in any material respect with the "earnings claim" information set forth in Item 19 of the UFOCs, as that term is defined by federal and state franchising laws.

      SECTION 3.08. INFORMATION SUPPLIED. None of the information included or incorporated by reference in the Proxy Statement or the Offer Documents will, in the case of the Proxy Statement, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of the Offer Documents, at the time the Offer Documents are first published, sent, or given to holders of the Notes, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in connection with the preparation of the Proxy Statement or the Offer Documents for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

      SECTION 3.09. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2004,
there has not been any event, circumstance, change, development or effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect. Since June 30, 2004 and prior to the date hereof, except as expressly contemplated by this Agreement, (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course of business and in a manner consistent with past practice, and (b) neither the
Company nor any Subsidiary has:

      (i) amended or otherwise changed its Certificate of Incorporation or
Bylaws;

      (ii) declared, set aside, made or paid any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any direct or indirect wholly owned
Subsidiary to the Company or any other Subsidiary;

      (iii) reclassified, combined, split, subdivided or redeemed, or purchased or otherwise acquired, directly or indirectly, any of its capital stock;

      (iv) increased the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and in a manner consistent with past

                                       12
                                      A-16

practice, or granted any severance or termination pay to, or entered into any employment, bonus, change of control or severance agreement with, any director or officer or, except in the ordinary course of business in a manner consistent with past practice, any other employee of the Company or of any Subsidiary;

      (v) suffered any damage, destruction or loss (whether or not covered by insurance), other than in the ordinary course of business, that has had a
Company Material Adverse Effect;

      (vi) made any change in financial or Tax accounting methods or practices materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP;

      (vii) made any acquisition or disposition of any real property;

      (viii) made any material tax election or settled or compromised any material United States federal, state or local income tax liability; or

      (ix) announced an intention, entered into any formal or informal agreement or otherwise made a commitment, to do any of the foregoing.

      SECTION 3.10. ABSENCE OF LITIGATION. There is no litigation, suit, claim, action, proceeding, hearing, petition, grievance, complaint or investigation (an
"ACTION") pending or, to the knowledge of the Company, threatened against the
Company or any Subsidiary, or any property or asset of the Company or any
Subsidiary, before any Governmental Authority or arbitrator that would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, no officer or director of the Company is a defendant in any
Action in connection with his status as an officer or director of the Company or any Subsidiary. Other than pursuant to Certificates of Incorporation, Bylaws or other organizational documents, no Contract between the Company or any
Subsidiary and any current or former director or officer exists that provides for indemnification. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any
Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would reasonably be expected to have a Company Material Adverse Effect.

      SECTION 3.11. EMPLOYEE BENEFIT PLANS. (a) Section 3.11(a) of the Company
Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3)
of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"))
and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the
Company or any Subsidiary is a party, with respect to which the Company or any
Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any
Subsidiary (collectively, the "PLANS"). The Company has made available to Parent a true and complete copy of each Plan and has made available to Parent a true and complete copy of (where applicable) (A) each trust or funding arrangement prepared in connection with each such Plan, (B) the two most recently filed annual reports on Internal Revenue Service ("IRS") Form 5500, (C) the most recently received IRS determination letter for each such Plan, (D) the two most recently prepared actuarial reports and financial statements in connection with each such Plan, and (E) the most recent summary plan description and any material written communications (or a description of any material oral communications) by the Company or the Subsidiaries to any current or former

                                       13
                                      A-17

employees, consultants, or directors of the Company or any Subsidiary concerning the extent of the benefits provided under a Plan.

      (b) Neither the Company nor any Subsidiary has now or any time contributed to, sponsored, or maintained (i) a pension plan (within the meaning of Section
3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; (ii) a
multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA)
(a "MULTIEMPLOYER PLAN"); or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER
PLAN"). No Plan exists that could result in the payment to any present or former employee, director or consultant of the Company or any Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any current or former employee of the Company or any Subsidiary as a result of the consummation of the Transactions (whether alone or in connection with any subsequent event). There are no contracts, plans or arrangements (written or otherwise) covering any current or former employee of the Company or any
Subsidiary that, individually or collectively, could give rise to payments in excess of the amounts set forth in Section 3.11(b) of the Company Disclosure
Schedule that would not be deductible pursuant to the terms of Section 280G of the United States Internal Revenue Code of 1986, as amended (the "CODE").

      (c) With respect to the Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Subsidiary could reasonably be expected to be subject to any actual or contingent liability under the terms of such Plan or any applicable Law which would reasonably be expected to have a Company Material
Adverse Effect.

      (d) Each Plan that is intended to be qualified under Section 401(a) of the
Code or Section 401(k) of the Code has received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Company, no circumstance exists that could reasonably be expected to result in the revocation of such letter.

      (e) (i) Each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, except to the extent such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Company Material
Adverse Effect, and (ii) no Plan provides retiree welfare benefits, and neither the Company nor any Subsidiary has any obligation to provide any retiree welfare benefits other than as required by Section 4980B of the Code.

      (f) With respect to any Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the
Company, threatened, that would reasonably be expected to have a Company
Material Adverse Effect, (ii) to the knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such
Actions, and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other
Governmental Authority is pending, in progress or, to the knowledge of the
Company, threatened that could reasonably be expected to have a Company Material
Adverse Effect.

      SECTION 3.12. LABOR AND EMPLOYMENT MATTERS(a) . Section 3.12 of the
Company Disclosure Schedule lists each collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any
Subsidiary to which the Company or any Subsidiary is a party. Except as set forth in Section 3.12 of the Company Disclosure Schedule, to the knowledge of the Company there are no activities or proceedings of any labor union to

                                       14
                                      A-18

organize any employees of the Company or any Subsidiary. As of the date hereof, there are no unfair labor practice complaints pending against the Company or any
Subsidiary before the National Labor Relations Board or any other Governmental
Authority or any current union representation questions involving employees of the Company or any Subsidiary. As of the date hereof, there is no strike, controversy, slowdown, work stoppage or lockout, or, to the knowledge of the
Company, threatened in writing, by or with respect to any employees of the
Company or any Subsidiary.

      SECTION 3.13. REAL PROPERTY; TITLE TO ASSETS. (a) Section 3.13(a)(i) of
the Company Disclosure Schedule lists each parcel of real property currently owned by the Company or any Subsidiary and sets forth the Company or the applicable Subsidiary owning such properties (collectively, the "OWNED REAL
PROPERTIES"). Section 3.13(a)(ii) of the Company Disclosure Schedule lists each parcel of real property currently ground leased by the Company or any Subsidiary
(collectively, the "GROUND LEASED PROPERTIES"; the Ground Leased Properties
together with the Owned Properties, collectively, the "PROPERTIES") and sets forth the Company or the Subsidiary holding such leasehold interest, with the name of the lessor and the date of the lease, any subleases and assignments, any guarantees given and each amendment to any of the foregoing (collectively, the
"GROUND LEASES"). The Company or the applicable Subsidiary set forth on Section
3.13(a)(i) of the Company Disclosure Schedule owns fee simple title to the Owned
Real Properties and the Company or the applicable Subsidiary set forth on
Section 3.13(a)(ii) of the Company Disclosure Schedule owns leasehold title to the Ground Leased Properties, in each case, free and clear of all mortgages, pledges, liens, restrictions security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, "LIENS"), other than (i) Liens for current taxes and assessments not yet due and payable,
(ii) inchoate mechanics' and materialmen's Liens for construction in progress,
(iii) the Mortgages (iv) all matters of record and other Liens which are disclosed in the Title Policies (as defined below) that the Company has made available to Parent, and (v) to the extent such Liens would not reasonably be expected to have a Company Material Adverse Effect, (A) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice, (B) all matters of record, and (C) all Liens and other imperfections of title and encumbrances that are typical for the applicable property type and locality and which would not reasonably be expected to materially interfere with the conduct of the business of the Company (collectively, "PERMITTED LIENS"). None of the Properties is subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed. Neither the Company nor any
Subsidiary has violated any material covenants, conditions or restrictions affecting any Properties which violations would reasonably be expected to have a
Company Material Adverse Effect.

      (b) Section 3.13(b) of the Company Disclosure Schedule lists each real property lease or sublease (other than the Ground Leases) the Company or any
Subsidiary is currently a party, or subject, to, as either a tenant, landlord, lessee, lessor, sublandlord or subtenant and sets forth the Company or the
Subsidiary holding such interest, with the name of the other party or parties thereto and the date of the lease, any sublease or assignment, any guaranty given or leasing commissions remaining payable by the Company or any Subsidiary in connection therewith and each amendment to any of the foregoing
(collectively, the "SPACE LEASES").

      (c) Each of the Ground Leases and the Space Leases is valid, binding and in full force and effect as against the Company or the Subsidiaries and, to the
Company's knowledge, as against the other party thereto. Neither the Company nor the Subsidiaries has received written notice under any of the Ground Leases or the Space Leases of any default, and, to the Company's knowledge, no event has

                                       15
                                      A-19

occurred which, with notice or lapse of time or both, would constitute a material default by the Company or the applicable Subsidiaries.

      (d) To the knowledge of the Company, there are no latent defects or adverse physical conditions affecting any Property or the improvements thereon, other than those that would not reasonably be expected to have a Company
Material Adverse Effect.

      (e) The Company and the Subsidiaries have not received any written notice and are not otherwise aware that valid policies of title insurance or title commitments for which premiums have been paid (collectively, the "TITLE
POLICIES") insuring the Company or the applicable Subsidiary's fee simple or leasehold title to the Properties owned or ground leased by the Company or the applicable Subsidiary are not in full force and effect. To the Company's knowledge, no claim has been made by the Company or the Subsidiaries against any
Title Policies within the last 10 years.

      (f) There are no Properties under construction as of the date hereof.

      (g) Except as set forth on Schedule 3.13(g) of the Company Disclosure
Schedule, neither the Company nor any of the Subsidiaries is a party to any third party management, franchise, license or other agreement for the management of operations conducted at any Property (the "THIRD PARTY FLAG AGREEMENTS").

      (h) Section 3.13(h) of the Company Disclosure Schedule lists each parcel of real property in respect of which any person (other than the Company or any
Subsidiary) has the right, pursuant to a franchise, license, satellite agreement, franchise development agreement, area development agreement, development incentive agreement or other Contract (together with any amendments, guarantees and any ancillary documents and agreements related thereto, the
"FRANCHISE AGREEMENTS") to utilize a brand name or other rights of a hotel chain or system from the Company or any Subsidiary. Such schedule also identifies the applicable brand of such property and the Franchise Agreement related thereto.
Each Franchise Agreement is valid, binding and in full force and effect as against the Company or the Subsidiaries and, to the Company's knowledge, as against the other party thereto. Neither the Company nor any Subsidiary has received or delivered written notice under any of the Franchise Agreements of any default, and, to the Company's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a material default by the
Company or the applicable Subsidiary or the other party thereto.

      (i) Section 3.13(i) of the Company Disclosure Schedule lists each parcel of real property that is managed by the Company or a Subsidiary pursuant to a management agreement or other Contract (together with any amendments, guarantees and any ancillary documents and agreements related thereto, the "MANAGEMENT
AGREEMENTS"). Such schedule also identifies the applicable brand of such property and the Management Agreement related thereto. Each Management Agreement is valid, binding and in full force and effect as against the Company or the
Subsidiaries and, in the case of the HPT Documents (as defined below) and those certain management agreements between the applicable Subsidiary and affiliates of Equity Inns, Inc. (together with any amendments, guarantees and any ancillary documents and agreements related thereto, the "EQUITY INN DOCUMENTS"), as against the other party thereto. Neither the Company nor any Subsidiary has received or delivered written notice under any of the Management Agreements of any default, and, to the Company's knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a material default by the
Company or the applicable Subsidiary or, in the case of the HPT Documents and the Equity Inn Documents, the other party thereto. As of the date hereof, (i)
the Company has utilized $3,364,911 of the $25,000,000 that is to be provided by
HPT TRS SPES II, Inc. or an affiliate thereof ("HPT") pursuant to the terms of that certain Management Agreement between the applicable Subsidiary and HPT (the
"HPT MANAGEMENT AGREEMENT", together with any amendments, guarantees and any

                                       16
                                      A-20

ancillary documents and agreements related thereto, the "HPT DOCUMENTS"), (ii)
in accordance with Section 5.3 of the HPT Management Agreement, the applicable
Subsidiary has delivered the requisite budgets and schedules to HPT, which budgets and schedules cover the balance of the $25,000,000 to be provided by HPT less the amounts previously utilized by the Company as disclosed above (the "HPT
RESERVE BALANCE"), (iii) the HPT Reserve Balance has not been utilized or expended by the applicable Subsidiary and remains available for use by such
Subsidiary in accordance with the HPT Management Agreement, (iv) to the
Company's knowledge, the HPT Reserve Balance has been deposited by HPT in the
Reserve Account (as defined in the HPT Management Agreement) and remains an obligation of HPT to be funded in accordance with the HPT Management Agreement and (vi) to the Company's knowledge, no amounts are due or payable by the
Company or the applicable Subsidiary in connection with any Retained Liabilities
(as defined in the HPT Documents).

      (j) Section 3.13(j) of the Company Disclosure Schedule lists each parcel of real property or leasehold interest in any ground lease conveyed, transferred, assigned or otherwise disposed of by the Company or any Subsidiary since January 1, 1991.

      (k) The Company or the Subsidiaries own all material furniture, fixtures, equipment, operating supplies and other personal property (the "PERSONAL
PROPERTY") necessary for the operation of each Property, subject to no Liens, except as would not reasonably be expected to have a Company Material Adverse
Effect.

      (l) Section 3.13(l) of the Company Disclosure Schedule lists each loan document (together with any amendments, guarantees and any ancillary documents and agreements related thereto, the "LOAN DOCUMENTS") with respect to any loans made by the Company or any Subsidiary to any person (other than the Company or any Subsidiary) which as of the date of this Agreement has an outstanding balance that is payable by such party to the Company or any Subsidiary or pursuant to which Indebtedness to the Company or any Subsidiary may be incurred by such party (collectively, the "LOANS"). As of the date of this Agreement, the outstanding principal amount of each Loan or the amount of Indebtedness that may be borrowed under each Loan Document is not less than the amount set forth on
Section 3.13(l) of the Company Disclosure Schedule. Neither the Company nor any
Subsidiary (i) has delivered any written notice of default under the Loan
Documents or (ii) executed any written waiver of any rights of the Company or the Subsidiaries under the Loan Documents.

      SECTION 3.14. INTELLECTUAL PROPERTY. (a) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of the Company and the Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company or any Subsidiary that the conduct of the business of the Company and the Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the
Intellectual Property rights of any third party; (ii) with respect to each item of Intellectual Property that is owned by the Company or a Subsidiary ("OWNED
INTELLECTUAL PROPERTY"), the Company or a Subsidiary is the owner of the entire right, title and interest in and to such Owned Intellectual Property and is entitled to use such Owned Intellectual Property in the continued operation of its respective business; (iii) with respect to each item of Intellectual
Property that is licensed to or otherwise held or used by the Company or a
Subsidiary ("LICENSED INTELLECTUAL PROPERTY"), the Company or a Subsidiary has
the right to use such Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Licensed Intellectual Property; (iv) none of the Owned
Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, to the knowledge of the Company, the Owned Intellectual Property is valid and enforceable; (v) to the knowledge of the Company, no person is engaging in any activity that infringes upon the Owned Intellectual Property;
(vi) to the knowledge of the Company, each license of the Licensed Intellectual
Property is valid and enforceable, is binding on all parties to such license,

                                       17
                                      A-21

and is in full force and effect; (vii) to the knowledge of the Company, no party to any license of the Licensed Intellectual Property is in breach thereof or default thereunder; (viii) the Company has taken all reasonable actions
(including executing non-disclosure and intellectual property assignment agreements) to protect, preserve and maintain the Owned Intellectual Property;
and (ix) neither the execution of this Agreement nor the consummation of any
Transaction shall adversely affect any of the Company's rights with respect to the Owned Intellectual Property or the Licensed Intellectual Property.

      (b) For purposes of this Agreement, "INTELLECTUAL PROPERTY" means all
U.S., state and foreign intellectual property, including all (i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers, and registrations and applications for registration thereof,
(iii) copyrightable works, copyrights, and registrations and applications for registration thereof and (iv) confidential and proprietary information, including trade secrets and know-how.

      SECTION 3.15. TAXES. (a) The Company and the Subsidiaries (i) have timely filed or caused to be filed or will timely file or cause to be filed (taking into account any extension of time to file granted or obtained) all material Tax
Returns required to be filed by them, and all such filed Tax Returns are true, correct and complete in all material respects; and (ii) have timely paid or will timely pay all material amounts of Taxes due and payable except to the extent that such Taxes are being contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with
GAAP. All material amounts of Taxes required to have been withheld by or with respect to the Company and its the Subsidiaries have been or will be timely withheld and remitted to the applicable taxing authority.

      (b) There are no pending audits, examinations, investigations or other proceedings or, to the knowledge of the Company, proposed audits, examinations, investigations or other proceedings in respect of any Tax or Tax matter of the
Company or any Subsidiary. No deficiency for any material amount of Tax has been asserted or assessed by any taxing authority in writing against the Company or any Subsidiary, which deficiency has not been satisfied by payment, settled or been withdrawn or contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP.
There are no Tax liens on any assets of the Company or any Subsidiary (other than any liens for Taxes not yet due and payable for which adequate reserves have been made in accordance with GAAP or for Taxes being contested in good faith). Neither the Company nor any Subsidiary is subject to any accumulated earnings tax or personal holding company tax.

      (c) Neither the Company nor any Subsidiary has made or is obligated to make any payment that would not be deductible pursuant to Section 162(m) of the
Code.

      (d) There are no pending or, to the knowledge of the Company, potential claims for indemnity (other than customary indemnity under credit or any other agreements or arrangements) against the Company or any Subsidiary (other than against each other) under any indemnification, allocation or sharing agreement with respect to income Taxes.

      (e) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

      (f) No claim is pending by a taxing authority in a jurisdiction where the
Company or any Subsidiary does not file a Tax Return that the Company or such
Subsidiary is or may be subject to Tax by such jurisdiction.

                                       18
                                      A-22

      (g) Neither the Company nor any Subsidiary is a party to any understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the
Code.

      (h) There are no proposed reassessments of any property owned by the
Company and the Subsidiaries that could result in a material increase in the amount of any Tax to which the Company or any such Subsidiary would be subject.

      (i) Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income as a result of any (1) adjustment pursuant to Section 481 of the Code, the regulations thereunder or any similar provision under state or local Law, (2)
"CLOSING AGREEMENT" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law)
executed on or prior to the Closing, (3) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax
Law), (4) installment sale or open transaction disposition made on or prior to the Closing, or (5) prepaid amount received on or prior to the Closing.

      (j) Neither the Company nor any Subsidiary has made an election under
Section 341(f) of the Code.

      (k) For purposes of this Agreement:

      (i) "TAX" or "TAXES" shall mean any and all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or Tax authority.

      (ii) "TAX RETURNS" means any and all returns, declarations, claims for refund, or information returns or statements, reports and forms relating to
Taxes filed with any Tax authority (including any schedule or attachment thereto) with respect to the Company or the Subsidiaries, including any amendment thereof.

      SECTION 3.16. ENVIRONMENTAL MATTERS. (a) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) none of the Company or any of the Subsidiaries has violated, or is in violation of, any Environmental
Law; (ii) to the knowledge of the Company, there is and has been no presence, release or threat of release of Hazardous Substances at, on, under or affecting:
(A) any of the properties currently owned, leased or operated by the Company or any of the Subsidiaries or, during the period of the Company's or the
Subsidiaries' ownership, lease or operation thereof, formerly owned, leased or operated by the Company or any of the Subsidiaries, or (B) any location at which
Hazardous Substances are present for which the Company or any of the
Subsidiaries is or is allegedly liable, under conditions in the case of either
(A) or (B) that would reasonably be expected to result in a liability or obligation to the Company or any of the Subsidiaries, or, as the Company and the
Subsidiaries are currently operated, adversely affect the revenues of the
Company or any of the Subsidiaries; (iii) the Company and the Subsidiaries have obtained and are and have been in compliance with all, and have not violated any, required Environmental Permits; (iv) there are no written claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries alleging violations of or liability or obligations under any
Environmental Law or otherwise concerning the presence or release of Hazardous
Substances; and none of the Company or any of the Subsidiaries has received any

                                       19
                                      A-23

written notice of, is a party to, or, to the knowledge of the Company, is reasonably likely to be affected by any proceedings, any investigations or any agreements concerning such matters. The Company has provided to Parent a copy of all material studies, audits, assessments or investigations concerning compliance with, or liability or obligations under, Environmental Law affecting the Company or any Subsidiary that is in the possession or, to the knowledge of the Company, control of the Company or any Subsidiary.

      (b) For purposes of this Agreement:

      (i) "ENVIRONMENTAL LAWS" means any Laws (including common law) of the
United States federal, state, local, non-United States, or any other
Governmental Authority, relating to (A) releases or threatened releases of
Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of
Hazardous Substances or materials containing Hazardous Substances; or (C)
pollution or protection of the environment or human health and safety as affected by Hazardous Substances or materials containing Hazardous Substances.

      (ii) "ENVIRONMENTAL PERMITS" means any permit, license registration, approval, notification or any other authorization pursuant to Environmental Law.

      (iii) "HAZARDOUS SUBSTANCES" means (A) those substances, materials or wastes defined as toxic, hazardous, acutely hazardous, pollutants, contaminants, or words of similar import, in or regulated under the following United States federal statutes and any analogous state statutes, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource
Conservation and Recovery Act, the Comprehensive Environmental Response,
Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water
Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide
Act and the Clean Air Act; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) polychlorinated biphenyls, asbestos, molds that could reasonably be expected to adversely affect human health, urea formaldehyde foam insulation and radon; and (E) any substance, material or waste regulated by any Governmental
Authority pursuant to or that would reasonably be expected to result in liability under, any Law in addition to those identified in (A) above the primary purpose of which is the protection of the environment or human health and safety as affected by environmental media.

      SECTION 3.17. MATERIAL CONTRACTS. (a) Section 3.17(a) of the Company
Disclosure Schedule contains a list of the following Contracts to which the
Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected as of the date hereof:

      (i) any lease of personal property providing for annual rentals of
$200,000 or more;

      (ii) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets that is not terminable without material penalty on 90 days notice by the Company or the Subsidiaries and that provides for or is reasonably likely to require either (A) annual payments to or from the
Company and the Subsidiaries of $250,000 or more, or (B) aggregate payments to or from the Company and the Subsidiaries of $500,000 or more;

      (iii) any partnership, limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

                                       20
                                      A-24

      (iv) any Contract (other than among consolidated Subsidiaries) under which
Indebtedness is outstanding or may be incurred or pursuant to which any property or asset is mortgaged, pledged or otherwise subject to a Lien, or any Contract restricting the incurrence of Indebtedness or the incurrence of Liens or restricting the payment of dividends or the transfer of any Property (except, with respect to the transfer of Leased Properties, restrictions contained in the
Lease Documents). "INDEBTEDNESS" means (A) indebtedness for borrowed money
(excluding any interest thereon), secured or unsecured, (B) obligations under conditional sale or other title retention Contracts relating to purchased property, (C) capitalized lease obligations, (D) obligations under interest rate cap, swap, collar or similar transactions or currency hedging transactions
(valued at the termination value thereof), and (E) guarantees of any of the foregoing of any other person;

      (v) any Contract required to be filed as an exhibit to the Company's
Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

      (vi) any Contract that purports to limit in any material respect the right of the Company or the Subsidiaries (A) to engage in any line of business, or (B)
to compete with any person or operate in any location;

      (vii) any Contract to which the Company or any of its Subsidiaries has continuing indemnification obligations or potential liability under any purchase price adjustment;

      (viii) any Contract providing for the sale or exchange of, or option to sell or exchange, any Property, or for the purchase or exchange of, or option to purchase or exchange, any real estate;

      (ix) any Contract for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets (other than Contracts referenced in clause (viii) of this Section 3.17(a)) or capital stock or other equity interests of another person for aggregate consideration in excess of $250,000, in each case other than in the ordinary course of business and in a manner consistent with past practice;

      (x) other than Contracts for ordinary repair and maintenance, any Contract relating to the development or construction of, or additions or expansions to, the Properties, under which the Company or any of the Subsidiaries has, or expects to incur, an obligation in excess of $50,000 per site or $125,000 in the aggregate;

      (xi) any advertising or other promotional Contract providing for payment by the Company or any Subsidiary of $100,000 or more;

      (xii) any license, royalty or other Contract concerning Intellectual
Property which is material to the Company and the Subsidiaries; and

      (xiii) any Contract which by its terms calls for payments by the Company and the Subsidiaries in excess of $2,500,000.

(the Contracts described in clauses (i) through (xiii) and those required to be identified in Sections 3.11(a), 3.13(a), 3.13(b), 3.13(g), 3.13(h), 3.13(i),
3.13(l) and 3.17(c) of the Company Disclosure Schedule, in each case together with all exhibits and schedules thereto being, the "MATERIAL CONTRACTS").

      (b) Except as would not reasonably be expected to have a Company Material
Adverse Effect, (i) neither the Company nor any of its Subsidiaries is and, to the Company's knowledge, no other party is in breach or violation of, or default under, any Material Contract, (ii) none of the Company or any of the
Subsidiaries have received any claim of default under any such agreement, and
(iii) to the Company's knowledge, no event has occurred which would result in a

                                       21
                                      A-25

breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both). Except as would not reasonably be expected to have a Company Material Adverse Effect, each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect. The Company has made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

      (c) Except as disclosed in the Company's proxy statement relating to the election of directors dated April 20, 2004, there are no Contracts or transactions between the Company or any Subsidiary, on the one hand, and any (i)
officer or director of the Company or any Subsidiary, (ii) record or beneficial owner of five percent or more of the voting securities of the Company, or (iii)
associate (as defined in Rule 12b-2 under the Exchange Act) or affiliate of any such officer, director or record or beneficial owner, on the other hand, except those of a type available to employees generally.

      SECTION 3.18. INSURANCE. Section 3.18 of the Company Disclosure Schedule
sets forth a complete and correct list of all material insurance policies owned or held by the Company and each Subsidiary, true and complete copies of which have been made available to Parent. With respect to each such insurance policy, except as would not reasonably be expected to have a Company Material Adverse
Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy;
(iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation;
(iv) no notice of cancellation or termination has been received; and (v) the policy is sufficient for compliance with all requirements of Law and of all
Contracts to which the Company or the Subsidiaries are parties or otherwise bound.

      SECTION 3.19. BOARD APPROVAL; VOTE REQUIRED. (a) The Company Board, by
resolutions duly adopted at a meeting duly called and held, has duly (i)
determined that this Agreement, the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement, the Merger and the other Transactions and declared their advisability, and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that this Agreement be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting
(collectively, the "COMPANY BOARD RECOMMENDATION"). The approval of this
Agreement, the Merger and the other Transactions by the Company Board constitutes approval of this Agreement, the Merger and the other Transactions for purposes of each of Section 203 of the DGCL and Article Tenth of the
Certificate of Incorporation of the Company and represents the only action necessary to ensure that Section 203 of the DGCL and Article Tenth of the
Certificate of Incorporation of the Company do not and will not apply to the execution and delivery of this Agreement or the consummation of the
Transactions.

      (b) Except as contemplated by Section 2.06, the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to approve this Agreement, the Merger and the other Transactions is the affirmative vote of the holders of a majority of the outstanding shares of
Company Common Stock in favor of the adoption of this Agreement (the
"STOCKHOLDER APPROVAL").

      SECTION 3.20. INTERESTED PARTY TRANSACTIONS. Between the date of the
Company's last annual meeting proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                                       22
                                      A-26

      SECTION 3.21. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Bear, Stearns & Co. Inc. to the effect that, as of the date of this
Agreement, the Merger Consideration is fair, from a financial point of view, to the Company's stockholders. An executed copy of such opinion has been delivered to Parent.

      SECTION 3.22. BROKERS. No broker, finder or investment banker (other than
Bear, Stearns & Co. Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a complete and correct copy of any Contract between the Company and Bear, Stearns & Co. Inc.
pursuant to which Bear, Stearns & Co. Inc. could be entitled to any payment from the Company relating to the Transactions.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

      SECTION 4.01. CORPORATE ORGANIZATION. Each of Parent and Merger Sub is a
limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite limited liability company power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent or Merger Sub from performing their obligations under this
Agreement.

      SECTION 4.02. CERTIFICATE OF FORMATION AND LIMITED LIABILITY COMPANY
AGREEMENT. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Formation and Limited Liability Company Agreement (or
similar organizational documents) of Parent and Merger Sub, each as amended to date. Such Certificate of Formation and Limited Liability Company Agreement (or
similar organizational documents) are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of
Formation or Limited Liability Company Agreement (or similar organizational documents).

      SECTION 4.03. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and
Merger Sub has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this
Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary limited liability company action, and no other limited liability company proceedings on the part of Parent or Merger Sub are necessary to authorize this
Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity.

      SECTION 4.04. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The
execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, (i) conflict with or

                                       23
                                      A-27

violate the Certificate of Formation or Limited Liability Company Agreement (or
similar organizational documents) of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section
4.04(b) have been obtained and all filings and obligations described in Section
4.04(b) have been made, conflict with or violate any Law applicable to Parent or
Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach or violation of, or constitute a default
(or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to, any Contract to which
Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent and Merger Sub from performing their obligations under this Agreement.

      (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act, (ii) the filing and recordation of appropriate merger documents as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company or any of the Subsidiaries is qualified to do business, (iii) any state or federal Laws governing the sale of liquor that may be applicable, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent
Parent or Merger Sub from performing their material obligations under this
Agreement.

      SECTION 4.05. INFORMATION SUPPLIED. None of the information supplied by
Parent or Merger Sub for inclusion in the Proxy Statement or the Offer Documents will, in the case of the Proxy Statement at the date it is first mailed to the
Company's stockholders or at the time of the Company Stockholders' Meeting or at the time of any amendment or supplement thereof, or in the case of the Offer
Documents, at the time the Offer Documents are first published, sent or given to holders of the Notes, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company in connection with the preparation of the
Proxy Statement or the Offer Documents for inclusion or incorporation by reference therein.

      SECTION 4.06. ABSENCE OF LITIGATION. As of the date of this Agreement, there is no Action pending or, to the knowledge of the officers of Parent, threatened, against Parent or any of its affiliates before any Governmental
Authority that would or seeks to materially delay or prevent the consummation of any of the Transactions. As of the date of this Agreement, neither Parent nor any of its affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the officers of Parent, continuing investigation by, any
Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would or seeks to materially delay or prevent the consummation of any of the Transactions.

                                       24
                                      A-28

      SECTION 4.07. OPERATIONS OF MERGER SUB. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the
Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

      SECTION 4.08. FINANCING. Parent has delivered to the Company true and complete copies of (a) an executed commitment letter from Blackstone Real Estate
Partners IV L.P. to provide equity financing in an aggregate amount of
$172,500,000 (the "EQUITY FUNDING LETTER"), and (b) an executed commitment letter (the "COMMITMENT LETTER") from Bank of America, N.A. pursuant to which
Bank of America, N.A. has committed to provide Merger Sub and certain existing or future affiliates of Merger Sub with financing in an aggregate amount of
$680,000,000 (the "DEBT FINANCING" and together with the financing referred to in clause (a) being collectively referred to as the "FINANCING"). Each of the
Equity Funding Letter and the Commitment Letter, in the form so delivered, is valid and in full force and effect as of the date hereof. No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Parent under either the Equity Funding Letter or the Commitment
Letter. Parent has fully paid any and all commitment fees or other fees required by the Commitment Letter to be paid as of the date hereof. Parent shall have at the Closing and at the Effective Time proceeds in connection with the Financing in an amount equal to $852,500,000.

      SECTION 4.09. GUARANTEE. Concurrently with the execution of this
Agreement, Parent has delivered to the Company the duly executed guarantee of
Blackstone Real Estate Partners IV L.P. (the "GUARANTOR") in the form attached as EXHIBIT B to this Agreement (the "GUARANTEE"). The Guarantee is valid and in full force and effect, and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Guarantor under the Guarantee.

      SECTION 4.10. BROKERS. The Company will not be responsible for any brokerage, finder's or other fee or commission to any broker, finder or investment banker in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

      SECTION 5.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The
Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by this Agreement or as set forth in Section
5.01 of the Company Disclosure Schedule, the businesses of the Company and the
Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable Law, and the Company shall, and shall cause each of the Subsidiaries to, use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to preserve the assets and properties of the Company and the Subsidiaries in good repair and condition and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has material business relations, in each case in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this
Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, the Company agrees that neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of
Parent:

      (a) amend or otherwise change its Certificate of Incorporation or Bylaws;

                                       25
                                      A-29

      (b) issue, sell, pledge, dispose of, grant, encumber, license or otherwise subject to any Lien, or authorize such issuance, sale, pledge, disposition, grant or encumbrance of or subjection to such Lien, (i) any shares of any class of capital stock of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company or any Subsidiary (except for the issuance of Shares issuable pursuant to employee stock options outstanding on the date hereof and granted under Company Stock Option Plans as in effect on the date hereof in the ordinary course of business and in a manner consistent with past practice), or (ii) any
Properties or other assets of the Company or any Subsidiary, except assets
(other than Properties) that are not material in the ordinary course of business and in a manner consistent with past practice;

      (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any direct or indirect wholly owned
Subsidiary to the Company or any other Subsidiary;

      (d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any capital stock of the Company or any Subsidiary;

      (e) (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization (or any division thereof) or any property or asset, except assets (other than real property) in the ordinary course of business and in a manner consistent with past practice, and other assets (other than real property) that do not exceed $1,500,000 in the aggregate; (ii) repurchase, repay or incur any Indebtedness, or issue any debt securities or assume or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets; (iii)
authorize, or make any commitment with respect to, any capital expenditure, other than maintenance expenditures at existing Properties in the ordinary course of business and consistent with past practice; (iv) acquire, enter into or extend any option to acquire, or exercise an option to acquire, real property or commence construction of, or enter into any Contract to develop or construct, other real estate projects; (v) enter into any new line of business; (vi) expend or utilize any portion of the Initial Reserve Amount or the Secondary Reserve
Amount, or (vii) make investments in persons other than wholly owned subsidiaries;

      (f) (i) increase the compensation payable or to become payable or the benefits provided to its current or former directors, officers or employees, except for increases in compensation in the ordinary course of business and in a manner consistent with past practice; (ii) grant any retention, severance or termination pay to, or enter into any employment, bonus, change of control or severance agreement with, any current or former director, officer or other employee of the Company or of any Subsidiary; (iii) establish, adopt, enter into, terminate or amend any Plan or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a
Plan if it were in existence as of the date of this Agreement for the benefit of any director, officer or employee except as required by Law; (iv) loan or advance any money or other property to any current or former director, officer or employee of the Company or the Subsidiaries; or (v) grant any equity or equity based awards (PROVIDED that equity awards may be transferred in accordance with the terms of the applicable plan document or agreement);

      (g) make any change (or file for such change) in any method of Tax accounting;

      (h) make, change or rescind any material Tax election, file any amended
Tax Return, except as required by applicable Law, enter into any closing agreement relating to Taxes, waive or extend the statute of limitations in respect of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business) or settle or compromise any material United States federal, state or local income Tax liability, audit, claim or assessment, or surrender any right to claim for a Tax Refund;

                                       26
                                      A-30

      (i) pay, discharge, waive, settle or satisfy any claim, liability or obligation that is not an Action, other than repayments of Indebtedness under the Credit Agreement and the payment, discharge, waiver, settlement or satisfaction, in the ordinary course of business and consistent with past practice;

      (j) waive, release, assign, settle or compromise any pending or threatened
Action (i) requiring payment by the Company or any Subsidiary in excess of
$100,000 individually or $500,000 in the aggregate or (ii) that is brought by any current, former or purported holder of any securities of the Company in its capacity as such and that (A) requires any payment to such security holders by the Company or any Subsidiary or (B) adversely affects in any material respect the ability of the Company and the Subsidiaries to conduct their business in a manner consistent with past practice;

      (k) other than in the ordinary course of business and in a manner consistent with past practice, (i) amend, modify or consent to the termination of any Material Contract other than the terms and conditions of the Stock Option
Plans required to effectuate the provisions set forth in Section 2.04 or (ii)
amend, waive, modify or consent to the termination of the Company's or any
Subsidiary's rights thereunder; PROVIDED that the exception set forth above shall not be applicable to any Third Party Flag Agreement, Franchise Agreement
or Management Agreement;

      (l) make any expenditure in connection with any advertising or marketing, or adopt, renew, terminate, change, or increase the liability or other obligations of the Company or any Subsidiary under, any operating standards, loyalty programs or amenity packages relating to the Prime Hotels and Resorts,
AmeriSuites or Wellesley Inns & Suites brands;

      (m) fail to maintain in full force and effect the existing insurance policies covering the Company and the Subsidiaries and their respective properties, assets and businesses or fail to preserve or protect their rights in all material Intellectual Property used in the business of the Company or its
Subsidiaries;

      (n) enter into, amend, modify or consent to the termination of any
Contract that would be a Material Contract or transaction that would be required to be set forth in Section 3.17(c) of the Company Disclosure Schedule if in
effect on the date of this Agreement;

      (o) effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988; or

      (p) announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

      SECTION 5.02. CONDUCT OF BUSINESS BY PARENT AND MERGER SUB PENDING THE
MERGER. Each of Parent and Merger Sub agrees that, between the date of this
Agreement and the Effective Time, it shall not, directly or indirectly, (a) take any action to cause its representations and warranties set forth in Article IV to be untrue in any material respect; or (b) take any action that would reasonably be likely to materially delay the consummation of the Transactions.

                                       27
                                      A-31

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      SECTION 6.01. PROXY STATEMENT. As promptly as practicable following the date of this Agreement (but in any event within 10 business days unless the parties shall otherwise agree), the Company shall prepare and file with the SEC the preliminary Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement, and the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable after the date of this
Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy
Statement. If at any time prior to the Company Stockholders' Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto)
or responding to any comments of the SEC with respect thereto, the Company shall provide Parent an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by
Parent; PROVIDED, HOWEVER, that in the event of a Change in Board
Recommendation, the Company shall consider in good faith including in such document or response comments reasonably proposed by Parent.

      SECTION 6.02. COMPANY STOCKHOLDERS' MEETING. The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY
STOCKHOLDERS' MEETING"), as promptly as practicable after the date of this
Agreement, for the purpose of obtaining the Stockholder Approval. Unless this
Agreement shall have been terminated in accordance with Section 8.01, the
Company shall hold the Company Stockholders' Meeting regardless of whether the
Company Board has effected a Change in Board Recommendation. Subject to Section
6.04(c), the Company Board shall (a) recommend to holders of the Shares that they adopt this Agreement, (b) include such recommendation in the Proxy
Statement and (c) use its reasonable best efforts to solicit and obtain the
Stockholder Approval.

      SECTION 6.03. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Except as
otherwise prohibited by applicable Law or the terms of any Contract entered into prior to the date hereof or would be reasonably expected to violate any attorney-client privilege, from the date of this Agreement until the Effective
Time, the Company shall (and shall cause the Subsidiaries to), at Parent's expense: (i) provide to Parent and to the officers, directors, employees, accountants, consultants, legal counsel, financing sources, agents and other representatives (collectively, "REPRESENTATIVES") of Parent reasonable access, during normal business hours and upon reasonable prior notice by Parent, to the officers, employees, agents, properties, offices and other facilities of the
Company and the Subsidiaries and to the books and records thereof, and (ii)
furnish promptly to Parent such information concerning the business, properties,
Contracts, assets, liabilities, personnel and other aspects of the Company and

                                       28
                                      A-32

the Subsidiaries as Parent or its Representatives may reasonably request.
Without limiting the foregoing, Parent and its Representatives (including its financing sources) shall have the right to conduct appraisal and environmental and engineering inspections of each of the Properties, PROVIDED, HOWEVER, (A)
that unless reasonably required by the financing sources in connection with the
Debt Financing, neither Parent nor its Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any building; and that any such taking and analyzing of samples or any such performance of invasive testing conducted pursuant to this Section 6.03 shall be reasonably acceptable to the Company, implemented in a manner that does not disrupt the operations of the Company or any of the Subsidiaries, and paid for by Parent at Parent's sole cost and expense; and that Parent, at Parent's sole cost and expense, shall return any site at which or from which, or that has otherwise been affected by, any taking and analyzing of samples or performance of invasive testing conducted pursuant to this Section 6.03, in all material respects, to the condition existing at such site prior to the taking and analyzing of samples or performance of invasive testing, and (B) Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, the Subsidiaries and their respective Representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them arising out of any personal injury or physical damage resulting from any appraisal or inspection conducted pursuant to this
Section 6.03, except that, Parent and Merger Sub shall have no obligation to so indemnify or hold harmless to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties result from the negligence of the Company, the Subsidiaries, or one of their
Representatives.

      (b) All information obtained by Parent or its Representatives pursuant to this Section 6.03 shall be kept confidential in accordance with the confidentiality agreement, dated July 12, 2004 (the "CONFIDENTIALITY
AGREEMENT"), between Blackstone Real Estate Acquisitions IV L.L.C. and the
Company.

      (c) No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

      SECTION 6.04. NO SOLICITATION OF TRANSACTIONS. (a) The Company agrees that neither it nor any Subsidiary shall, nor shall it authorize or permit the
Representatives of the Company or the Subsidiaries to, directly or indirectly,
(i) solicit or initiate or knowingly encourage or otherwise knowingly facilitate
(including by way of furnishing information) any inquiries or the implementation or submission of any Acquisition Proposal, or (ii) participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any Acquisition Proposal; PROVIDED, HOWEVER, that, prior to the adoption of this Agreement by the Company's stockholders at the Company
Stockholders' Meeting, nothing contained in this Agreement shall prevent the
Company or the Company Board from furnishing information to, or engaging in negotiations or discussions with, any person in connection with an unsolicited bona fide written Acquisition Proposal by such person, if and only to the extent that prior to taking such action (A) the Company Board believes in good faith
(after consultation with its advisors) that such Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal, and the Company
Board determines in good faith (after consultation with its outside legal counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable Law, and (B) the
Company Board receives from such person an executed confidentiality agreement, the terms of which are substantially similar to and no less favorable to the
Company than those contained in the Confidentiality Agreement. Neither the
Company nor any Subsidiary shall enter into any letter of intent, acquisition agreement or similar agreement with respect to an Acquisition Proposal (other than a confidentiality agreement referred to in this Section 6.04(a)).

                                       29
                                      A-33

      (b) The Company shall notify Parent as promptly as practicable (and in any event within 48 hours) of the receipt by the Company or any of the Subsidiaries, or any of its or their respective Representatives, of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding any Acquisition Proposal, specifying the material terms and conditions thereof and the identity of the party making such proposal. The
Company shall keep Parent reasonably informed of the status of any such discussions or negotiations and of any modifications to such inquiries, proposals or offers (the Company agreeing that it shall not, and shall cause the
Subsidiaries not to, enter into any confidentiality agreement with any person subsequent to the date of this Agreement which prohibits the Company from providing such information to Parent). The Company agrees that neither it nor any of the Subsidiaries shall terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of the
Subsidiaries is a party and that it and the Subsidiaries shall enforce the provisions of any such agreement. The Company shall, and shall cause the
Subsidiaries and its and their Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal as of the date hereof, shall take reasonable steps to inform its and the Subsidiaries' Representatives of the obligations undertaken in this Section 6.04 and shall request that all confidential information previously furnished to any such third parties be returned promptly.

      (c) Except as set forth in this Section 6.04, the Company Board (or any committee thereof) shall not, and shall not publicly propose to, (i) withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation of this Agreement, the Merger or the other Transactions by the
Company Board (or any committee thereof); (ii) approve or recommend any
Acquisition Proposal; or (iii) approve any letter of intent, acquisition agreement or similar agreement with respect to any Acquisition Proposal (other than a confidentiality agreement referred to in this Section 6.04).
Notwithstanding the foregoing, prior to the adoption of this Agreement by the
Company's stockholders at the Company Stockholders Meeting, (x) in response to the receipt of an unsolicited bona fide written Acquisition Proposal, if the
Company Board (A) determines in good faith (after consultation with its advisors) that such Acquisition Proposal is a Superior Proposal and (B)
determines in good faith (after consultation with its outside legal counsel)
that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable Law, then the Company Board may approve and recommend such Superior Proposal and, in connection with such
Superior Proposal, withdraw or modify the Company Board Recommendation or (y)
other than in connection with an Acquisition Proposal, if the Company Board determines in good faith (after consultation with its outside legal counsel)
that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable Law, then the Company Board may withdraw or modify the Company Board Recommendation (either event described in the foregoing clauses (x) and (y), a "CHANGE IN BOARD RECOMMENDATION").

      (d) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if the Company Board (or any committee thereof)
determines in good faith (after consultation with its outside legal counsel)
that it is required to do so under applicable Law; PROVIDED, HOWEVER, that neither the Company nor the Company Board (nor any committee thereof) shall (i)
recommend that the stockholders of the Company tender their Shares in connection with any such tender or exchange offer (or otherwise approve or recommend any
Acquisition Proposal) or (ii) withdraw or modify the Company Board
Recommendation, unless in each case the requirements of Section 6.04(c) shall have been satisfied.

      (e) The Company shall not take any action to exempt any person from the restrictions on "business combinations" contained in Section 203 of the DGCL (or any similar provision) or in Article Tenth of the Certificate of Incorporation
of the Company or otherwise cause such restrictions not to apply.

                                       30
                                      A-34

      (f) Except as set forth in Section 8.03(d) with respect to an Acquisition
Proposal, for purposes of this Agreement:

          (i) "ACQUISITION  PROPOSAL" means any proposal or offer (including any proposal  from or to the  Company's  stockholders)  from any  person  other than
Parent or Merger Sub relating to (1) any direct or indirect  acquisition  of (A)
more than 15% of the assets of the  Company and its  consolidated  Subsidiaries, taken  as a whole  or (B) over 15% of any  class  of  equity  securities  of the
Company;  (2) any tender  offer or exchange  offer,  as defined  pursuant to the
Exchange  Act,  that if  consummated,  would  result in any person  beneficially owning 15% or more of any class of equity securities of the Company;  or (3) any merger,  consolidation,  business  combination,  recapitalization,  liquidation, dissolution or other similar transaction involving the Company.

          (ii)  "SUPERIOR  PROPOSAL"  means  any bona fide  written  Acquisition
Proposal not  solicited  or  initiated in violation of Section  6.04(a) that (i)
relates to more than 50% of the outstanding  Shares or all or substantially  all of the assets of the Company and the Subsidiaries  taken as a whole,  (ii) is on terms  that the  Company  Board  determines  in its good faith  judgment  (after receiving the advice of its financial  advisor and after taking into account all the terms and conditions of the Acquisition  Proposal) are more favorable to the
Company's  stockholders (in their  capacities as stockholders)  from a financial point of view than this Agreement  (including any  alterations to this Agreement agreed to in writing by Parent in response  thereto) and (iii) which the Company
Board determines is reasonably capable of being consummated.

      SECTION 6.05. DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE. (a)
The Limited Liability Company Agreement (or similar organizational document) of the Surviving Company shall contain provisions no less favorable with respect to indemnification than are set forth in Article Eighth of the Certificate of
Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company or any of the Subsidiaries.

      (b) After the Effective Time, Parent and the Surviving Company shall, jointly and severally, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director and officer of the
Company and each Subsidiary (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, occurring on or before the Effective Time, to the same extent as provided in the Certificate of
Incorporation of the Company or any other applicable contract or agreement in effect on the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) Parent or the Surviving Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Company, promptly after statements therefor are received (provided the applicable
Indemnified Party provides an undertaking to repay all advanced expenses if it is finally judicially determined that such Indemnified Party is not entitled to indemnification) and (ii) the Surviving Company shall cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither Parent nor the Surviving
Company shall be liable for any settlement effected without the Surviving
Company's written consent (which consent shall not be unreasonably withheld or delayed); and PROVIDED, FURTHER, that neither Parent nor the Surviving Company shall be obligated pursuant to this Section 6.05(b) to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified
Parties) for all Indemnified Parties in any jurisdiction with respect to any single action except to the extent that two or more of such Indemnified Parties

                                       31
                                      A-35

shall have conflicting interests in the outcome of such action; and PROVIDED,
FURTHER, that, in the event that any claim for indemnification is asserted or made within such six year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

      (c) The Surviving Company shall either (i) cause to be obtained at the
Effective Time "tail" insurance policies with a claims period of at least six years from the Effective Time with respect to directors' and officers' liability insurance in amount and scope at least as favorable as the Company's existing policies for claims arising from facts or events that occurred on or prior to the Effective Time; or (ii) maintain in effect for six years from the Effective
Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (PROVIDED that the Surviving Company may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable) with respect to matters occurring prior to the Effective Time; PROVIDED, HOWEVER, that in no event shall the Surviving
Company be required to expend pursuant to this Section 6.05(c) more than an amount per year equal to 250% of current annual premiums paid by the Company for such insurance; PROVIDED, HOWEVER, that in the event of an expiration, termination or cancellation of such current policies, Purchaser or the Surviving
Company shall be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums. The Company represents that such current annual premium amount is set forth in Section 6.05(c) of the Company Disclosure Schedule.

      (d) In the event Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the
Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 6.05.

      (e) Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 6.05.

      SECTION 6.06. EMPLOYEE BENEFITS MATTERS. (a) Parent hereby agrees that, for a period of two years immediately following the Effective Time, it shall, or it shall cause the Surviving Company and its subsidiaries to, (i) provide each employee of the Company as of the Effective Time (each, an "EMPLOYEE") with at least the same level of base salary, cash incentive compensation and other cash variable compensation that was provided to each such Employee immediately prior to the Effective Time, and (ii) provide the Employees with employee benefits
(other than equity-based compensation) that are no less favorable in the aggregate than those provided to such Employees immediately prior to the
Effective Time. Parent hereby agrees that, except as set forth in Section
6.06(a) of the Company Disclosure Schedule, it shall, or shall cause the
Surviving Company to, maintain the bonus plan set forth in Section 6.06(a) of the Company Disclosure Schedule in respect of calendar year 2004 in accordance with the terms of such plan as in effect on the date of this Agreement
(including with respect to the timing of payment of bonuses) and, prior to the
Effective Time, the Company agrees that such plan will be maintained in accordance with its terms (including with respect to the timing of payment of bonuses). From and after the Effective Time, Parent shall cause the Surviving
Company and its subsidiaries to honor in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the
Company and the Subsidiaries as in effect immediately prior to the Effective
Time that are applicable to any current or former employees or directors of the
Company or any Subsidiary.

      (b) Employees shall receive credit for all purposes (including, for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits, but excluding benefit accruals under any defined benefit pension plan) under any employee benefit plan, program or arrangement (including

                                       32
                                      A-36

vacation plans, programs and arrangements) established or maintained by Parent, the Surviving Company or any of their respective subsidiaries under which each
Employee may be eligible to participate on or after the Effective Time for service with the Company and its Subsidiaries through the Effective Time to the same extent recognized by the Company or any of the Subsidiaries under comparable Plans immediately prior to the Effective Time. Such plan, program or arrangement shall credit each such Employee for service accrued or deemed accrued on or prior to the Effective Time with the Company or any Subsidiary;
PROVIDED, HOWEVER, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

      (c) Notwithstanding anything to the contrary in this Agreement, Parent agrees that it shall, or shall cause the Surviving Company to, provide severance benefits to each Employee employed at the Company's executive offices who is terminated during the one year period immediately following the Effective Time in an amount calculated as set forth in Section 6.06(c) of the Company
Disclosure Schedule.

      (d) With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or the Surviving Company
("PURCHASER WELFARE BENEFIT PLANS") in which an Employee may be eligible to participate on or after the Effective Time, Parent shall (a) waive, or cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, if any, with respect to participation and coverage requirements applicable to each Employee under any Purchaser Welfare Benefit Plan to the same extent waived under a comparable Plan, and (b) provide credit to each Employee for any co-payments, deductibles and out-of-pocket expenses paid by such
Employee under the Plans during the relevant plan year, up to and including the
Effective Time.

      SECTION 6.07. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, in the case of representations or warranties not qualified by any "material" or "Company Material Adverse Effect" qualifier, or in any respect, in the case of representations or warranties qualified by the
"material" or "Company Material Adverse Effect" qualifier, and (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this
Section 6.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. In addition, the Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of any notice or other communication (i) from any person and the response thereto of the Company or the Subsidiaries or Parent, as the case may be, or its or their Representatives alleging that the consent of such person is or may be required in connection with this Agreement or the
Transactions, (ii) from any Governmental Authority and the response thereto of the Company or the Subsidiaries or Parent, as the case may be, or its or their
Representatives in connection with this Agreement or the Transactions, and (iii)
except in the event the Company Board shall have effected a Change of Board
Recommendation, from or to the SEC.

      SECTION 6.08. FINANCING. (a) Parent shall use its reasonable best efforts to arrange the Debt Financing on the terms and conditions described in the Debt
Commitment Letter, including using reasonable best efforts to (i) negotiate definitive agreements with respect thereto on terms and conditions contained therein and (ii) to satisfy all conditions applicable to Parent and Merger Sub in such definitive agreements that are within its control. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent shall use its reasonable best efforts to arrange to obtain any such portion from alternative sources on comparable or more favorable terms to Parent (as determined in the reasonable judgment of Parent). Parent shall give the Company prompt notice of any material breach by any party of the Debt Commitment Letter or any termination of the Debt
Commitment Letter. Parent shall keep the Company informed on a reasonably

                                       33
                                      A-37

current basis in reasonable detail of the status of its efforts to arrange the
Financing and shall not permit any material amendment or modification to be made to, or any waiver of any material provision or remedy under, the Commitment
Letters without consulting with the Company.

      (b) The Company agrees to provide, and shall cause the Subsidiaries and its and their Representatives to provide, all reasonable cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the
Subsidiaries), including (i) participation in meetings, drafting sessions and due diligence sessions, (ii) furnishing Parent and its financing sources with financial and other pertinent information regarding the Company as may be reasonably requested by Parent, (iii) assisting Parent and its financing sources in the preparation of (A) an offering document for any debt raised to complete the Merger and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of Parent and its financing sources for any debt raised by Parent to complete the Merger and (v) providing and executing documents as may be reasonably requested by Parent; PROVIDED that none of the
Company or any Subsidiary shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Debt Financing prior to the Effective Time. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the
Company or the Subsidiaries in connection with such cooperation. Parent and
Merger Sub shall, on a joint and several basis, indemnify and hold harmless the
Company, the Subsidiaries and their respective Representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith (other than historical information relating to the Company or the
Subsidiaries).

      (c) All non-public or otherwise confidential information regarding the
Company obtained by Parent or its Representatives pursuant to Section 6.08(b)
shall be kept confidential in accordance with the Confidentiality Agreement.

      (d) Within 60 days of there having occurred after the date of this
Agreement (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE for three or more consecutive business days, including but not limited to any changes in trading conditions resulting from actual or threatened terrorist attacks, responses by the United States or its allies thereto, or the effects thereof; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or New York for three or more consecutive business days; (iii) the commencement or material escalation of a war, armed hostilities or other international or national crisis or security event directly or indirectly involving the United States or any of its territories after the date of this Agreement, including without limitation, any acts of terrorism, domestic or foreign or responses of the United States or its allies, or a national or international economic or financial crisis, the result of which there has occurred any material disruption or material adverse change in the United State commercial credit, debt capital or commercial mortgage-backed securities markets for a period of three or more consecutive business days; or (iv) any limitation by any governmental, regulatory or administrative agency or authority which prohibits the extension of credit by banks or other lending institutions in the United States or New York in a manner that prevents Lender from providing the Debt Financing for a period of three or more consecutive business days, Parent shall deliver to the Company a certificate (the "MARKET MAC NOTICE") to that effect signed by an officer of
Parent, describing in reasonable detail the nature of the Market MAC (any of the events specified in clauses (i) through (iv) described in such Market MAC Notice being hereinafter referred to as a "MARKET MAC"). At any time following its receipt of the Market MAC Notice, the Company may request (by delivery of a written notice to Parent to such effect (a "COMPANY WAIVER REQUEST")) that

                                       34
                                      A-38

Parent fully and irrevocably waive its right to invoke the condition set forth in Section 7.02(d) with respect to such Market MAC. In the event that Parent delivers to the Company a written notice that Parent waives its right to invoke the condition set forth in Section 7.02(d) with respect to such Market MAC (a
"PARENT WAIVER NOTICE"), then such Market MAC shall cease to be a basis for
Parent or Merger Sub not consummating the Merger. In the event that Parent fails to deliver a Parent Waiver Notice with respect to a Market MAC within the longer of (i) seven days after Parent's receipt of the corresponding Company Waiver
Request and (ii) the number of days between the date on which Parent delivered to the Company the corresponding Market MAC Notice and the date on which the
Company delivered to Parent the Company Waiver Request (the longer of such periods being hereinafter referred to as the "REQUISITE RESPONSE PERIOD"), then the Company shall be entitled to terminate the Agreement pursuant to Section
8.01(j). Notwithstanding anything to the contrary in this Section 6.08(d), nothing shall release Parent from continuing to be obligated to use its reasonable best efforts to obtain (i) the Debt Financing or (ii) an alternative financing in accordance with Section 6.08(a) in the event Parent declines to timely waive its right to invoke the condition set forth in Section 7.02(d) with respect to a Market MAC.

      SECTION 6.09. FURTHER ACTION; REASONABLE BEST EFFORTS. (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions and (ii) obtain from Governmental Authorities and third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent or the Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement. Subject to appropriate confidentiality protections, each of
Parent and the Company shall have the right to review and approve in advance drafts of all applications, notices, petitions, filings and other documents made or prepared in connection with the items described in clauses (i) and (ii)
above, which approval shall not be unreasonably withheld or delayed, shall cooperate with each other in connection with the making of all such filings, shall furnish to the other party such necessary information and assistance as such other party may reasonably request with respect to the foregoing and shall provide the other party with copies of all filings made by such party with any applicable Government Authority, and, upon request, any other information supplied by such party to a Governmental Authority in connection with this
Agreement and the Transactions.

      (b) Merger Sub, the Company, and Parent shall use their respective reasonable best efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the Transactions, (ii) disclosed in the Company
Disclosure Schedule or (iii) required to prevent a Company Material Adverse
Effect from occurring prior to the Effective Time. In the event that the Company shall fail to obtain any third party consent described above, the Company shall use its reasonable best efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company and Parent and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Time, from the failure to obtain such consent.

      (c) Notwithstanding anything to the contrary in this Agreement, except as contemplated under Sections 2.06 and 6.08 or in connection with the satisfaction of the conditions set forth in Section 7.02(f), in connection with obtaining any approval or consent from any person (other than a Governmental Authority) with respect to the Merger or any other Transaction, (i) without the prior written consent of Parent which shall not be unreasonably withheld, none of the Company or any of its Subsidiaries shall pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such person and
(ii) none of Parent, Merger Sub or their respective affiliates shall be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or to incur any

                                       35
                                      A-39

liability or other obligation. In connection with obtaining any approval or consent from any Governmental Authority with respect to the Merger or any other
Transaction, no divestiture of assets or undertaking relating to the conduct of business shall be made by the Company, Parent or Merger Sub or their respective affiliates unless acceptable to Parent.

      (d) The Company shall use its reasonable best efforts to (i) exercise the purchase options granted to the Company as tenant under that certain Lease dated as of March 31, 1996 by and between N.J. Route 46, Limited Partnership and the
Company and that certain Lease dated as of September 22, 1988 by and between
N.J. Route 46, Limited Partnership and the Company, as successor in interest to
Prime Motor Inns, Inc., and acquire fee simple title to the property commonly known as 700 Route 46 East, Fairfield, New Jersey prior to the Effective Time,
(ii) exercise the purchase option granted to the Company as tenant under that certain Agreement of Lease dated as of September 22, 2000 by and between Brown
Trout Investments, Ltd. ("BROWN TROUT") and the Company and acquire in the name of the Company, or if requested by Parent, in the name of a subsidiary of Merger
Sub, fee simple title to the property commonly known as 5895 Caravan Court,
Orlando, Florida, such acquisition to be consummated prior to, but to become effective immediately after, the Effective Time, (iii) exercise the purchase option granted to the Company as tenant under that certain Agreement of Lease dated as of August 8, 2000 by and between Brown Trout and the Company and acquire in the name of the Company, or if requested by Parent, in the name of a subsidiary of Merger Sub, fee simple title to the property commonly known as
4730 Painters Mill Road, Owings Mills, Maryland, such acquisition to be consummated prior to, but to become effective immediately after, the Effective
Time, and (iv) prior to the Effective Time, obtain a "payoff letter" from New
Jersey Economic Development Authority, as lender (the "FAIRFIELD LENDER") under the Fairfield Mortgage acknowledging that (A) any loan agreements underlying the
Fairfield Mortgage shall be terminated and (B) any and all Liens held by the
Mortgage Lender related thereto shall be released in due course subsequent to payment.

      SECTION 6.10. OBLIGATIONS OF PARENT AND MERGER SUB. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this
Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement.

      SECTION 6.11. PUBLIC ANNOUNCEMENTS. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, each of Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the
Transactions, except to the extent public disclosure is required by applicable
Law or the requirements of the NYSE, in which case the issuing party shall use its reasonable best efforts to consult with the other party before issuing any such release or making any such public statement.

      SECTION 6.12. TAXES. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding (i) any income or franchise Taxes imposed on or assumed by the Surviving Company, and (ii) any sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar
Taxes, in each case which become payable in connection with the transactions contemplated by this Agreement. Each of Parent and the Surviving Company agrees to assume liability for and pay any such income or franchise Taxes and any such sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and any similar Taxes, as well as any transfer, recording, registration and other fees that may be imposed upon, payable or incurred in connection with this Agreement and the Transactions.

      SECTION 6.13. RESIGNATIONS. The Company shall use its reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation effective as of the Effective Time, of

                                       36
                                      A-40

those directors of the Company or any Subsidiary designated by Parent to the
Company in writing at least 10 business days prior to the Closing.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

      SECTION 7.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

            (a) COMPANY STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the requisite affirmative vote of the stockholders of the
      Company in accordance with the DGCL and the Company's Certificate of
      Incorporation.

            (b) NO ORDER. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      SECTION 7.02. CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The
obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to materiality or
      Company Material Adverse Effect set forth therein except for the limitation set forth in the first sentence of Section 3.09) as of the
      Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein except for the limitation set forth in the first sentence of
      Section 3.09) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. In addition, the representations and warranties set forth in Section 3.03 shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

            (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

            (c) OFFICER'S CERTIFICATE. The Company shall have delivered to
      Parent a certificate, dated the date of the Closing, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

            (d) NO MARKET MAC. No Market MAC (other than any Market MAC in respect of which Parent has previously waived its right to invoke this
      Section 7.02(d)) shall have occurred after the date of this Agreement. If any of the events specified in clauses (i) through (iv) described in the first sentence of Section 6.08(d) has occurred for less than three consecutive business days (without giving effect to the three consecutive business day period already referenced with respect to the applicable

                                       37
                                      A-41

      event in Section 6.08(d)), then Parent and Merger Sub shall not be obligated to consummate the Merger for so long as such event is continuing, and thereafter Parent and Merger Sub shall not be obligated to consummate the Merger to the extent such event constitutes a Market MAC in accordance with Section 6.08(d).

            (e) DEBT OFFER. At or prior to the Effective Time, the requisite consents specified in Section 2.06(a) of the Company Disclosure Schedule,
      respectively, shall have been received under the Debt Offer and the
      Company and the respective trustees shall have executed and delivered the supplemental indenture described in Section 2.06(b) to the indenture governing the Notes.

            (f) CREDIT AGREEMENT. At or prior to the Effective Time, Canadian
      Imperial Bank of Commerce, as administrative agent under the Credit
      Agreement ("CIBC"), shall have provided the Company with a "payoff" letter acknowledging that (i) the Credit Agreement shall be terminated, (ii) any and all Liens held by CIBC related thereto shall be released and (iii) the
      Company and the Subsidiaries shall be released from any and all liabilities under the Credit Agreement and any related guaranties (other than any obligations under any indemnification or similar provision that survive such termination), in each case subject to repayment of the aggregate principal amount outstanding under the Credit Agreement, together with all interest accrued thereon and any other fees or expenses payable thereunder in connection with such prepayment.

            (g) TITLE AFFIDAVIT. The Company shall have delivered a title insurance affidavit, dated the date of the Closing, signed by an officer of the Company with respect to debts, Liens, parties in possession and non-imputation in the form attached as EXHIBIT C.

      SECTION 7.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The
obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub that are qualified by materiality shall be true and correct in all respects, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except to the extent expressly made as of an earlier date, in which case as of such earlier date.

            (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

            (c) OFFICER'S CERTIFICATE. Parent shall have delivered to the
      Company a certificate, dated the date of the Closing, signed by an officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 8.01. TERMINATION. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective
Time by action taken or authorized by the Board of Directors of the terminating

                                       38
                                      A-42

party or parties, notwithstanding any requisite adoption of this Agreement and the Transactions by the stockholders of the Company, and whether before or after the stockholders of the Company have approved this Agreement at the Company
Stockholders' Meeting, as follows (the date of any such termination, the
"TERMINATION DATE"):

            (a) by mutual written consent of Parent and the Company;

            (b) by either Parent or the Company if the Effective Time shall not have occurred on or before February 18, 2005; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this
      Agreement has been the cause of, or resulted in, the failure of the
      Effective Time to occur on or before such date;

            (c) by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) or taken any other action (including the failure to have taken an action) which has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger;

            (d) by Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 7.02(a) would not be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that Section 7.02(b) would not be satisfied, and, in either such case, such breach (if curable) has not been cured within 30 days after notice to the Company;

            (e) by the Company if the Company is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of Parent or Merger Sub herein become untrue or inaccurate such that Section 7.03(a) would not be satisfied, or (ii) there has been a breach on the part of Parent or Merger Sub of any of its covenants or agreements herein such that Section 7.03(b) would not be satisfied, and, in either such case, such breach (if curable) has not been cured within 30 days after notice to Parent;

            (f) by either Parent or the Company if this Agreement shall fail to receive the Stockholder Approval at the Company Stockholders' Meeting;

            (g) by Parent if the Company Board shall have (i) effected a Change of Board Recommendation; or (ii) recommended or approved any Acquisition
      Proposal;

            (h) by the Company if, prior to the adoption of this Agreement by the Company's stockholders at the Company Stockholders' Meeting, the
      Company Board shall have effected a Change in Board Recommendation in accordance with clause (x) of the second sentence of Section 6.04(c) of this Agreement, but only (i) after providing written notice to Parent (a
      "NOTICE OF SUPERIOR PROPOSAL") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior
      Proposal, and (ii) if Parent does not, within three (3) business days of
      Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board determines, in its good faith judgment (after consultation with its advisors) to be at least as favorable to the
      Company's stockholders as such Superior Proposal; PROVIDED that during such three business day period, the Company shall negotiate in good faith with Parent (to the extent Parent wishes to negotiate) to enable Parent to

                                       39
                                      A-43

      make such an offer; PROVIDED, HOWEVER, that any such purported termination pursuant to this Section 8.01(h) shall be void and of no force or effect unless the Company concurrently with such termination pays to Parent the
      Company Termination Fee and the Termination Expenses in accordance with
      Section 8.03; and PROVIDED FURTHER that Parent and Merger Sub acknowledge and agree that concurrently with such termination the Company may enter into a definitive agreement providing for implementation of such Superior
      Proposal;

            (i) by the Company if, after the conditions set forth in Section
      7.01, Sections 7.02(a), (b) and (d) and (in the event Parent has fully and timely complied with its obligations under Section 2.06) Section 7.02(e)
      have been satisfied and within five business days after the Company has delivered written notice to Parent of the satisfaction of such conditions, the Merger shall not have been consummated; or

            (j) by the Company if Parent fails to deliver a Parent Waiver Notice prior to the expiration of the Requisite Response Period with respect to any Market MAC.

      SECTION 8.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (except that the indemnification and reimbursement obligations of
Parent and Merger Sub contained in Sections 2.06(d), 6.03(a) and 6.08(b), the
Guarantee referred to in Section 4.09, and the provisions of Sections 6.03(b)
and 6.08(c), this Section 8.02, Section 8.03 and Article IX shall survive any such termination); PROVIDED, HOWEVER, that nothing herein shall relieve the
Company from liability for any willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

      SECTION 8.03. FEES AND EXPENSES. (a) Except as otherwise set forth in this
Section 8.03, all Expenses incurred in connection with this Agreement and the
Transactions shall be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated. "EXPENSES", as used in this
Agreement, shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the Merger and the other Transactions.

      (b) The Company agrees that if this Agreement shall be terminated:

            (i) by Parent pursuant to Section 8.01(d), then (A) the Company shall pay Parent the Termination Expenses and (B) if, concurrently with such termination or within 12 months of the Termination Date, the Company enters into, or submits to the stockholders of the Company for adoption, an agreement with respect to an Acquisition Proposal, or an Acquisition
      Proposal is consummated, then the Company shall also pay Parent the
      Company Termination Fee;

            (ii) by Parent or the Company pursuant to Section 8.01(f), then (A)
      the Company shall pay Parent the Termination Expenses and (B) if, concurrently with such termination or within 12 months of the Termination
      Date, the Company enters into, or submits to the stockholders of the
      Company for adoption, an agreement with respect to an Acquisition
      Proposal, or an Acquisition Proposal is consummated, then the Company shall also pay Parent the Company Termination Fee;

                                       40
                                      A-44

            (iii) by Parent pursuant to Section 8.01(g), then (so long as neither Parent nor Merger Sub was in material breach of any of its representations, warranties or covenants in this Agreement as of the
      Termination Date) the Company shall pay Parent the Company Termination Fee and the Termination Expenses; or

            (iv) by the Company pursuant to Section 8.01(h), then the Company shall pay Parent the Company Termination Fee and the Termination Expenses
      (which Company Termination Fee and Termination Expenses shall be paid concurrently with such termination).

      (c) The Company Termination Fee shall be paid to Parent or its designee by the Company in immediately available funds (i) concurrently with and as a condition to the effectiveness of a termination of this Agreement by the Company pursuant to Section 8.01(h) and (ii) within two business days after the date of the event giving rise to the obligation to make such payment in all other circumstances. The Termination Expenses shall be paid to Parent or its designee by the Company in immediately available funds (i) concurrently with and as a condition to the effectiveness of a termination of this Agreement by the Company pursuant to Section 8.01(h) and (ii) otherwise, within two business days after receipt by the Company of reasonable documentation with respect to such
Expenses. In no event shall the Company be required to pay under Section 8.03(b)
an amount in excess of $27,000,000.

      (d) (i) For purposes of this Section 8.03, Acquisition Proposal shall have the meaning assigned to such term in Section 6.04(f), except that references to
15% in clauses (1) and (2) of the definition thereof shall be deemed to be references to 40% and clause (3) of the definition thereof shall be deemed amended and replaced in its entirety by the following language "(3) any merger, consolidation, business combination, recapitalization or other similar transaction involving the Company pursuant to which stockholders of the Company immediately prior to the consummation of such transaction would cease to own directly or indirectly at least 60% of the voting power of the outstanding securities of the Company (or of another person that directly or indirectly would own all or substantially all the assets of the Company) immediately following such transaction in the same proportion as they owned prior to the consummation of such transaction".

            (ii) For purposes of this Agreement, "COMPANY TERMINATION FEE" means an amount equal to $23,000,000.

            (iii) For purposes of this Agreement, "TERMINATION EXPENSES" means an amount, not to exceed $4,000,000, equal to the reasonably documented Expenses of Parent and Merger Sub.

      (e) Parent agrees that, if the Company shall terminate this Agreement (i)
pursuant to Section 8.01(e), (ii) pursuant to Section 8.01(b) and, at the time of such termination, the conditions set forth in Section 7.01, Sections 7.02(a),
(b) and (d) and (in the event Parent has fully and timely complied with its obligations under Section 2.06) Section 7.02(e) have been satisfied, or (iii)
pursuant to Section 8.01(i), then Parent shall pay to the Company a fee of
$27,000,000 (the "PARENT TERMINATION FEE") in immediately available funds no later than two business days after such termination by the Company.

      (f) Each of the Company and Parent acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee or any Termination Expenses when due or Parent shall fail to pay the Parent Termination Fee when due, the Company or the Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.03. Notwithstanding anything to the contrary in this Agreement, the Company's right to receive payment of the Parent Termination
Fee pursuant to this Section 8.03 shall be the exclusive remedy of the Company

                                       41
                                      A-45

and the Subsidiaries for the loss suffered as a result of the failure of the
Merger and the other Transactions to be consummated, and upon payment of the
Parent Termination Fee in accordance with this Section 8.03, none of Parent,
Merger Sub or Guarantor shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (except with respect to the second sentence of this Section 8.03(f), indemnification and reimbursement obligations of Parent and Merger Sub contained in Sections 2.06(d), 6.03(a) and
6.08(b) and the provisions of Section 6.03(b) and 6.08(c)).

      SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after the adoption of this Agreement and the Transactions by the stockholders of the
Company, no amendment shall be made except as allowed under applicable Law. This
Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

      SECTION 8.05. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      SECTION 9.01. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time. This Section
9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 9.02):

      if to Parent or Merger Sub:

            c/o Blackstone Real Estate Partners IV L.P.
            345 Park Avenue
            New York, New York 10154
            Facsimile No: (212) 583-5573
            Attention: Jonathan D. Gray

                                       42
                                      A-46

            with a copy to:

            Simpson Thacher & Bartlett LLP
            425 Lexington Avenue
            New York, New York 10017
            Facsimile No: (212) 455-2502
            Attention: Brian M. Stadler

            if to the Company:

            Prime Hospitality Corp.
            700 Route 46 East
            Fairfield, New Jersey 07004
            Facsimile No: (973) 882-7689
            Attention: Rich Szymanski

            with a copy to:

            Olshan Grundman Frome Rosenzweig & Wolosky LLP
            Park Avenue Tower
            65 East 55th Street
            New York, New York 10022
            Facsimile No: 212-451-2222
            Attention: Steven Wolosky, Esq.

      SECTION 9.03. CERTAIN DEFINITIONS. (a) For purposes of this Agreement:

      "AFFILIATE" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

      "BENEFICIAL OWNER", with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

      "BUSINESS DAY" means any day on which the principal offices of the SEC in
Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

      "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

      "knowledge of the Company" or "Company's knowledge" means the actual knowledge (after reasonable inquiry) of any executive officer of the Company.

      "PERSON" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person"
as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

      "SUBSIDIARY" or "SUBSIDIARIES" of the Company, the Surviving Company,
Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries, and, without

                                       43
                                      A-47

limiting the foregoing, includes any entity in respect of which such person, directly or indirectly, beneficially owns 50% or more of the voting securities or equity.

      (b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term                                             Location of Definition
------------                                             ----------------------

Acquisition Proposal.....................................       ss. 6.04(f)(i)
Alternative Merger.......................................       ss. 1.07
Brown Trout..............................................       ss. 6.09(d)
Certificate of Merger....................................       ss. 1.03
Company Board............................................       Recitals
Company Board Recommendation.............................       ss. 3.19(a)
Company Common Stock.....................................       Recitals
Company Disclosure Schedule..............................       Article III
Company Material Adverse Effect..........................       ss. 3.01(a)
Company Permits..........................................       ss. 3.06
Company Preferred Stock..................................       ss. 3.03(a)
Company Stock Option.....................................       ss. 2.04(a)
Company Stock Option Plans...............................       ss. 2.04(a)
Company Stockholders' Meeting............................       ss. 6.02
Company Termination Fee..................................       ss. 8.03(d)(iii)
Company Waiver Request...................................       ss. 6.08(d)
Confidentiality Agreement................................       ss. 6.03(b)
Contract.................................................       ss. 3.05(a)
Credit Agreement.........................................       ss. 3.03(c)
Debt Financing...........................................       ss. 4.08
Debt Offer...............................................       ss. 2.06(a)
DGCL.....................................................       ss. 1.01
Dissenting Shares........................................       ss. 2.05(a)
Effective Time...........................................       ss. 1.03
Election Notice..........................................       ss. 1.07
Employee.................................................       ss. 6.06(a)
Environmental Laws.......................................       ss. 3.16(b)(i)
Environmental Permits....................................       ss. 3.16(b)(ii)
Equity Funding Letter....................................       ss. 4.08
Equity Inns Documents....................................       ss. 3.13(i)
ERISA....................................................       ss. 3.11(a)
Exchange Act.............................................       ss. 3.05(b)
Exchange Fund............................................       ss. 2.02(a)
Expenses.................................................       ss. 8.03(a)
Fairfield Lender.........................................       ss. 6.09(d)
Fairfield Mortgage.......................................       ss. 3.03(c)
Financing................................................       ss. 4.08
Franchise Agreements.....................................       ss. 3.13(h)
GAAP.....................................................       ss. 3.07(b)
Governmental Authority...................................       ss. 3.05(b)
Ground Leased Properties.................................       ss. 3.13(a)
Ground Leases............................................       ss. 3.13(a)
Guarantee................................................       ss. 4.09
Guarantor................................................       ss. 4.09

                                       44
                                      A-48

Hazardous Substances.....................................       ss. 3.16(b)(iii)
HPT......................................................       ss. 3.13(i)
HPT Documents............................................       ss. 3.13(i)
HPT Management Agreement.................................       ss. 3.13(i)
Indebtedness.............................................       ss. 3.17(a)(iv)
Indemnified Parties......................................       ss. 6.05(b)
Initial Reserve Amount...................................       ss. 3.13(i)
Intellectual Property....................................       ss. 3.14(b)
Investments..............................................       ss. 3.01(c)
IRS......................................................       ss. 3.11(a)
Law......................................................       ss. 3.05(a)
Leased Properties........................................       ss. 3.13(b)
Licensed Intellectual Property...........................       ss. 3.14(a)
Liens                                                           ss. 3.13(a)
Loans....................................................       ss. 3.13(l)
Loan Documents...........................................       ss. 3.13(l)
Management Agreements....................................       ss. 3.13(i)
Market MAC...............................................       ss. 6.08(d)
Market MAC Notice........................................       ss. 6.08(d)
Material Contracts.......................................       ss. 3.17(a)
Merger...................................................       Recitals
Merger Consideration.....................................       ss. 2.01(a)
Merger Sub...............................................       Preamble
Mortgages................................................       ss. 3.03(c)
Multiemployer Plan.......................................       ss. 3.11(b)
Multiple Employer Plan...................................       ss. 3.11(b)
Notes....................................................       ss. 2.06(a)
Notice of Superior Proposal..............................       ss. 8.01(h)
NYSE.....................................................       ss. 3.05(b)
Offer Documents..........................................       ss. 2.06(c)
Option Payment...........................................       ss. 2.04(b)
Owned Intellectual Property..............................       ss. 3.14(a)
Owned Real Properties....................................       ss. 3.13(a)
Parent...................................................       Preamble
Parent Termination Fee...................................       ss. 8.03(e)
Parent Waiver Notice.....................................       ss. 6.08(d)
Paying Agent.............................................       ss. 2.02(a)
Permitted Liens..........................................       ss. 3.13(a)
Personal Property........................................       ss. 3.13(k)
Plans....................................................       ss. 3.11(a)
Properties...............................................       ss. 3.13(b)
Proxy Statement..........................................       ss. 3.05(b)
Purchaser Welfare Benefit Plans..........................       ss. 6.06(d)
Representatives..........................................       ss. 6.03(a)
Requisite Response Period................................       ss. 6.08(d)
SEC......................................................       ss. 3.05(b)
Secondary Reserve Amount.................................       ss. 3.13(i)
SEC Reports..............................................       ss. 3.07(a)
Section 262..............................................       ss. 2.05(a)
Securities Act...........................................       ss. 3.07(a)
Shares...................................................       ss. 2.01(a)

                                       45
                                      A-49

Space Leases.............................................       ss. 3.13(b)
Stockholder Approval.....................................       ss. 3.19(b)
Subsidiary...............................................       ss. 3.01(a)
Superior Proposal........................................       ss. 6.04(f)(ii)
Surviving Company........................................       ss. 1.01
Tax or Taxes.............................................       ss. 3.15(k)(i)
Tax Returns..............................................       ss. 3.15(k)(ii)
Termination Expenses.....................................       ss. 8.03(d)(iii)
Termination Date.........................................       ss. 8.01
Third Party Flag Agreements..............................       ss. 3.13(g)
Title Policies...........................................       ss. 3.13(e)
Transactions.............................................       ss. 3.04
UFOCs....................................................       ss. 3.07(f)

      (c) When a reference is made in this Agreement to Sections, Schedules or
Exhibits, such reference shall be to a Section, Schedule or Exhibit of this
Agreement, respectively, unless otherwise indicated. Whenever the words
"include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof,"
"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a person are also to its permitted successors and assigns. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

      SECTION 9.04. SEVERABILITY. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

      SECTION 9.05. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Parent,
Merger Sub and the Company each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (a) no party makes, and has not made, any representations or warranties relating to itself or its businesses or otherwise in connection with the Transactions, (b)
no person has been authorized by any party to make any representation or warranty relating itself or its businesses or otherwise in connection with the
Transactions and, if made, such representation or warranty must not be relied upon as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any party or any of its Representatives are not and shall not be deemed to be or to include representations or warranties unless any such materials or information is the subject of any representation or warranty set forth in this Agreement.

      SECTION 9.06. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the
Confidentiality Agreement and the Guarantee constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may

                                       46
                                      A-50

assign all or any of their rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, PROVIDED, HOWEVER, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

      SECTION 9.07. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this
Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

      SECTION 9.08. REMEDIES; SPECIFIC PERFORMANCE. (a) Without limiting the right to receive any payment it may be entitled to receive under Section 8.03(e)
(including under Sections 2.06(d), 6.03(a) and 6.08(b)), the Company agrees that to the extent it has incurred losses or damages in connection with this
Agreement the maximum aggregate liability of Parent, Merger Sub and Guarantor for such losses or damages shall be limited to $27,000,000, and in no event shall the Company seek to recover any money damages in excess of such amount from Parent, Merger Sub or Guarantor or their respective Representatives and affiliates in connection therewith.

      (b) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed by the Company in accordance with the terms hereof and that, prior to the termination of this
Agreement pursuant to Section 8.01, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or
Merger Sub or to enforce specifically the terms and provisions of this Agreement and that the Company's sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Section 9.08(a) and 8.03(f); PROVIDED, HOWEVER, the Company shall be entitled to seek specific performance to prevent any breach by Parent or Merger Sub of Sections 6.03(b) and 6.08(c).

      SECTION 9.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Court of Chancery for the purpose of any
Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the
Transactions may not be enforced in or by the above-named court.

      SECTION 9.10. WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and
(b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

      SECTION 9.11. HEADINGS. The descriptive headings contained in this
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                                       47
                                      A-51

      SECTION 9.12. COUNTERPARTS. This Agreement may be executed and delivered
(including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                       48
                                      A-52

      IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       PRIME HOSPITALITY CORP.

                                       By:  /s/ A.F. Petrocelli
                                           -------------------------------------
                                           Name:  A.F. Petrocelli
                                           Title: President and Chief
                                                  Executive Officer

                                       BREP IV HOTELS HOLDING L.L.C.

                                       By:  /s/ Jonathan D. Gray
                                           -------------------------------------
                                           Name:  Jonathan D. Gray
                                           Title: Senior Managing Director and
                                                  Vice President

                                       BREP IV HOTELS ACQUISITION L.L.C.

                                       By:  /s/ Jonathan D. Gray
                                           -------------------------------------
                                           Name:  Jonathan D. Gray
                                           Title: Senior Managing Director and
                                                  Vice President

                                      A-53

                                                                         ANNEX B

                                VOTING AGREEMENT

          VOTING AGREEMENT, dated as of August 18, 2004 (this "AGREEMENT"), among BREP IV Hotels Holding L.L.C., a Delaware limited liability company
("PARENT"), A.F. Petrocelli ("PETROCELLI") and United Capital Corp., a Delaware
corporation ("UCC," and together with Petrocelli, the "STOCKHOLDERS").

          WHEREAS, concurrently herewith, Parent, BREP IV Hotels Acquisition
L.L.C., a Delaware limited liability company and a wholly owned subsidiary of
Parent ("MERGER SUB"), and Prime Hospitality Corp., a Delaware corporation (the
"COMPANY"), are entering into an Agreement and Plan of Merger (the "MERGER
AGREEMENT"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) the Company will merge with and into
Merger Sub (the "MERGER") and each outstanding share of common stock, par value
$0.01 per share, of the Company (the "COMMON STOCK") will be converted into the right to receive the Merger Consideration;

          WHEREAS, Petrocelli beneficially owns 45,000 Shares, excluding the UCC
Shares (as hereinafter defined) and Shares issuable upon conversion of employee stock options (the "PETROCELLI SHARES"), and UCC beneficially owns 3,539,697
Shares (the "UCC SHARES," and together with the Petrocelli Shares, the "OWNED
SHARES"), the Owned Shares, including any Shares acquired by either of the
Stockholders after the date hereof and prior to the termination hereof, whether upon exercise of options, warrants, conversion of other convertible securities or otherwise, are collectively referred to herein as the "COVERED SHARES";

          WHEREAS, in order to induce Parent to enter into the Merger Agreement and proceed with the Merger, Parent and the Stockholders are entering into this
Agreement; and

          WHEREAS, each of the Stockholders acknowledges that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and each of the Stockholders hereby agree as follows:

          1.  AGREEMENT TO VOTE.

          (a) Prior to any termination of this Agreement, subject to Section 7 hereof (in the case of Petrocelli), each of the Stockholders hereby agrees that it shall, and shall cause any other holder of record of any Covered Shares to, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, (i) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, (ii)
vote (or caused to be voted) in person or by proxy all Covered Shares in favor of the Merger and any other matters necessary for consummation of the
Transactions and (iii) vote (or cause to be voted) all Covered Shares against

                                      B-1

(A) any proposal for any recapitalization, reorganization, liquidation, merger, sale of assets or other business combination between the Company and any other person (other than the Merger) and (B) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the
Merger or any of the Transactions, any transactions contemplated by this
Agreement or result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement.

          (b) EACH OF THE STOCKHOLDERS HEREBY GRANTS TO, AND APPOINTS, PARENT,
EACH SENIOR MANAGING DIRECTOR OF PARENT AND THE SECRETARY OF PARENT, IN THEIR
RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT,
EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION
DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE
COVERED SHARES AS INDICATED IN CLAUSE (a) OF THIS SECTION 1. EACH OF THE
STOCKHOLDERS INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE)
AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH
OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND
HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY EACH STOCKHOLDER WITH RESPECT TO
THE COVERED SHARES.

          (c) Except as set forth in clause (a) of this Section 1, the
Stockholders shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the
Company. In addition, nothing in this Agreement shall give Parent the right to vote any Covered Shares in connection with the election of directors.

          2. NO INCONSISTENT AGREEMENTS. Each of the Stockholders hereby covenants and agrees that, except as contemplated by this Agreement, it (a) has not entered into, and shall not enter at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered
Shares and (b) has not granted, and shall not grant at any time while this
Agreement remains in effect, a proxy or power of attorney with respect to the
Covered Shares, in either case, which is inconsistent with its obligations pursuant to this Agreement.

          3. TERMINATION. This Agreement shall terminate upon the earliest of
(a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) written notice of termination of this
Agreement by Parent to the Stockholders, such date shall be referred to herein as the "TERMINATION DATE".

          4. REPRESENTATIONS AND WARRANTIES.

          (a) REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to the Stockholders as follows:

          (i) VALID EXISTENCE. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite limited liability company power and authority and all necessary governmental approvals to

                                       2
                                      B-2

     own, lease and operate its properties and to carry on its business as it is now being conducted.

          (ii) AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has all necessary limited liability company power and authority to execute and deliver this
     Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action, and no other limited liability company proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Parent and, assuming due authorization, execution and delivery by each of the Stockholders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

          (iii) NO CONFLICTS. Except for the applicable requirements of the
     Exchange Act (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of Parent for the execution and delivery of this
     Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (B) neither the execution and delivery of this
     Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (1) conflict with or violate the Certificate of Formation or
     Limited Liability Company Agreement (or similar organizational document) of
     Parent, (2) result in any breach or violation of, or constitute a default
     (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults that would not in the aggregate materially impair the ability of Parent to perform its obligations hereunder.

          (b) REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. The
Stockholders hereby severally (and not jointly) represent and warrant to Parent as follows:

          (i) OWNERSHIP OF SECURITIES. The Stockholders are the only beneficial owners and record holders of the Covered Shares, free and clear of Liens and the Stockholders have sole voting power and sole power of disposition with respect to all Covered Shares, with no restrictions, subject to applicable federal securities laws on their rights of disposition pertaining thereto (other than as created by this Agreement). As of the date hereof, Petrocelli does not own beneficially or of record any equity securities of the Company other than the Petrocelli Shares, the UCC Shares and 4,825,000 Shares issuable upon the exercise of stock options, including
     3,075,000 Shares issuable upon the exercise of currently exercisable stock options (collectively, the "Options") and UCC does not own beneficially or of record any equity securities of the Company other than the UCC Shares.
     Neither Stockholder has appointed or granted any proxy which is still in effect with respect to the Covered Shares.

                                       3
                                      B-3

          (ii) EXISTENCE, POWER; BINDING AGREEMENT. UCC is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
     Petrocelli has full power and authority to execute and deliver this
     Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Stockholders and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of each of the Stockholders, enforceable against each of Stockholders in accordance with its terms. If Petrocelli is married, and any of the Covered Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of,
     Petrocelli's spouse, enforceable in accordance with its terms.

          (iii) NO CONFLICTS. Except for the applicable requirements of the
     Exchange Act (A) no filing with, and no permit, authorization, consent or approval of, any state, federal or foreign governmental authority is necessary on the part of either of the Stockholders for the execution and delivery of this Agreement by either of the Stockholders and the consummation by either of the Stockholders of the transactions contemplated hereby and (B) the execution and delivery of this Agreement by the
     Stockholders or the consummation by the Stockholders of the transactions contemplated hereby or compliance by the Stockholders with any of the provisions hereof shall not (1) in case of UCC, violate any provision of its certificate of incorporation, bylaws or similar organizational documents, (2) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a
     Lien on any property or asset of either of the Stockholders pursuant to any
     Contract to which either of the Stockholders is a party or by which either of the Stockholders or any property or asset of either of the Stockholders is bound or affected or (3) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either of the Stockholders or any of its properties or assets, except in the case of (2) or (3) for violations, breaches or defaults that would not in the aggregate materially impair the ability of either of the Stockholders to perform its obligations hereunder.

          (iv) ACCREDITED INVESTOR. Each of the Stockholders is an "accredited investor" (as defined under the Securities Act) and a sophisticated investor, is capable of evaluating the merits and risks of its investments and has the capacity to protect its own interests.

          5. CERTAIN COVENANTS OF THE STOCKHOLDERS. Except in accordance with the terms of this Agreement, each of the Stockholders hereby severally (and not jointly) covenants and agrees as follows:

                                       4
                                      B-4

          (a) NO SOLICITATION. Prior to any termination of this Agreement, subject to Section 7 hereof (with respect to Petrocelli), each of the
Stockholders agrees that neither it nor any of its Representatives shall, directly or indirectly, solicit (including by way of furnishing information) any inquiries or the making of any proposal by any person or entity (other than
Parent or any affiliate of Parent) which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal. If either of the Stockholders receives a bona fide inquiry or proposal with respect to the sale of Shares, then such Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it.
Each of the Stockholders will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing.

          (b) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. Except as
set forth in Section 8 hereof (in the case of Petrocelli), each of the
Stockholders hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Covered Shares or Options, (ii)
grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iii) knowingly take any action that would make any representation or warranty of either of the Stockholders contained herein untrue or incorrect or have the effect of preventing or disabling either of the Stockholders from performing its obligations under this Agreement.

          (c) Each of the Stockholders agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new Shares acquired by such Stockholder, if any, after the date hereof (including, upon exercise of
Options).

          6. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall take such reasonable further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

          7. FIDUCIARY DUTIES. Notwithstanding anything in this Agreement to the contrary: (a) Petrocelli makes no agreement or understanding herein in any capacity other than in Petrocelli's capacity as a record holder and beneficial owner of Covered Shares, (b) nothing herein shall be construed to limit or affect any action or inaction by Petrocelli acting in his capacity as a director of the Company and in compliance with Section 6.04 of the Merger Agreement and
(c) Petrocelli shall have no liability to Parent or any of its affiliates under this Agreement or otherwise as a result of any action or inaction by Petrocelli in his capacity as a director of the Company and in compliance with Section 6.04 of the Merger Agreement.

          8. PERMITTED TRANSFERS. Notwithstanding anything in this Agreement to the contrary, Petrocelli may transfer any or all of the Petrocelli Shares, in accordance with provisions of applicable Law, to Petrocelli's spouse, ancestors, descendants or any trust (controlled by Petrocelli) for any of their benefit or to a charitable trust (controlled by Petrocelli); PROVIDED, HOWEVER, that, prior to and as a condition to the effectiveness of such transfer, each person to

                                       5
                                      B-5

which any of such Petrocelli Shares or any interest in any of such Petrocelli
Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such person shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with Parent to hold such Petrocelli Shares or interest in such
Petrocelli Shares subject to all of the terms and provisions of this Agreement.

          9. NO CONTROL. Nothing contained in this Agreement shall give Parent the right to control or direct the Company or the Company's operations.

          10.  AMENDMENT. This Agreement may be amended by the parties hereto;
PROVIDED, HOWEVER, that after the adoption of this Agreement and the
Transactions by the stockholders of the Company no amendment shall be made except as allowed under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          11. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the Stockholders and Parent contained herein shall not survive the closing of the transactions contemplated hereby and by the
Merger Agreement.

          12. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing in the English language and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail
(postage prepaid, return receipt requested) or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed. All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

          if to Parent:

                     c/o Blackstone Real Estate Partners IV L.P.
                     345 Park Avenue
                     New York, NY  10154
                     Facsimile No.:  (212) 583-5573
                     Attention: Jonathan D. Gray

          with a copy to:

                     Simpson Thacher & Bartlett LLP
                     425 Lexington Avenue
                     New York, New York  10017
                     Facsimile No.:  (212) 455-2502
                     Attention: Brian M. Stadler

                                       6
                                      B-6

          if to Petrocelli:

                     c/o United Capital Corp.
                     9 Park Place
                     Great Neck, New York 11021
                     Facsimile No.: (516) 829-4301
                     Attention: A.F. Petrocelli

          if to UCC:

                     United Capital Corp.
                     9 Park Place
                     Great Neck, New York 11021
                     Facsimile No:  (516) 829-4301
                     Attention:  Anthony J. Miceli

          13. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          14. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b)
shall not be assigned by operation of law or otherwise, except that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent; PROVIDED, HOWEVER, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          15. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          16. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the
Delaware Court of Chancery. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Court of Chancery for the purpose of any
Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or

                                       7
                                      B-7

immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this
Agreement or the transactions contemplated hereby may not be enforced in or by the above-named court. This Agreement does not involve less than $100,000, and the parties intend that 6 Del.C. ss.2708 shall apply to this Agreement.

          17. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          18. COUNTERPARTS. This Agreement may be executed and delivered
(including by facsimile transmission) in one or more counterpart, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       8
                                      B-8

          IN WITNESS WHEREOF, Parent and each Stockholder have caused to be executed or executed this Agreement as of the date first written above.

                                       BREP IV Hotels Holding L.L.C.

                                       /s/ Jonathan D. Gray
                                       -----------------------------------------
                                       Name:  Jonathan D. Gray
                                       Title: Senior Managing Director
                                              and Vice President

                                       A.F. Petrocelli

                                       /s/ A.F. Petrocelli
                                       -----------------------------------------
                                       A.F. Petrocelli

                                       UNITED CAPITAL CORP.

                                       /s/ Anthony J. Miceli
                                       -----------------------------------------
                                       Name:    Anthony J. Miceli
                                       Title:   Vice President

                                      B-9

                                                                         ANNEX C

 BEAR                                                    Bear, Steams & Co. Inc.
STEARNS                                                       383 Madison Avenue
                                                        New York, New York 10179
                                                                Tel 212-272-2000
                                                             www.bearstearns.com

August 18, 2004

The Board of
Directors Prime
Hospitality Corp. 700
Route 46 East
Fairfield, NJ 07004

Ladies and Gentlemen:

We understand  that Prime  Hospitality  Corp.  ("Prime"),  BREP N Hotels Holding
L.L.C.  ("Parent") and BREP N Hotels Acquisition L.L.C. ("Merger Sub"), a wholly owned  subsidiary  of Parent,  have entered into an Agreement and Plan of Merger dated as of August 18, 2004 (the  "Agreement"),  pursuant to which Prime will be merged with and into Merger Sub (the "Transaction").  Pursuant to the Agreement,
all of the issued and  outstanding  shares of the common stock,  par value $0.01 per share (the "Common Stock"),  of Prime will be converted,  subject to certain
exceptions,   into  the  right  to  receive   $12.25  per  share  in  cash  (the
"Consideration to be Received"). The terms and conditions of the Transaction are more fully set out in the Agreement.

You have asked us to render our  opinion as to whether the  Consideration  to be
Received is fair, from a financial point of view, to the public  shareholders of
Prime.

In the course of performing  our review and analyses for rendering this opinion, we have;

o     reviewed a draft of the Agreement dated August 17, 2004;

o     reviewed  Prime's  publicly  available  Annual Reports to Shareholders and
      Annual  Reports on Form 10-K for the years ended December 31, 2001 through
      2003,  its  publicly  available  Quarterly  Reports  on Form  10-Q for the periods  ended  March 31 and June 30,  2004,  and its  publicly  available
      Reports on Form 8-K for the three years ended the date hereof;

o     reviewed certain operating and financial  information  relating to Prime's business and  prospects,  including a budget dated August 12, 2004 for the year ended December 31, 2004 (the "Budget"),  all as prepared and provided to us by Prime's management;

o     met with certain  members of Prime's senior  management to discuss Prime's business, operations, historical financial results and future prospects;

o     reviewed the reported  historical  prices,  trading  multiples and trading volumes of the Common Stock;

o     reviewed publicly available  financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to
      Prime;

o     reviewed  the  terms  of  recent  transactions  (to  the  extent  publicly available)  involving  companies which we deemed  generally  comparable to
      Prime and the Transaction;

o     conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

                                      C-1

We have relied upon and assumed, without independent verification,  the accuracy and completeness of the financial and other  information  reviewed by us for the purposes of this opinion, including, without limitation, the financial and other information  provided to us by Prime.  With respect to Prime's  Budget,  we have relied  on  representations  that  it has  been  reasonably  prepared  on  bases reflecting  the best currently  available  estimates and judgments of the senior management of Prime as to the expected future  performance of Prime. We have not assumed  any  responsibility  for  the  independent  verification  of  any  such information or of the Budget provided to us, and we have further relied upon the assurances of the senior  management of Prime that they are unaware of any facts that  would  make the  information  and  Budget  provided  to us  incomplete  or misleading.

In arriving at our opinion,  we have not  performed or obtained any  independent appraisal of the assets or liabilities  (contingent or otherwise) of Prime,  nor have we been furnished with any such appraisals.  We have assumed that the final executed  Agreement will not materially differ from the draft Agreement reviewed by us. In addition,  we have assumed that the Transaction will be consummated in a timely  manner and in accordance  with the terms of the Agreement  without any limitations, restrictions,  conditions, amendments or modifications,  regulatory or otherwise, that collectively would have a material effect on Prime.

We have acted as a financial advisor to Prime in connection with the Transaction and will receive a customary fee for such  services,  a  substantial  portion of which is contingent on successful consummation of the Transaction.  Bear Stearns has been  previously  engaged  (and may in the  future be  engaged)  by Prime to provide certain  investment banking and financial advisory services for which we received (and may in the future receive)  customary fees. In the ordinary course of business,  Bear Steams and its  affiliates  may actively trade the equity and debt  securities  and/or bank debt of Prime and affiliates of Parent for our own account and for the account of our customers and,  accordingly,  may at any time hold a long or short  position  in such  securities  or bank debt.  Bear  Steams and/or its affiliates own limited  partnership  interests in certain  investment funds affiliated with Parent,  including Blackstone  Communications  Partners I,
LP,  Blackstone  Mezzanine  Fund,  LP,  Blackstone  Capital  Partners IV, LP and
Blackstone Real Estate  Partners IV, LP,  (collectively,  "Blackstone")  in each case  representing,  in the  aggregate,  less  than  2% of  such  interests.  In addition,  Bear Stearns and/or its affiliates have provided  investment  banking services to Parent and its affiliates, including Blackstone Real Estate Partners
IV  LP.  Such  services  have  included  various  advisory  services,  including
Blackstone's  acquisition of Extended Stay America,  Inc. and Homestead  Village
Incorporated and various equity, debt and mortgage related financings, including financing for Extended Stay America, Inc. and Homestead Village Incorporated, in
each case for which we have received customary fees.

It is  understood  that this letter is  intended  for the benefit and use of the
Board of Directors of Prime and it is not intended to confer  rights or remedies upon any other entity or person. It is also understood that this letter does not constitute a recommendation to the Board of Directors of Prime or any holders of
Common Stock as to how to vote in connection with the Transaction.  This opinion does not address Prime's underlying business decision to pursue the Transaction, the relative merits of the  Transaction as compared to any alternative  business strategies that might exist for Prime or the effects of any other transaction in which Prime might engage.  This letter is not to be used for any other  purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part,  without our prior written  consent;  provided,  however,  that this letter may be included in its entirety in any proxy  statement to be distributed to the holders of Common Stock in connection with the  Transaction.  Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on  economic,  market  and  other  conditions,  and the  information  made available to us, as of the date hereof.  Subsequent developments may affect this opinion and we assume no  responsibility  for  updating or revising  our opinion based on circumstances or events occurring after the date hereof.

                                      C-2

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be Received is fair, from a financial point of view, to the public shareholders of Prime.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:  /s/ Charles Edelman
     --------------------------------------
     Senior Managing Director

                                      C-3

                                                                         ANNEX D

                SECTION 262 OF THE GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE

SS. 262. APPRAISAL RIGHTS.

            (a) Any  stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand  pursuant  to  subsection  (d) of this section with respect to such  shares,  who  continuously  holds such shares through the  effective  date of the merger or  consolidation,  who has otherwise complied with  subsection (d) of this section and who has neither voted in favor of the merger or consolidation  nor consented thereto in writing pursuant to ss.
228 of this title shall be entitled to an  appraisal by the Court of Chancery of the fair  value of the  stockholder's  shares of stock  under the  circumstances described in subsections  (b) and (c) of this section.  As used in this section, the word "stockholder"  means a holder of record of stock in a stock corporation and also a member of record of a nonstock  corporation;  the words  "stock"  and
"share"  mean and  include  what is  ordinarily  meant by those  words  and also membership or membership interest of a member of a nonstock corporation; and the words  "depository  receipt"  mean a  receipt  or other  instrument  issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

            (b) Appraisal  rights shall be available for the shares of any class or series of stock of a constituent  corporation in a merger or consolidation to be effected  pursuant to ss. 251 (other than a merger  effected  pursuant to ss.
251(g) of this title),  ss. 252, ss. 254, ss. 257, ss.258, ss. 263 or ss. 264 of
this title:

            (1) Provided,  however,  that no appraisal rights under this section shall be available for the shares of any class or series of stock,  which stock, or depository receipts in respect thereof, at the record date fixed to determine the  stockholders  entitled  to receive  notice of and to vote at the meeting of stockholders to act upon the agreement of merger or  consolidation,  were either
(i) listed on a national  securities exchange or designated as a national market system security on an interdealer  quotation system by the National  Association of Securities  Dealers,  Inc. or (ii) held of record by more than 2,000 holders;
and further  provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require  for  its  approval  the  vote  of the  stockholders  of  the  surviving corporation as provided in subsection (f) of ss. 251 of this title.

            (2)  Notwithstanding  paragraph  (1) of this  subsection,  appraisal rights  under this  section  shall be  available  for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation  pursuant to ss.ss. 251,
252, 254, 257, 258, 263 and 264 of this title to accept for such stock  anything except:

            a. Shares of stock of the  corporation  surviving or resulting  from such merger or consolidation, or depository receipts in respect thereof;

            b. Shares of stock of any other corporation,  or depository receipts in respect  thereof,  which shares of stock (or  depository  receipts in respect thereof)  or  depository  receipts  at  the  effective  date  of the  merger  or consolidation  will be  either  listed  on a  national  securities  exchange  or designated as a national  market  system  security on an  interdealer  quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.  Cash in lieu  of  fractional  shares  or  fractional  depository receipts  described in the foregoing  subparagraphs a. and b. of this paragraph;
or

                                      D-1

            d. Any combination of the shares of stock,  depository  receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

            (3)  In  the  event  all  of  the  stock  of a  subsidiary  Delaware corporation  party to a merger effected under ss. 253 of this title is not owned by the parent  corporation  immediately  prior to the merger,  appraisal  rights shall be available for the shares of the subsidiary Delaware corporation.

            (c) Any corporation may provide in its certificate of  incorporation that  appraisal  rights under this section  shall be available for the shares of any class or series of its stock as a result of an amendment to its  certificate of  incorporation,  any merger or  consolidation  in which the  corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation.  If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

            (d) Appraisal rights shall be perfected as follows:

            (1) If a proposed merger or consolidation for which appraisal rights are provided  under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with  respect to shares for which  appraisal  rights are  available  pursuant to subsection (b) or (c) hereof that appraisal  rights are available for any or all of the shares of the constituent corporations,  and shall include in such notice a copy of this  section.  Each  stockholder  electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation,  a written demand for appraisal of such stockholder's  shares.  Such demand will be sufficient if it reasonably  informs the  corporation  of the identity of the  stockholder  and that the  stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or  consolidation  shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein  provided.  Within 10 days after the effective  date of such merger or
consolidation,   the  surviving  or  resulting  corporation  shall  notify  each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection  and  has not  voted  in  favor  of or  consented  to the  merger  or consolidation of the date that the merger or consolidation has become effective;
or

            (2) If the merger or consolidation  was approved pursuant to ss. 228 or ss. 253 of this  title,  then  either a  constituent  corporation  before the effective  date of the merger or  consolidation,  or the  surviving or resulting corporation  within 10 days thereafter,  shall notify each of the holders of any class or series of stock of such  constituent  corporation  who are  entitled to appraisal  rights  of the  approval  of the  merger  or  consolidation  and that appraisal  rights are available for any or all shares of such class or series of stock of such constituent  corporation,  and shall include in such notice a copy of this section.  Such notice may, and, if given on or after the effective  date of the merger or  consolidation,  shall,  also notify such  stockholders  of the effective  date of the merger or  consolidation.  Any  stockholder  entitled  to appraisal  rights may,  within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting  corporation  the appraisal of such holder's  shares.  Such demand will be sufficient if it reasonably  informs the  corporation  of the identity of the  stockholder  and that the  stockholder intends thereby to demand the appraisal of such holder's shares.  If such notice
did  not  notify   stockholders   of  the  effective   date  of  the  merger  or
consolidation,  either (i) each such constituent corporation shall send a second notice before the effective date of the merger or  consolidation  notifying each of the holders of any class or series of stock of such  constituent  corporation that are entitled to  appraisal  rights of the  effective  date of the merger or consolidation or (ii) the surviving or resulting  corporation  shall send such a second  notice to all such  holders on or within 10 days  after  such  effective date;  provided,  however,  that if such second notice is sent more than 20 days following the sending of the first notice,  such second notice need only be sent

                                      D-2

to each  stockholder  who is entitled to  appraisal  rights and who has demanded appraisal  of such  holder's  shares  in  accordance  with this  subsection.  An affidavit of the  secretary or assistant  secretary or of the transfer  agent of the corporation that is required to give either notice that such notice has been given  shall,  in the  absence of fraud,  be prima  facie  evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice,  each constituent  corporation may fix, in advance, a record date that  shall be not more  than 10 days  prior to the date the  notice  is  given, provided,  that if the  notice  is given on or after the  effective  date of the merger or  consolidation,  the record date shall be such  effective  date. If no record date is fixed and the notice is given prior to the  effective  date,  the record date shall be the close of business on the day next  preceding the day on which the notice is given.

            (e)  Within  120 days  after  the  effective  date of the  merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with  subsections  (a) and (d) hereof and who is otherwise  entitled to appraisal  rights,  may file a petition  in the Court of  Chancery  demanding  a
determination   of  the   value  of  the   stock   of  all  such   stockholders.
Notwithstanding  the  foregoing,  at any time within 60 days after the effective date of the merger or  consolidation,  any  stockholder  shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or  consolidation.  Within 120 days after the effective  date of the  merger  or  consolidation,  any  stockholder  who  has  complied  with  the requirements of subsections (a) and (d) hereof,  upon written request,  shall be entitled to receive from the corporation  surviving the merger or resulting from the  consolidation a statement  setting forth the aggregate number of shares not voted in favor of the merger or consolidation  and with respect to which demands for appraisal  have been  received and the  aggregate  number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting  corporation  or within 10 days after  expiration  of the period for  delivery  of demands  for  appraisal  under  subsection  (d) hereof, whichever is later.

            (f) Upon the filing of any such petition by a  stockholder,  service of a copy thereof  shall be made upon the  surviving  or resulting  corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list  containing the names and  addresses of all  stockholders  who have  demanded  payment for their shares and with whom  agreements  as to the value of their  shares have not been reached by the  surviving or  resulting  corporation.  If the petition  shall be filed  by  the  surviving  or  resulting  corporation,  the  petition  shall  be accompanied  by such a duly  verified  list.  The  Register in  Chancery,  if so ordered by the  Court,  shall  give  notice of the time and place  fixed for the hearing of such  petition by  registered  or certified  mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein  stated.  Such notice shall also be given by 1 or more  publications  at least  1  week  before  the  day of  the  hearing,  in a  newspaper  of  general circulation published in the City of Wilmington, Delaware or such publication as the Court deems  advisable.  The forms of the notices by mail and by publication shall be  approved  by the Court,  and the costs  thereof  shall be borne by the surviving or resulting corporation.

            (g) At the hearing on such petition,  the Court shall  determine the stockholders who have complied with this section and who have become entitled to appraisal  rights.  The Court may require the  stockholders who have demanded an appraisal for their shares and who hold stock  represented  by  certificates  to submit  their  certificates  of stock to the  Register in Chancery  for notation thereon of the pendency of the  appraisal  proceedings;  and if any  stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

            (h) After determining the stockholders entitled to an appraisal, the
Court shall appraise the shares,  determining  their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation,  together  with a fair rate of interest,  if any, to be paid upon the amount  determined to be the fair value. In determining such fair value, the
Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors,  including the rate of

                                      D-3

interest which the surviving or resulting  corporation  would have had to pay to borrow money  during the pendency of the  proceeding.  Upon  application  by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion,  permit discovery or other pretrial  proceedings and may proceed to trial upon the appraisal prior to the final  determination  of the  stockholder  entitled to an appraisal.  Any stockholder  whose name appears on the list filed by the  surviving or resulting corporation  pursuant to  subsection  (f) of this section and who has  submitted such stockholder's certificates of stock to the Register in Chancery, if such is required,  may  participate  fully  in  all  proceedings  until  it  is  finally determined that such  stockholder is not entitled to appraisal rights under this section.

            (i) The Court  shall  direct  the  payment  of the fair value of the
shares,   together  with  interest,  if  any,  by  the  surviving  or  resulting corporation  to the  stockholders  entitled  thereto.  Interest may be simple or compound,  as the  Court  may  direct.  Payment  shall  be so made to each  such stockholder,  in the case of holders of uncertificated stock forthwith,  and the case of holders of shares  represented by certificates upon the surrender to the corporation of the certificates  representing such stock. The Court's decree may be enforced as other  decrees in the Court of Chancery may be enforced,  whether such surviving or resulting corporation be a corporation of this State or of any state.

            (j) The costs of the  proceeding  may be determined by the Court and taxed upon the parties as the Court deems equitable in the  circumstances.  Upon application  of a  stockholder,  the Court  may  order  all or a portion  of the
expenses   incurred  by  any   stockholder  in  connection  with  the  appraisal
proceeding,  including,  without limitation,  reasonable attorney's fees and the fees and  expenses of experts,  to be charged pro rata  against the value of all the shares entitled to an appraisal.

            (k)  From  and  after   the   effective   date  of  the   merger  or
consolidation,  no stockholder who has demanded  appraisal rights as provided in subsection  (d) of this  section  shall be  entitled  to vote such stock for any purpose or to receive payment of dividends or other  distributions  on the stock
(except dividends or other distributions  payable to stockholders of record at a date  which is prior to the  effective  date of the  merger  or  consolidation);
provided,  however,  that if no petition for an appraisal  shall be filed within the time provided in  subsection  (e) of this  section,  or if such  stockholder shall deliver to the surviving or resulting  corporation a written withdrawal of such  stockholder's  demand for an appraisal  and an acceptance of the merger or consolidation,  either within 60 days after the effective  date of the merger or consolidation  as provided in subsection (e) of this section or thereafter  with the written approval of the  corporation,  then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery  shall be dismissed as to any  stockholder  without the approval of the Court,  and such approval may be conditioned  upon such terms as the Court deems just.

            (l) The shares of the  surviving or resulting  corporation  to which the shares of such  objecting  stockholders  would have been  converted had they assented to the merger or consolidation  shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      D-4

                             PRIME HOSPITALITY CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     for the Special Meeting of Stockholders on _________, 2004, at 10 a.m.

     P    The undersigned hereby appoints A.F.  Petrocelli or Richard Szymanski,
     R    or either of them,  each with full  power of  substitution,  to act as
     O    proxies for the undersigned, and to vote all shares of Common Stock of
     X    Prime  Hospitality Corp. (the "Company") that the undersigned would be
     Y    entitled  to vote if  personally  present  at the  Special  Meeting of
          Stockholders  of the  Company to be held on  __________,  2004,  at 10
          a.m., Eastern Standard Time, at _______________________, ________, and
          at any and all postponements or adjournments thereof as follows:

          THIS  PROXY IS  REVOCABLE  AND WILL BE  VOTED AS  DIRECTED,  BUT IF NO
          INSTRUCTIONS ARE SPECIFIED,  THIS PROXY WILL BE VOTED FOR THE PROPOSAL
          TO ADOPT THE  AGREEMENT  AND PLAN OF  MERGER,  DATED AS OF AUGUST  18,
          2004, BY AND AMONG THE COMPANY, BREP IV HOTELS HOLDING L.L.C. AND BREP
          IV  HOTELS  ACQUISITION  L.L.C.  IF ANY  OTHER  BUSINESS  IS  PROPERLY
          PRESENTED  AT THE  SPECIAL  MEETING,  INCLUDING A MOTION TO ADJOURN OR
          POSTPONE THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING  ADDITIONAL
          PROXIES,  THIS  PROXY  WILL BE VOTED BY THOSE  NAMED IN THIS  PROXY AT
          THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF
          NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

                             YOUR VOTE IS IMPORTANT!

            PLEASE MARK, SIGN, DATE, AND MAIL THE PROXY CARD PROMPTLY

                          USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side)

                                                                SEE REVERSE SIDE

================================================================================

                       TO VOTE BY MAIL, PLEASE DETACH HERE

================================================================================
     X   VOTES MUST BE               THE BOARD RECOMMENDS A VOTE "FOR" ITEM 1.
         INDICATED (X) IN
         BLACK OR BLUE INK

THE    BOARD   OF    DIRECTORS         I PLAN TO ATTEND THE SPECIAL MEETING. |_|
RECOMMENDS   A  VOTE  FOR  THE
PROPOSAL    TO    ADOPT    THE
AGREEMENT  AND PLAN OF MERGER,               TO CHANGE YOUR ADDRESS, PLEASE MARK
DATED AS OF AUGUST  18,  2004,                                     THIS BOX. |_|
BY AND AMONG THE COMPANY, BREP
IV HOTELS HOLDING  L.L.C.  AND
BREP  IV  HOTELS   ACQUISITION
L.L.C.

1. To adopt the Agreement and Plan     FOR  AGAINST ABSTAIN  WHERE NO  VOTING
   of Merger, dated as of August 18,   |_|   |_|      |_|    INSTRUCTIONS ARE
   2004, by and among the Company,                           GIVEN, THE SHARES
   BREP IV Hotels Holding L.L.C. and                         REPRESENTED BY THIS
   BREP IV Hotels Acquisition L.L.C.                         PROXY WILL BE VOTED
                                                             FOR ITEM 1.

2. If  any  other   matter  is
   properly  presented  at the
   Special Meeting, this proxy
   when properly executed will
   be voted by those  named in
   this    proxy    in   their
   discretion.

   Each   signatory   to  this                             Date:            2004
   proxy acknowledges  receipt                                  -----------
   from the  Company  prior to
   execution  of this proxy of
   a Notice of Special Meeting
   of Stockholders and a proxy
   statement  dated  September
   ___, 2004.

                                                          ======================
                                                          Share Owner sign here

                                                          ======================
                                                          Co-owner sign here

                                             IMPORTANT:  Please sign  exactly as
                                             your  name or names  appear on this
                                             proxy.   Where   shares   are  held
                                             jointly,  both  holders  must sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such.  If
                                             holder is a corporation, execute in
                                             full  corporate  name by authorized
                                             officer,   giving  full  title.  If
                                             holder  is  a  partnership,  please
                                             sign  in full  partnership  name by
                                             authorized   person,   giving  full
                                             title.

    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

================================================================================

                       TO VOTE BY MAIL, PLEASE DETACH HERE

================================================================================